As filed with the Securities and Exchange Commission on ______, 2008


                                                Commission File No. 333-144879

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1

                                 AMENDMENT NO. 3


                          Registration Statement Under
                           THE SECURITIES ACT OF 1933


                       WHISPERING OAKS INTERNATIONAL, INC.
               (Exact name of registrant as specified in charter)

    Texas                             2831                     75-2742601
-----------------------         ------------------------    ------------------
(State or other jurisdiction    (Primary Standard Classi-      (IRS Employer
  of incorporation)               fication Code Number)         I.D. Number)

                           7080 River Road, Suite 215
                       Richmond, British Columbia, V6X 1X5
                                 (604) 207-9150
                -----------------------------------------------
         (Address and telephone number of principal executive offices)

                           7080 River Road, Suite 215
                       Richmond, British Columbia, V6X 1X5
                  -------------------------------------------
(Address of principal place of business or intended principal place of business)

                                Dr. Ricardo Moro
                           7080 River Road, Suite 215
                       Richmond, British Columbia, V6X 1X5
                                 (604) 207-9150
                -----------------------------------------------
           (Name, address and telephone number of agent for service)

     Copies of all communications, including all communications sent to the agent for service, should be sent to:

                              William T. Hart, Esq.
                               Hart & Trinen, LLP
                             1624 Washington Street
                             Denver, Colorado 80203
                                 (303) 839-0061

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act
of 1933, check the following box     [X].

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

      Large accelerated filer [ ]      Accelerated filer [ ]

      Non-accelerated filer [ ]        Smaller reporting company [X]

                        CALCULATION OF REGISTRATION FEE

Title of each                        Proposed      Proposed
 Class of                            Maximum       Maximum
Securities            Securities     Offering      Aggregate      Amount of
   to be                to be        Price Per     Offering     Registration
Registered            Registered     Share (1)      Price           Fee
----------            ----------     ---------     -------     --------------

Common stock (2)      10,498,533       $0.60      $6,299,120        $194



(1)  Offering price computed in accordance with Rule 457 (c).
(2)  Shares of common stock offered by selling shareholders

      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
                       WHISPERING OAKS INTERNATIONAL, INC.
                                      d/b/a
                                 BIOCUREX, INC.

                        10,498,533 Shares of Common Stock

       By means of this prospectus five persons are offering to sell shares of the common stock of Biocurex, Inc., which shares may be issued upon the conversion of notes sold by Biocurex as well as shares of common stock issuable upon the exercise of Biocurex's warrants. The actual number of shares issuable upon the conversion of the notes or upon the exercise of the warrants may increase as the result of future sales of Biocurex's common stock at prices below either the note conversion price or warrant exercise price, as the case may be. See "Description of Securities" for information concerning the terms of the notes and the warrants. The selling shareholders may be considered "underwriters" as that term is defined in the Securities Act of 1933.

      By means of this prospectus Biocurex may also issue shares of its common stock to the holders of the notes as payment of interest or principal. The actual number of shares which may be issued as payment of interest or principal will depend upon the amount Biocurex elects to pay with shares of its common stock and the future market price of Biocurex's common stock.

      The registration statement of which this prospectus is a part, does not cover the resale of any additional shares of Biocurex's common stock beyond the 10,498,533 shares stated in this prospectus. If Biocurex needs to issue more than 10,498,533 shares to the holders of the notes and warrants due to changes in the conversion price of the notes, the exercise price of the warrants or the market price of its common stock, Biocurex will need to file a new registration statement with the Securities and Exchange Commission.

      Biocurex will not receive any proceeds from the sale of the common stock by the selling stockholders. Biocurex will pay for the expenses of this offering.


      The common stock of Biocurex is traded on the OTC Bulletin Board under the symbol "BOCX". On January 31, 2008 the closing price of Biocurex's common stock was $0.68.


      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

      THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. FOR A DESCRIPTION OF CERTAIN IMPORTANT FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "RISK FACTORS" BEGINNING ON PAGE __ OF THIS PROSPECTUS.




               The date of this prospectus is __________, 2008

                               PROSPECTUS SUMMARY

      Whispering Oaks International, Inc., which conducts business under the name "Biocurex", is a development-stage company which owns proprietary technology relating to the RECAF(TM) marker, which can be used in blood and tissue tests to determine if a patient has cancer. These tests can also be used on a regular basis for the early detection of recurring cancer, thereby allowing a more effective treatment of cancer patients. The RECAF(TM) marker has been found in all tissues studied, including breast, lung, stomach and prostate.

Using its technology Biocurex:

o has developed a cancer detection kit for tissues (Histo-RECAF(TM)) which stains cancer cells thereby allowing a pathologist to easily see the cancer cells with the use of a microscope;

o has developed the Cryo-RECAF(TM) diagnostic kit which can be used by pathologists as an aid in determining whether cancer cells are benign or malignant during surgery; and

o is working on the development of a screening assay which can detect multiple cancers from a blood (serum) sample.

      The FDA, in its device listing database, shows the Histo-RECAF(TM) kit as a Class I medical device. As a Class I medical device the Histo-RECAF(TM) kits may be sold in the United States as a staining test which can be used as an adjunct to standard light microscopy staining methods to aid in the identification of cancer in breast and axillary node tissues. Biocurex has not applied to any regulatory authority for permission to sell the Cryo-RECAF(TM) kit on a commercial basis.

      Due to the costs involved in manufacturing and marketing, Biocurex plans to license the Histo-RECAF(TM) and Cryo-RECAF(TM) kits to third parties. As of the date of this prospectus Biocurex had not sold any Histo-RECAF(TM) or Cryo-RECAF(TM) test kits, did not have any test kits in inventory and had not licensed the technology pertaining to these test kits to any third parties.

      In late March 2005 Biocurex signed an agreement with Abbott Laboratories. Under terms of the licensing agreement, Abbott obtained worldwide, semi-exclusive rights to commercialize products using Biocurex's serum RECAF assay technology. The agreement with Abbott is semi-exclusive and Biocurex plans to license its cancer diagnostic technology to other pharmaceutical companies.


      The offices of Biocurex are located at 7080 River Road, Suite 215, Richmond, British Columbia, V6X 1X5. The telephone number of Biocurex is (604) 207-9150 and its fax number is (604) 207-9165.


      Biocurex's website address is www.biocurex.com.

THE OFFERING

      By means of this prospectus shareholders of Biocurex are offering to sell shares of Biocurex's common stock which shares may be issued upon the conversion of notes sold by Biocurex as well as shares of common stock issuable upon the exercise of warrants. The actual number of shares issuable upon the conversion of the notes or upon the exercise of the warrants may increase as the result of future sales of Biocurex's common stock at prices below either the note conversion price or warrant exercise price, as the case may be. See "Description of Securities" for information concerning the terms of the notes and the warrants. The selling shareholders may be considered "underwriters" as that term is defined in the Securities Act of 1933.

      By means of this prospectus Biocurex may also issue shares of its common stock to the holders of the notes as payment of interest and principal.


      As of January 15, 2008, Biocurex had 42,143,275 outstanding shares of common stock. The number of outstanding shares does not give effect to shares which may be issued upon the conversion of the notes held by the selling shareholders, as payment of interest or principal on the notes, upon the exercise of warrants or upon the exercise of other outstanding warrants or options. See "Comparative Share Data".


Use of Proceeds

      Biocurex will not receive any proceeds from the sale of the shares by the selling shareholders. However, Biocurex will receive proceeds from the exercise of warrants. Biocurex expects to use substantially all the net proceeds for general and administrative expenses, research and clinical trials.

Risk Factors

      The purchase of the securities offered by this prospectus involves a high degree of risk. Risk factors include the lack of revenues and history of loss, need for additional capital and need for FDA approval. See the "Risk Factors" section of this prospectus for additional Risk Factors.

                                  RISK FACTORS

      The securities being offered hereby are highly speculative and prospective investors should consider, among others, the following factors related to the business, operations and financial position of Biocurex. If any of the risks discussed below materialize, Biocurex's common stock could decline in value or become worthless.

RISKS RELATED TO BIOCUREX


Since Biocurex has limited operations, a history of losses and may never be profitable, the shares offered by this prospectus may never have any value. Biocurex has never earned a profit. As of September 30, 2007 Biocurex's accumulated deficit was $(11,537,679). Biocurex expects to incur additional losses for an indefinite period. As of the date of this prospectus, Biocurex was not receiving any revenues from the sale of its Histo-RECAF kit or any other products which it was developing. No assurance can be given that Biocurex's products can be manufactured and marketed successfully, or that Biocurex will ever earn a profit.


If Biocurex is unable to raise additional capital, Biocurex may be unable to continue operating. To raise additional capital Biocurex will most likely sell shares of its common stock or securities convertible into common stock. The issuance of additional shares will have a dilutive impact on other stockholders and could have a negative effect on the market price of Biocurex's common stock.

      By means of this prospectus a number of Biocurex shareholders are offering to sell shares of Biocurex's common stock. Biocurex will not receive any proceeds from the sale of the shares offered by the selling shareholders.

      Clinical and other studies necessary to obtain approval of Biocurex's products can be time consuming and costly, especially in the United States, but also in foreign countries. The different steps necessary to obtain regulatory approval, especially that of the Food and Drug Administration, involve significant costs. In addition, Biocurex's estimates of the costs associated with its proposed research, development and marketing activities may be substantially lower than the actual costs of these activities. Biocurex will need additional capital in order to fund the costs of future studies, related research, and general and administrative expenses.

      Biocurex may be forced to delay or postpone research, development and marketing expenditures if Biocurex is unable to secure adequate sources of funds. Biocurex may not be able to obtain any additional funding which it may require. As of the date of this prospectus Biocurex did not have any agreements or commitments from any source to provide additional capital.

      In their audit report on the December 31, 2006 financial statements, Biocurex's auditors expressed substantial doubt as to the Company's ability to continue as a going concern.

Any failure to obtain or any delay in obtaining required regulatory approvals may adversely affect the ability of Biocurex to successfully license its products or any products it may develop.

      The FDA, in its device listing database, shows the Histo-RECAF(TM) kit as a Class I medical device. As a Class I medical device the Histo-RECAF(TM) kits may be sold in the United States as a staining test which can be used as an adjunct to standard light microscopy staining methods to aid in the identification of cancer in breast and axillary node tissues. Biocurex has not applied to any regulatory authority for permission to sell the Cryo-RECAF(TM) kit on a commercial basis.

     The testing, manufacturing, and/or marketing of Biocurex's cancer detection kits will be subject to regulation by numerous governmental authorities in the United States and in other countries, including, but not limited to, the FDA. Among other requirements, FDA approval of the processes and facilities used to manufacture its cancer detection kits will be required before any of these kits may be marketed in the United States. The process required by European regulatory authorities before Biocurex's cancer detection kits can be marketed in Europe are similar to those in the United States. As with the FDA review process, there are numerous risks associated with the review of medical devices by foreign regulatory agencies. Additional data may be requested by foreign regulatory agencies to demonstrate the clinical safety and efficacy of a product, or to confirm the comparable performance of materials produced by a changed manufacturing process or at a changed manufacturing site

      Biocurex's research and development efforts have lately focused on the development of a screening assay which can detect multiple cancers from a blood (serum) sample. Biocurex's serum-based screening assay has not been approved by the FDA. Although the FDA approval is only required for the United States market, Biocurex believes FDA approval will add credibility when negotiating with overseas distributors. In order to obtain FDA approval of a product it must be demonstrated to the satisfaction of the FDA that the product is safe and effective for its intended uses and that the product can be manufactured with procedures that conform to the FDA's regulations, which must be followed at all times. The process of obtaining FDA approvals can be costly, time consuming, and subject to unanticipated delay. Approvals may not be granted for any product developed by Biocurex.

      In addition to delays in review and approval of Biocurex's serum-based screening assay (assuming this product can be successfully developed), delays or rejection may also be encountered based upon changes in applicable law or regulatory policy during the period of regulatory review. Any failure to obtain, or any delay in obtaining FDA approvals would adversely affect the ability of Biocurex to license its serum-based screening assay. Moreover, even if FDA approval is granted, such approval may include significant limitations on indicated uses for which the product could be marketed.

      Both before and after approval is obtained, a product and its manufacturer are subject to comprehensive regulatory oversight. Violations of regulatory requirements at any stage, may result in adverse consequences, including the FDA's delay in approving or refusal to approve a product, withdrawal of an approved product from the market, and/or the imposition of criminal penalties against the manufacturer. In addition, later discovery of previously unknown problems relating to a marketed product may result in restrictions on such product or manufacturer including withdrawal of the product from the market.

Biocurex may not achieve or maintain a competitive position in its industry and future technological developments may result in Biocurex's proprietary technologies becoming uneconomical or obsolete. The field in which Biocurex is involved is undergoing rapid and significant technological change. The successful marketing of Biocurex's cancer detection kit will depend on its ability to be in the technological forefront of this field. There can be no assurance that Biocurex will achieve or maintain such a competitive position or that other technological developments will not cause Biocurex's proprietary technologies to become uneconomical or obsolete.

Biocurex's patents might not protect its technology from competitors. Certain aspects of Biocurex's technologies are covered by a U.S. patent and a number of foreign patents. In addition, Biocurex has a number of patent applications pending in foreign countries. There is no assurance that the applications still pending or which may be filed in the future will result in the issuance of any patents. Furthermore, there is no assurance as to the breadth and degree of protection any issued patents might afford Biocurex. Disputes may arise between Biocurex and others as to the scope, validity and ownership rights of these or other patents. Any defense of the patents could prove costly and time consuming and there can be no assurance that Biocurex will be in a position, or will deem it advisable, to carry on such a defense. Other private and public concerns may have filed applications for, or may have been issued, patents and are expected to obtain additional patents and other proprietary rights to technology potentially useful or necessary to Biocurex. The scope and validity of any of these patents, if any, are presently unknown.

Biocurex is dependent for its success on the continued availability of its officers and the loss of management and scientific personnel could adversely affect Biocurex. Biocurex does not have any employment agreements with any of its officers. Accordingly, any of these officers, all of whom have medical backgrounds, may resign at any time.

Biocurex is dependent on the continued availability of research and development services provided by Pacific BioSciences Research Centre and the loss of these services could adversely affect Biocurex. Pacific BioSciences Research Centre conducts substantially all research relating to the technology under development by Biocurex. Pacific BioSciences Research Centre is owned 100% by Dr. Ricardo Moro, officer an officer and director of Biocurex. If Pacific BioSciences Research Centre discontinues these services, Biocurex may be unable to find another firm with the same expertise in the technology under development by Biocurex, in which case the ability of Biocurex to develop its technology would be impaired.

Future transactions between Biocurex and its officers and directors may not be on terms as favorable as Biocurex could obtain in similar transactions with persons who do not have any relationship with Biocurex. As explained in the section of this prospectus entitled "Management", Biocurex has in the past issued shares of its common stock, as well as options and warrants to its officers and directors. Pacific BioSciences Research Centre, which is owned by Dr. Ricardo Moro, conducts the research relating to the technology under development by Biocurex. Dr. Moro, in his capacities as an officer and director of both Biocurex and Pacific BioSciences, is in a position to both approve the nature of the research conducted by Pacific BioSciences and to control the cost of the research.

      In addition, the directors of Biocurex approve their own compensation since decisions regarding compensation to be paid to the officers and directors of Biocurex are made by the directors by resolutions adopted by unanimous written consent. Biocurex does not have any policy which limits the amount of compensation paid to its officers.

      The terms relating to the issuance of the shares, options and warrants, the amounts paid to Pacific Biosciences, and the compensation paid to Biocurex's officers were determined by the officers and directors who control Biocurex and who may have benefited if the terms of these transactions were not as favorable as those which Biocurex could have obtained from unrelated third parties.

      To the extent that Biocurex has future transactions with its officers or directors, it is possible that the terms of any future transactions may be more favorable to the officers or directors than Biocurex.

RISKS RELATED TO THIS OFFERING

Shares issuable upon the conversion of the notes held by the selling shareholders, the payment of interest or principal on the notes, upon the exercise of the warrants, or upon the exercise of other outstanding options and warrants, may substantially increase the number of shares available for sale in the public market and may depress the price of Biocurex's common stock.


      Biocurex had outstanding convertible notes, options and warrants which as of January 15, 2008 allowed the holders to acquire a substantial number of additional shares of its common stock. Until the options and warrants expire, or the convertible notes are paid, the holders will have an opportunity to profit from any increase in the market price of Biocurex's common stock without assuming the risks of ownership. Holders of convertible notes, options and warrants may convert or exercise these securities at a time when Biocurex could obtain additional capital on terms more favorable than those provided by the notes, options or warrants. The conversion of the notes or the exercise of the options and warrants will dilute the voting interest of the owners of presently outstanding shares by adding a substantial number of additional shares of Biocurex's common stock.


      Biocurex has filed, or plans to file, registration statements with the Securities and Exchange Commission so that substantially all of the shares of common stock which are issuable upon the exercise of outstanding options and warrants, or upon the conversion of notes, may be sold in the public market. The sale of common stock issued or issuable upon the exercise or conversion of the securities described above, or the perception that such sales could occur, may adversely affect the market price of Biocurex's common stock.

      The issuance or even the potential issuance of shares upon exercise of the options or warrants will have a dilutive impact on other stockholders and could have a negative effect on the market price of Biocurex's common stock.

Since the market price for Biocurex's common stock is volatile, investors in this offering may not be able to sell any of Biocurex's shares at a profit.

     The market price of Biocurex's common stock, as well as the securities of other biopharmaceutical and biotechnology companies, have historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. Factors such as fluctuations in Biocurex's operating results, announcements of technological innovations or new products by Biocurex or its competitors, governmental regulation, developments in patent or other proprietary rights, public concern as to the safety of products developed by Biocurex or other biotechnology and pharmaceutical companies, and general market conditions may have a significant effect on the future market price of Biocurex's common stock.

There is, at present, only a limited market for Biocurex's common stock and there is no assurance that this market will continue. Trades of Biocurex's common stock are subject to Rule 15g-9 of the Securities and Exchange Commission, which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The Securities and Exchange Commission also has rules that regulate broker/dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. These disclosure requirements have the effect of reducing the level of trading activity in the secondary market for Biocurex's common stock. As a result of the foregoing, investors may find it difficult to sell their shares.

                           FORWARD LOOKING STATEMENTS

     This prospectus contains various forward-looking statements that are based on beliefs as well as assumptions made by and information currently available to Biocurex. When used in this prospectus, the words "believe", "expect", "anticipate", "estimate" and similar expressions are intended to identify forward-looking statements. These statements may include statements regarding seeking business opportunities, payment of operating expenses, and the like, and are subject to certain risks, uncertainties and assumptions which could cause actual results to differ materially from projections or estimates. Factors which could cause actual results to differ materially are discussed at length under the heading "Risk Factors". Should one or more of the enumerated risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Investors should not place undue reliance on forward-looking statements, all of which speak only as of the date made.

                             COMPARATIVE SHARE DATA

                                                         Number of      Note
                                                          Shares     Reference


Shares outstanding as of January 15, 2008:              41,605,935


Shares to be sold in this Offering:

  Shares issuable upon conversion of notes or as
    payment of principal on the notes                    5,000,000        A
  Shares issuable upon exercise of warrants              3,500,000        A
  Shares issuable as payment of interest on the notes    1,061,033        A
  Shares issuable upon exercise of warrants issued
    to consultants                                         937,500        B


Other Shares Which May Be Issued:


      The following table lists additional shares of Biocurex's common stock which may be issued as of January 15, 2008 as the result of the exercise of other outstanding options or warrants issued by Biocurex:

                                                         Number of       Note
                                                          Shares      Reference

   Shares issuable upon exercise of Non-Qualified
   Stock options granted to officers, directors,
   employees and consultants.                            3,790,000        C

   Shares issuable upon exercise of warrants granted
   to Biocurex's officers, directors, employees,
   financial consultants and private investors           8,413,439        D

   Shares issuable upon conversion of notes              1,075,715        E

   Shares issuable upon exercise of warrants issued to
   note holders                                          3,940,326        E

A. On June 29, 2007, Biocurex sold convertible notes, plus warrants, to private investors for $3,000,000. The notes are due and payable on June 29, 2010 and are secured by substantially all of Biocurex's assets. At the holder's option the notes are convertible into shares of Biocurex's common stock at a conversion price of $0.60.

      The warrants allow the holders to purchase up to 3,500,000 shares of Biocurex's common stock at a price of $0.60 per share at any time prior to June 29, 2012.

      In the event the closing price of Biocurex's common stock is $1.20 or greater for ten consecutive trading days, the selling shareholders will be required to exercise the warrants relating to the 3,500,000 shares of Biocurex's common stock. Following the exercise of the warrants, Biocurex will issue to the selling shareholders new warrants, which will entitle the selling shareholders to purchase 1,750,000 shares of Biocurex's common stock. The new warrants will be exercisable at a price of $1.20 per share at any time prior to the later of June 25, 2012 or three years from the date the new warrants are issued.

      The actual number of shares issuable upon the conversion of the notes or upon the exercise of the warrants may increase as the result of future sales of Biocurex's common stock at prices below either the note conversion price or warrant exercise price, as the case may be.

      At Biocurex's election, and under certain conditions, Biocurex may use shares of its common stock to make interest or principal payments on the notes. The actual number of shares which may be issued as payment of interest or principal may increase if the price of Biocurex's common stock is below the then applicable conversion price of the notes.

      To the extent Biocurex uses its shares to make principal payments on the notes, the number of shares which may be issued upon the conversion of the notes may be less due to the reduction in the outstanding principal balance of the notes.

      The actual number of shares which will ultimately be issued upon the payment or conversion of the notes and the exercise of the warrants (if any) will vary depending upon a number of factors, including the price at which Biocurex sells any additional shares of its common stock prior to the date the notes are paid or converted or the date the warrants are exercised or expire. See "Description of Securities" for more detailed information concerning the notes and warrants.

      The registration statement of which this prospectus is a part, does not cover the resale of any additional shares of Biocurex's common stock beyond the 10,498,533 shares stated in this prospectus. If Biocurex needs to issue more than 10,498,533 shares to the holders of the notes and warrants due to changes in the conversion price of the notes, the exercise price of the warrants or the market price of its common stock, Biocurex will need to file a new registration statement with the Securities and Exchange Commission.

B. Pursuant to the terms of a consulting agreement with J.P. Turner & Company, Biocurex, for its services in connection with the sale of notes and warrants, issued J.P. Turner warrants to purchase 937,500 shares of Biocurex's common stock. Warrants to purchase 187,500 shares are exercisable at a price of $0.01 per share and warrants to purchase 750,000 shares are exercisable at a price of $0.60 per share. The warrants expire on June 30, 2012. J.P. Turner subsequently assigned 234,375 warrants to Patrick Power and 234,375 warrants to Michael Rose, both employees of J.P. Turner.

C. Options are exercisable at prices between $0.001 and $0.75 per share and expire at various dates between December 2007 and February 2010.

D. Warrants in this category were not granted pursuant to Biocurex's Non-Qualified Stock Option Plan. The warrants are exercisable at prices between $0.12 and $2.00 per share and expire between August 2007 and July 2011.

E. During 2003 Biocurex sold convertible notes in the principal amount of $529,813 to six private investors. The notes bear interest at 5% per year and are due and payable five years from the respective dates of the notes. Each note may, at the option of the holder, be converted at any time into shares of Biocurex's common stock. The number of shares to be issued upon the conversion of any note is equal in number to the amount determined by dividing the principal amount to be converted by the Conversion Price. The Conversion Price was separately negotiated for each note and ranges between $0.05 and $0.23 and was based upon the market price of Biocurex's common stock on the date the notes were sold. As of March 15, 2007 one note in the principal amount of $53,000 had been repaid and four notes in the principal amount of $281,915 had been converted into 2,123,634 shares of Biocurex's common stock. If all remaining notes were converted Biocurex would be obligated to issue an additional 1,075,715 shares of common stock. The note holders also received warrants to collectively purchase 2,434,088 shares of Biocurex's common stock at prices between $0.08 and $0.38 per share. The warrants expire at various dates between January 17, 2005 and November 11, 2008. As of March 15, 2007 warrants to purchase 1,693,111 shares had been exercised. For every share issued upon conversion the note holders are entitled to receive new warrants to purchase one additional share of common stock at prices between $0.055 and $0.176 per share. The new warrants expire at various dates in 2011. Warrants for 2,123,634 shares were issued when notes in the principal amount of $281,915 were converted. If all remaining notes were converted, Biocurex would be obligated to issue warrants which would allow the holders to purchase 1,075,715 additional shares of Biocurex's common stock.

                            MARKET FOR COMMON STOCK.

      Between April 2004 and August 21, 2006 Biocurex's common stock traded in over-the-counter market which is sometimes referred to as the "pink sheets". On August 22, 2006 Biocurex's common stock was relisted on the OTC Bulletin Board under the symbol "BOCX".

      Shown below is the range of high and low quotations for Biocurex's common stock for the periods indicated as reported by the National Association of Securities Dealers, Inc. The market quotations reflect inter-dealer prices, without retail mark-up, markdown or commissions and may not necessarily represent actual transactions.

         Quarter Ending                High             Low

           3/31/05                     $1.80           $1.40
           6/30/05                     $1.03           $1.01
           9/30/05                     $0.90           $0.85
          12/31/05                     $0.89           $0.86

           3/31/06                     $0.73           $0.70
           6/30/06                     $0.85           $0.72
           9/30/06                     $0.70           $0.65
          12/31/06                     $0.74           $0.66

           3/31/07                     $0.71           $0.57
           6/30/07                     $0.67           $0.56
           9/30/07                     $0.82           $0.46

          12/31/07                     $0.70           $0.55

      As of January 15, 2008, there were approximately 120 record holders of Biocurex's common stock and over 2,000 shareholders who owned shares through brokerage houses, banks and similar financial institutions.


      Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of Biocurex's assets after payment of liabilities. The Board of Directors is not obligated to declare a dividend. Biocurex has not paid any dividends on its common stock and Biocurex does not have any current plans to pay any common stock dividends.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              AND PLAN OF OPERATION

Plan of Operation

Biocurex is involved in developing cancer detection technology and:

o has developed a cancer detection kit for tissues (Histo-RECAF(TM)) which stains cancer cells thereby allowing a pathologist to easily see the cancer cells with the use of a microscope,

o has developed the Cryo-RECAF(TM) diagnostic kit which can be used by pathologists as an aid in determining whether cancer cells are benign or malignant during surgery, and

o is working on the development of a screening assay which can detect multiple cancers from a blood (serum) sample.


     The FDA, in its device listing database, shows the Histo-RECAF(TM) kit as a Class I medical device. As a Class I medical device the Histo-RECAF(TM) kits may be sold in the United States as a staining test for AFP receptors (a.k.a. RECAF) in tissues. Biocurex has not applied to the FDA, Canada's Health Products and Food Branch, or any other regulatory authority for permission to sell the Cryo-RECAF(TM) kit on a commercial basis. Due to the costs involved in manufacturing and marketing, Biocurex plans to license its Histo-RECAF(TM) and Cryo-RECAF(TM) technology to third parties. As of January 15, 2008 Biocurex had not sold any Histo-RECAF(TM) or Cryo-RECAF(TM) test kits and had not licensed the technology pertaining to these kits to any third parties.

      As explained in the "Business" section of this prospectus BioCurex has developed a serum based cancer screening assay and has licensed certain aspects of the serum assay technology to Abbott Laboratories. The Licensing Agreement with Abbott is semi-exclusive thus allowing for more than one licensee. Biocurex expects to enter into other licensing agreements in the coming months. BioCurex retained all rights to its prototype format, a radio-immunoassay (RIA), which it plans to commercialize directly to clinical laboratories as ASRs ("Analyte Specific Reagents") for production of "home-brew" tests. A home-brew test is a test developed by a clinical laboratory using one or more ASRs, general laboratory reagents and/or general laboratory instruments for diagnostic purposes. The FDA issued a new regulation in November of 1997 classifying/reclassifying ASRs based on risk to public health. The regulation allows certain individual reagents to be available for clinical laboratories to use in their own in-house developed (home-brew) tests, without requiring manufacturers to submit 510(k)s or PMAs for the majority of individual reagents. This regulation could allow clinical laboratories to produce RECAF tests based on Biocurex's RIA without the need for a lengthy FDA approval process. For more information visit http://www.aacc.org/govt/asr.htm.


      During the twelve months ending December 31, 2008 Biocurex:


o will continue its efforts to license the Histo-Recaf technology to third parties.

o plans to enter into agreements relating to its RIA blood test with clinical laboratories using ASRs.

o    intends to license its Serum-RECAF(TM) to other major bio-pharma companies.

o if necessary, will continue to raise capital through the sale of its common stock or securities convertible into common stock in order to fund Biocurex's operations and research and development.

o    continue research in the areas of therapeutics and imagery.


During twelve months ending December 31, 2008 it is expected that all research and development work will be performed by Pacific Biosciences Research Centre on behalf of Biocurex.


Results of Operations

      Material changes of items in Biocurex's Statement of Operations for the year ended December 31, 2006, as compared to the same period in the prior year, are discussed below:

                             Increase (I)
Item                        or Decrease (D)               Reason

Professional and Consulting Fees    I        Biocurex made
                                             greater use of investor relations
                                             consultants during the year.

Research and Development            I        Increase   in    chemicals    and
                                             laboratory supplies.

Gain on sale of equity investment   I        During  the year  Biocurex  began
                                             to sell shares  which it received
                                             as consideration  for a licensing
                                             agreement.   Biocurex   was   not
                                             able  to  sell  these  shares  in
                                             2005.   (See   Note   3  to   the
                                             financial statements).


      Material changes of items in Biocurex's Statement of Operations for the nine months ended September 30, 2007, as compared to the same period in the prior year, are discussed below:


                          Increase (I)
Item                     or Decrease (D)         Reason

Revenue                            I     Payment required by terms of Licensing
                                         Agreement with Abbott Laboratories

General and administrative         I     Increase in stock based  compensation
                                         and public relations expenses


Professional and Consulting fees   D     During  2006  the   Company   became
                                         involved  in a lawsuit as a result of
                                         its efforts to have a transfer  agent
                                         remove  the   restricted   legend  on
                                         shares of  common  stock  which  were
                                         given to the Company by an  unrelated
                                         third party as partial  payment for a
                                         license to use  technology  developed
                                         by  the  Company.   The  lawsuit  was
                                         resolved  in  favor  of the  Company.
                                         The Company  was not  involved in any
                                         litigation  during  the  nine  months
                                         ended September 30,2007.


Research and development            I    Increased use of chemicals and
                                         laboratory supplies.


      Biocurex does not know of any events, trends or uncertainties which would materially affect its results of operations.

Liquidity and Capital Resources

Biocurex's sources and (uses) of cash during the year ended December 31, 2005 were:

      Cash used in operations                                  $(598,867)
      Patent costs                                               (72,003)
      Repayment of loans from related parties                    (52,607)
      Sale of common stock in private placements
         and exercise of options and warrants                    787,735

Biocurex's sources and (uses) of cash during the year ended December 31, 2006 were:

            Cash used in operations                           (1,019,910)
            Patent costs                                         (74,483)
            Sale of investment                                   154,228
            Sale of common stock in private placements and
             exercise of options and warrants, net with
             issuance costs                                    1,332,025
            Repayment of loans from related parties              (62,056)


      Biocurex's sources and (uses) of cash during the nine months ended September 30, 2007 were:

            Cash used in operations                          $  (833,644)
            Capitalized patent costs                             (47,933)
            Sale of convertible notes, net of issuance costs   2,467,500

            Payment of amounts owed to related parties           (14,408)
            Sale of common stock, net of offering costs          198,895


      Biocurex's sources and (uses) of cash during the nine months ended September 30, 2006 were:

            Cash used in operations                             $(783,097)
            Collection of note receivable                           8,273
            Sale of investment securities                         148,528
            Patent costs                                          (30,865)
            Sale of common stock in private placements          1,454,500
            Advances from related parties                           6,734


As of January 15, 2008 Biocurex had cash on hand of approximately $1,411,000.


Convertible Notes and Warrants


   On June 29, 2007, Biocurex sold convertible notes, plus warrants, to two private investors for $3,000,000. The notes bear interest annually at the prime rate (as adjusted monthly on the first business day of each month) plus 2.75% per year. The notes are due and payable on June 29, 2010 and are secured by substantially all of Biocurex's assets.

      Interest is payable monthly with the first interest payment due on August 1, 2007. Beginning November 1, 2007 Biocurex is required to make monthly payments of $100,000 towards the principal amount of the Notes. If Biocurex fails to make any interest or principal payment when due, the Notes will become immediately due and payable. As of the date of this prospectus Biocurex had made all payments required by the terms of the Notes.

      The following shows all principal and interest payments which Biocurex has made on the notes as of January 31, 2008. All payments have been made in cash.

      Date                 Interest Paid         Principal Paid

      31-Jul-07              $30,250                      -
      30-Aug-07               28,417                      -
      27-Sept-07              27,500                      -
      30-Oct-07               27,125               $100,000
      29-Nov-07               24,768                100,000
      20-Dec-07               67,074                100,000
      29-Jan-08               23,250                100,000
      _______               $228,384               $400,000


      At the holder's option the Notes are convertible into shares of Biocurex's common stock at a conversion price of $0.60.


      Biocurex intends to repay the notes, plus accrued interest, with cash in its bank accounts, proceeds from the sale of Biocurex's securities, and shares of its common stock.


      See "Description of Securities" for more detailed information concerning the notes and warrants.

Capital Requirements


   Biocurex anticipates that the capital requirements for the twelve months ending December 31, 2008 will be as follows:


      Research and Development - Theraputics                    $ 450,000
      Research and Development - Invitro diagnostics
         (rapid tests, blood tests, histology tests)              700,000
      Research and Development - Imagery                           50,000
      Payment of Outstanding Liabilities                           80,000
      General and Administrative Expenses                         450,000
      Marketing and Investor Communications                       300,000

      Payment of principal on convertible notes                 1,200,000
      Payment of interest on convertible notes                    198,660 (1)
                                                              -----------

                  Total:                                       $2,030,000
                                                               ==========

(1) Based upon an assumed interest rate of 9.25%


      Biocurex does not have any bank lines of credit or any other traditional financing arrangements. Biocurex will need additional capital until it is able to generate significant revenues from licensing its technology or from other sources. Since January of 2003 Biocurex has been able to finance its operations through the private sale of its securities and from borrowings from private lenders. Biocurex plans to continue to obtain the capital needed for its operations through these financial arrangements.

      From an operations standpoint, the most significant capital requirements of Biocurex are general and administrative expenses and research and development. General and administrative expenses, exclusive of depreciation, amortization and other expenses not requiring the use of cash (such as the costs associated with issuing stock and options for services) average approximately $60,500 per month. Biocurex's research and development expenses vary, depending upon available capital. When more capital is available to Biocurex, research and development expenses increase. Conversely, research and development expenses decline when less capital is available. Pacific Biosciences Research Centre, which is controlled by the President of Biocurex, performs all research and development work on behalf of Biocurex.

      Biocurex may not be successful in obtaining any additional capital. If Biocurex is unable to raise the capital it needs, its research and development activities will be curtailed or delayed and its operations will be reduced to a level which can be funded with the capital available to Biocurex.


      Biocurex does not know of any events, trends or uncertainties which would materially affect its liquidity, capital resources or capital requirements.


Recent Accounting Pronouncements

      See Note 2 to the financial statements which are included as part of this prospectus.

Critical Accounting Policies

      Biocurex's significant accounting policies are more fully described in
Note 2 to the Financial Statements included as a part of this prospectus. However, certain accounting policies are particularly important to the portrayal of financial position and results of operations and require the application of significant judgments by management. As a result, the consolidated financial statements are subject to an inherent degree of uncertainty. In applying those policies, management uses its judgment to determine the appropriate assumptions to be used in the determination of certain estimates. These estimates are based on Biocurex's historical experience, terms of existing contracts, observance of trends in the industry and information available from outside sources, as appropriate. Biocurex's significant accounting policies include:

      Revenue Recognition. Biocurex recognizes revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition in Financial Statements." Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectibility is reasonably assured. Biocurex's revenue consists of license fees related to the licensing of RECAF(TM) technology. At the present time, there is one licensing agreement. Biocurex recognizes revenues at the time of shipment of products and subsequent to performing credit evaluations of customers.

      Long-lived Assets. In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. Biocurex recognizes an impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

      Investments. Investments consist of equity securities classified as "available-for-sale" securities under SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities" and are reported at fair value. Accordingly, unrealized gains and losses on these investments are reflected as other comprehensive income in stockholders' equity.

      Stock Options - Prior to January 1, 2006, the Company accounted for stock-based awards under the recognition and measurement provisions of Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees" using the intrinsic value method of accounting. Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123R "Share Based Payments" ("SFAS 123R"), using the modified prospective transition method. Under that transition method, compensation cost is recognized for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS 123, and compensation cost for all share-based payments granted subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS 123R. Results for prior periods have not been restated. As a result of the adoption of SFAS 123R, there was no change to the Company's net loss from operations for the year ended December 31, 2006, than if it had continued to account for share-based compensation under APB No. 25.

      All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

Registration Payment Arrangements. In December 2006, the FASB approved FASB Staff Position (FSP) No. EITF 00-19-2, "Accounting for Registration Payment Arrangements" ("FSP EITF 00-19-2"), which specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement should be separately recognized and measured in accordance with SFAS No. 5, "Accounting for Contingencies". EITF 00-19-2 defines a registration payment arrangement as an arrangement where the issuer i) will endeavor to file a registration statement for the resale of financial instruments, have the registration statement declared effective, or maintain its effectiveness and ii) transfer consideration to the counterparty if the registration statement is not declared effective or its effectiveness is not maintained.

EITF 00-19-2 requires the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, to be separately recognized and measured in accordance with FASB No. 5, "Accounting for Contingencies" and FSB Interpretation No. 14 "Reasonable Estimation of the Amount of a Loss". At September 30, 2007, Biocurex had not recognized any contingent liabilities relating to registration rights agreements as it determined the transfer of consideration is not probable.


                                    BUSINESS

        Whispering Oaks International, Inc. (or "Biocurex") was incorporated in December 1997. Prior to February 20, 2001, Biocurex was engaged in the acquisition and sale of thoroughbred racing horses. As of December 31, 2000, Biocurex owned one thoroughbred horse.

      In February 2001, Biocurex ceased its business activities relating to the acquisition and sale of thoroughbred racehorses.

      On February 21, 2001, Biocurex issued 150,000 (1,950,000 post split) shares of its common stock to acquire from Lagostar Trading S.A. a U.S. patent, several foreign patents and other intellectual property which related to the early detection of cancer.

      On March 1, 2001, Biocurex's Board of Directors declared a 13-for-1 forward stock split.

      On March 25, 2001, Biocurex acquired the following assets from Pacific Biosciences Research Centre, then named Curex Technologies Inc., in consideration for the assumption by Biocurex of promissory notes in the amount of $2,326,869 which were payable by Pacific Biosciences to various third parties:

o Canadian patent application o Proprietary technology o Cash in the amount of $129,032 o A 51% interest in Biolargo.

      In May 2001, Biocurex issued 1,544,404 shares of its common stock in payment of the notes, plus accrued interest, which Biocurex assumed in connection with the acquisition of assets from Pacific Biosciences.

      Biocurex filed an Assumed Name Certificate with the Texas Secretary of State in March 2001 to enable Biocurex to conduct its business under the name of "Biocurex, Inc." At its next shareholders' meeting Biocurex plans to obtain shareholder approval to change the name of Biocurex from Whispering Oaks International Inc. to Biocurex, Inc.

      Biocurex's website is:  www.biocurex.com.

Cancer Detection Kits

      As a result of Biocurex's acquisition of technology in 2001, Biocurex owns patents and intellectual properties relating to certain technology which can be used to detect cancer. Accurate and timely diagnosis is the vital first step in managing cancer.

      A principal goal of cancer research is to differentiate cancer cells from healthy cells. One way to achieve this goal is to detect molecules (markers) that are present on cancer cells but not on healthy cells. Biocurex's technology relates to the RECAF(TM) marker, which can be used in blood and tissue tests to aid in determining if a patient has cancer. These tests can also be used on a regular basis for the early detection of recurring cancer, thereby allowing a more effective treatment of cancer patients. The RECAF(TM) marker has been found in all tissues studied, including breast, lung, stomach and prostate.

      Biocurex has developed two cancer detection kits which use the RECAF marker to detect the presence or absence of cancer by staining cancer cells in tissues removed from a patient.

      Each kit contains five chemicals which are mixed according to directions provided by Biocurex. Soft tissue removed from a patient is then stained with the chemicals in the kit and is examined by a physician under a microscope. When stained with the chemicals in the kit cancer cells are clearly visible.

      In order to be seen under a microscope however, soft tissue must be cut into sections which are approximately five microns in thickness. To allow for this type of cutting the tissue must be turned into something more solid and for many years, paraffin (wax) has been used for that purpose. The tissue to be examined is fixed and embedded in a paraffin block, which is then cut precisely into 5 micron sections. The paraffin is then removed with solvents, the tissue is re-hydrated and stained. The process of embedding and re-hydrating takes 2-3 days. Another method used to harden tissue to allow it to be cut is to freeze the tissue and then slice the ice block.

     Biocurex's Histo-RECAF(TM) kit, which is designed for tissue hardened with paraffin, was sent to independent researchers for testing on a significant number of breast tissue samples selected at random. The samples included twenty malignant, twenty benign (fibro adenomas) and twenty dysplastic (benign diffuse growth) specimens. In June 2001, Biocurex received confirmation from the first of these researchers indicating that 100% of breast cancers tested positive with the kits. Only 4% of the benign tumors and other non-malignant breast tissues studied were positive. Furthermore, several in-situ carcinomas (the earliest stage of cancer) tested positive. The test results are not only important in reference to the product itself, but also validate the RECAF(TM) system and its potential for other uses, such as serum testing, and cancer cell targeting in general.

      The FDA, in its device listing database, shows the Histo-RECAF(TM) kit as a Class I medical device. As a Class I medical device the Histo-RECAF(TM) kits may be sold in the United States as a staining test for AFP receptors (a.k.a. RECAF) in tissues. However, until the Histo-RECAF kit is approved by the FDA as a 510K diagnostic device, the Histo-RECAF kit may only be marketed in the United States as a device which can be used as an adjunct to standard light microscopy staining methods to aid in the identification of cancer in breast and axillary node tissues.


      Due to the costs involved in manufacturing and marketing, Biocurex plans to license or joint venture the Histo-RECAF(TM) technology to third parties. As of December 31, 2007 Biocurex had not sold any Histo-RECAF(TM) test kits and did not have any licensing or joint venture agreements with respect to its Histo-RECAF(TM) technology.


      Biocurex's Cryo-RECAF(TM) kit was designed for use by pathologists during surgery since, in many cases, the determination as to whether cancer cells are benign or malignant is still not clear at the time of surgery. With the Cryo-RECAF(TM) kit, during surgery, the surgeon removes a portion of the tumor and, while the patient is still under anesthesia, the material is frozen, sliced, stained with the chemicals in the kit, and examined by the pathologist to determine if the cancer cells are benign or malignant. Using this information, the surgeon is then able to determine the proper procedures to be used while the patient is still in the operating room. Although the quality of frozen tissue is not as good as tissue examined with the use of the Histo-RECAF(TM) kit, the advantage of the Cryo-RECAF(TM) test is that the results are available within 15 minutes. Biocurex has not sold any Cryo-RECAF(TM) kits. Although the Cryo-RECAF(TM) kit is fully developed, Biocurex has not applied to the FDA, Canada's Health Products and Food Branch, or any other regulatory authority for permission to sell the Cyro-RECAF(TM) kit on a commercial basis due to the costs involved with regulatory approvals, Biocurex plans to license the Cryo-RECAF(TM) technology to third parties which will be able to complete the research and clinical studies necessary to obtain clearance from the FDA and other regulatory authorities for the commercial sale of this product.

      Biocurex believes that a significant market exists for a screening assay which can detect multiple cancers from a blood (serum) sample. As a result, since March 2002 Biocurex's research and development efforts have been focused on the development of a serum-based screening assay based upon Biocurex's RECAF(TM) technology.

      The potential market for a serum assay is hard to define, but market statistics confirm that there are over 100 million serum tumor marker (screening) tests performed every year. However, most of the assays are specific to a particular cancer and suffer from poor sensitivity and specificity. As an example, assay sales for CEA - Carcino Embryonic Antigen, a relatively insensitive assay for colorectal cancer are estimated to be over $300 million US dollars annually.

      Since 2004 Biocurex performed over 120,000 tests on over 4,000 serum samples. Results of these clinical studies have shown the serum RECAF test to have a 80-90% sensitivity for a variety of cancers, with a 95% specificity for lung, breast, stomach and ovary cancers. These tests have shown that Biocurex's serum-RECAF assay performs much better than competing technologies in detecting prostate cancers and discriminating between malignant and benign lesions.

      In March 2005, BioCurex signed a licensing agreement with Abbott Laboratories. Under terms of the licensing agreement, Abbott obtained the worldwide, semi-exclusive rights to commercialize products using BioCurex's RECAF technology. Abbott's goal is to further develop this technology, incorporating it into future tests on their ARCHITECT(R) system, for use in cancer diagnosis and monitoring.


      The license agreement requires Abbott to make the following payments to
BioCurex:

o    $100,000 following Abbott's successful completion of a feasibility review;

o $100,000 following Abbott's submission to the FDA of a Pre-Market Approval application (or equivalent submission) for the commercial sale of a product in the United States incorporating the RECAF(TM) technology; and

o $100,000 upon the FDA's approval of PMA application (or equivalent submission) or Abbott's first commercial sales.

      Beginning in 2007, and continuing each subsequent year through the year during which Abbott makes its first commercial sale of a product incorporating BioCurex's RECAF(TM) technology, Abbott will pay BioCurex an annual minimum royalty of $50,000.

      Beginning in the year following Abbott's first commercial sale of a product incorporating BioCurex's RECAF(TM) technology, Abbott will pay BioCurex an annual minimum royalty of $100,000.

      Abbott has also agreed to pay BioCurex royalties based on the net sales price of any product incorporating the RECAF(TM) technology.

      In March 2007 Biocurex received $50,000 from Abbott pursuant to the licensing agreement.


      The license agreement will end on the last to occur of either the expiration of the last patent pertaining to the RECAF(TM) technology or the date on which Abbott no longer uses the RECAF(TM) technology in any of its products. However, Abbott may terminate the license agreement earlier on 90 days notice to Biocurex. Biocurex may terminate the license agreement earlier only if, following 60 days notice, Abbott fails to pay any royalties which are not in dispute.

      On January 9, 2008, Biocurex signed a licensing agreement with Inverness Medical Innovations, Inc. Under terms of the agreement, Inverness obtained the worldwide, semi-exclusive rights to commercialize products using Biocurex's RECAF technology. The agreement includes payment to Biocurex of up-front fees, annual minimum royalties and royalties on any product sales.

      Inverness may terminate the License Agreement on 30 days notice written notice to Biocurex, provided that:

o    All initial licensing fees must nevertheless be paid; and

o If the License Agreement is terminated by Inverness without cause after the first commercial sale of a product subject to the License Agreement, an amount equal to the greater of $300,000 or the royalties payable to Biocurex during the twelve month period prior to the date of termination.

      In March 2006 Biocurex began modifying its serum RECAF test so that the test would be a "colorimetric" or chemoluminescent test that does not require the use of radioactivity. The chemoluminescent test is the format used by many automated high throughput instruments such as the Architect(TM) system from Abbot Labs.

      In a study on 68 early stage (I & II) prostate cancer serum samples, presented at an international cancer conference in late 2006, Bioicurex's RECAF chemoluminescent blood test detected 71% of cancers, while commercial PSA tests detected less than 30% of cancers using the same samples. As of January 31, 2008
Biocurex:

o had prepared all documents describing the protocols required to produce the required reagents and assays by clinical laboratories or licenses, and
o was working on improvements to the test to reduce its cost and improve its shelf life.

      Since February 2007 Biocurex has been working (i.e. performing and carrying through tasks requiring sustained effort and continuous repeated operations) on the development (i.e. to make usable) of a point-of-care or rapid test for cancer. The test, which is similar in appearance to a dip-stick pregnancy test, is intended to be used by physicians in their office as a first step in detecting cancer. As of January 31, 2008 Biocurex had completed the development of the dip stick and had tested approximately 400 serum samples. During 2008 Biocurex plans to run the test on approximately 200 blood samples from cancer patients.


      As of the date of this prospectus, Biocurex was:

o    Continuing with the development of its chemoluminescent recaf blood test;
o    Continuing with the development of its point-of-care test; and
o Investigating the feasibility of using its RECAF marker as a target for drugs or therapies which destroy cancer cells.

      BioCurex acknowledges the validating recognition of its RECAF technology by Abbott and Inverness and looks forward to working with these corporations in its further development and sale of serum tests for cancer diagnosis. According to the World Health Organization, more than 10 million people are diagnosed with cancer every year, and it is estimated that there will be 15 million new cases every year by 2020. The chance of cure increases substantially if cancer is detected early.

      The license agreements with Abbott and Inverness are semi-exclusive. Biocurex is currently attempting to license serum RECAF technology to another diagnostic firm that, like Abbott and Inverness, has the financial capability to complete the research and clinical studies necessary to obtain clearance from the FDA and other regulatory authorities as well as to manufacture and commercialize the technology..


Research and Development


      Pacific BioSciences Research Centre conducts all research relating to the technology under development by Biocurex. Pacific BioSciences Research Centre is owned 100% by Dr. Ricardo Moro. Pacific BioSciences billed the following amounts to Biocurex for research and development: year ended December 31, 2004 - $470,400, year ended December 31, 2005 - $445,260, year ended December 31, 2006
- $544,460, six months ended June 30, 2007 - $288,413. The amounts billed to Biocurex represent the costs incurred by Pacific BioSciences plus 15%. As of September 30, 2007 Biocurex owed Pacific Biosciences $337,355 for research and for general and administrative expenses paid by Pacific Biosciences on behalf of Biocurex.


      Pacific Biosciences conducts research for Biocurex in accordance with research protocols and expenditures approved on a monthly basis by Dr. Moro and Dr. Wittenberg both of whom are executive officers of Biocurex. As of the date of this prospectus, Biocurex did not have any agreement with Pacific BioSciences concerning research performed on behalf of Biocurex.

      In May 2003, a group of Japanese physicians/scientists agreed to test an improved Histo-Recaf(TM) kit on cancer tissues to determine the kit's ability to accurately detect cancer cells. The Japanese research teams are conducting the tests on a voluntary basis and without charge to Biocurex. Biocurex is supplying the research teams, free of charge, with the chemicals which are required for the tests. In April 2004 Biocurex received notice that approximately 83% of the cancer cases stained with the Histo-RECAF (TM) kit were clearly positive and distinguishable from normal specimens with a microscope. These results were published in a peer-reviewed scientific journal in December 2005.

Patents

      Biocurex's technology is protected by a United States patent which expires in 2014 and by patents in Australia, Russia, and China which expire in 2015. Biocurex has also filed patent applications in Canada and six other foreign countries.

Competition

      A number of companies, such as Dako Inc., have developed cancer detection products which stain cells to detect cancer. However the cancer detection kits presently on the market can only detect one form of cancer. In contrast, Biocurex's cancer detection kits can detect the RECAF marker in all the types of cancer studied so far, including breast, stomach, lung and colon cancers.

      A number of companies, including Abbott Labs, Roche and Ortho Diagnostics, have developed serum based screening assays to detect cancer. However the serum based screening assays kits presently on the market can only detect one form of cancer. In contrast, Biocurex's serum based screening assays have detected, in internal preliminary studies, ovary, lung, breast and stomach cancers with high sensitivity and specificity. In addition, and based upon studies conducted by Biocurex. Biocurex believes that for certain types of cancer, its serum based screening assays is more accurate than the screening assays of its competitors.

Government Regulation

      Drugs, pharmaceutical products, medical devices and other related products are regulated in the United States under the Federal Food, Drug and Cosmetic Act, the Public Health Service Act, and the laws of certain states. The Federal Food and Drug Administration (FDA) exercises significant regulatory control over the clinical investigation, manufacture and marketing of pharmaceutical and biological products.

      Prior to the time a pharmaceutical product can be marketed in the United States for therapeutic use, approval of the FDA must normally be obtained. Preclinical testing programs on animals, followed by three phases of clinical testing on humans, are typically required in order to establish product safety and efficacy.

      The first stage of evaluation, preclinical testing, must be conducted in animals. After lack of toxicity has been demonstrated, the test results are submitted to the FDA along with a request for clearance to conduct clinical testing, which includes the protocol that will be followed in the initial human clinical evaluation. If the applicable regulatory authority does not object to the proposed study, the investigator can proceed with Phase I trials. Phase I trials consist of pharmacological studies on a relatively few number of humans under rigidly controlled conditions in order to establish lack of toxicity and a safe dosage range.

     After Phase I testing is completed, one or more Phase II trials are conducted in a larger number of patients to test the product's ability to treat or prevent a specific disease, and the results are analyzed for clinical efficacy and safety. If the results appear to warrant confirmatory studies, the data is submitted to the applicable regulatory authority along with the protocol for a Phase III trial. Phase III trials consist of extensive studies in large populations designed to assess the safety of the product and the most desirable dosage in the treatment or prevention of a specific disease. The results of the clinical trials for a new biological drug are submitted to the FDA as part of a product license application ("PLA"), a New Drug Application ("NDA") or Biologics License Application ("BLA"), depending on the type or derivation of the product being studied.

      In addition to obtaining FDA approval for a product, a biologics establishment license application ("ELA") may need to be filed in the case of biological products derived from blood, or not considered to be sufficiently well characterized, in order to obtain FDA approval of the testing and manufacturing facilities in which the product is produced. Domestic manufacturing establishments are subject to inspections by the FDA and by other Federal, state and local agencies and must comply with Good Manufacturing Practices ("GMP") as appropriate for production. In complying with GMP regulations, manufacturers must continue to expend time, money and effort in the area of production, quality control and quality assurance to ensure full technical compliance.

      The process of drug development and regulatory approval requires substantial resources and many years. Approval of drugs and biologicals by regulatory authorities of most foreign countries must also be obtained prior to initiation of clinical studies and marketing in those countries. The approval process varies from country to country and the time period required in each foreign country to obtain approval may be longer or shorter than that required for regulatory approval in the United States. Clinical trials conducted under approvals from foreign countries may not be accepted by the FDA and product licensure in a foreign country does not mean that a product will be licensed by the FDA or any other government entity for manufacturing and/or marketing.

      Medical device regulation is based on classification of the device into three classes, I, II, or III. Class III medical devices are regulated much like drugs, whereas Class I and II devices have less stringent data requirements than drugs and do not require clinical trials for FDA clearance. Products submitted to the FDA for clearance as medical devices can refer to the safety and effectiveness data of medical devices which perform similar functions products and which the FDA has already cleared. As long as a medical device submitted to the FDA has the same clinical use as a medical device previously cleared by the FDA the medical device submitted will normally receive FDA clearance providing data proving substantial equivalence to the other approved medical devices and verification of claims is provided to the FDA. In the case of the Histo-RECAF kit, Biocurex provided the FDA with reports from pathologists that used the kit and also provided a pathologist from the FDA with a collection of tissues stained with the kit. The FDA, in its device listing database, shows the Histo-RECAF kit as a Class I medical device. Biocurex expects that its Cryo-RECAF(TM) kit will also be classified as a Class I medical device. Biocurex anticipates that its serum assay, if successfully developed, will be classified as a Class II medical device.

     Biocurex's strategy is to license its cancer detection kits and its serum assay to third parties which will be responsible for any further regulatory approvals. However, any licensee of Biocurex may not be successful in obtaining additional clearances or approvals from any regulatory authority with respect to Biocurex's cancer detection kits or its serum screening assay. The lack of regulatory approval for Biocurex's products will prevent the sale of these products. Delays in obtaining regulatory approval or the failure to obtain regulatory approval in one or more countries may have a material adverse impact upon Biocurex's operations. Employees

      As of the date of this prospectus Biocurex's only employees were Dr. Ricardo Moro and Dr. Gerald Wittenberg, both officers and directors of Biocurex. Dr. Wittenberg does not spend his full time on the business of Biocurex.


      As mentioned elsewhere in this prospectus, Pacific BioSciences Research Centre conducts all research relating to the technology under development by Biocurex. Employees of Pacific BioSciences also provide most of the administrative and accounting services required by Biocurex. As of January 15, 2008 Pacific BioSciences had nine full time employees. These employees devote substantially all of their time to research conducted on behalf of Biocurex as well as administrative matters relating to both Biocurex and Pacific BioSciences. Despite the time which he devotes to Biocurex, Dr. Moro considers himself to be a full time employee of Pacific BioSciences.


Offices

      Biocurex's offices are located at 7080 River Road, Suite 215 Richmond, British Columbia, and consist of 5,000 square feet of space. Biocurex's offices are rented on a month-to-month basis for $5,643 per month. Biocurex rents its office space from Pacific Bioscience Research Centre, a company affiliated with Biocurex's President.

                                   MANAGEMENT

        Information concerning Biocurex's officers and directors follows:

      Name                   Age    Position

      Dr. Ricardo Moro        54    President, Chief Executive Officer and a
                                      Director
      Dr. Gerald Wittenberg   55    Principal Financial Officer, Secretary,
                                      Treasurer, and a Director
      Dr. Phil Gold, PhD      70    Director

      Each director holds office until his successor is duly elected by the stockholders. Biocurex's officers serve at the pleasure of the Board of Directors.

      Dr. Ricardo Moro, MD. - has been an officer and director of Biocurex since March 2001. Since 1996 Dr. Moro has been the President of Pacific Biosciences Research Centre, formerly named Curex Technologies Inc., where he developed the RECAF cancer marker concept. From 1980 to 1985, Dr. Moro worked in cancer research at the French National Cancer Institute near Paris, France. From late 1985 to 1988 he worked at the University of Alberta, Edmonton on onco-developmental biology. From 1989 to 1996 he was engaged in various entrepreneurial ventures relating to diagnostics and instrumentation.

      Dr. Gerald Wittenberg D.M.D., MS. - has been an officer and director of Biocurex since March 2001. Dr. Wittenberg is a specialist in Oral and Maxillofacial Surgery and has been in private practice since 1981.

      Dr. Phil Gold, C.C., O.Q., MD., PhD. - has been a director of Biocurex since March of 2001. From 1978 to 1980, Dr. Gold was Director of the McGill Cancer Centre in Montreal, Quebec. From 1980 to 1984, he was Physician-in-Chief of the Montreal General Hospital. From 1985 to 1990, he served as Chairman of the Department of Medicine at McGill University in Montreal. His present positions include Physician-in-Chief, Department of Medicine, The Montreal General Hospital; Professor of Medicine, McGill University; Professor, Departments of Physiology and Oncology, McGill University; and the Director of the McGill University Medical Clinic at the Montreal General Hospital.

      Biocurex does not have a compensation committee. The Board of Directors of Biocurex serves as its Audit Committee. Biocurex does not have a director serving as a financial expert. Biocurex does not believe a financial expert is necessary since Biocurex has only minimal revenues. Dr. Phil Gold is the only director who is independent, as that term is defined in Section 121(A) of the listing standards of the American Stock Exchange.

      Biocurex has adopted a Code of Ethics which is applicable to its principal executive, financial, and accounting officers and persons performing similar functions. The Code of Ethics is available on Biocurex's website located at www.biocurex.com.


      Biocurex has never held an annual meeting of its shareholders and does not have any present plans to call an annual meeting.


Executive Compensation

      The following table shows in summary form the compensation received by (i) Biocurex's Chief Executive Officer and (ii) by each other executive officer who received total compensation in excess of $100,000 during the two years ended December 31, 2006.

                                                                  All
                                                                 Other
                                                                 Annual
                                             Restricted           Com-
Name and                                       Stock     Option  pensa-
Principal            Fiscal  Salary   Bonus    Awards    Awards   tion
Position              Year     (1)     (2)      (3)       (4)      (5)    Total
--------             ------  ------- -------  --------   ------  ------   -----

Dr. Ricardo Moro      2006   $99,040     --      --    $230,000    --   $329,040
Chief Executive Officer

Dr. Gerald Wittenberg 2006        --     --      --    $230,000    --   $230,000
Principal Financial Officer,
Secretary and Treasurer

(1) The dollar value of base salary (cash and non-cash) earned. Pacific BioSciences, a Company controlled by Dr. Moro, is paid to conduct all research on behalf of Biocurex. During the years ended December 31, 2006 and 2005 Dr. Moro received $99,040 and $83,768 respectively as salary and dividends from Pacific BioSciences.

(2)  The dollar value of bonus (cash and non-cash) earned.

(3) During the periods covered by the table, the value of the shares of restricted stock issued as compensation for services to the persons listed in the table.


(4) The value of all stock options granted during the periods covered by the table. As of January 15, 2008 Dr. Moro had exercised options to purchase 30,000 shares and Dr. Wittenberg had exercised options to purchase 19,845 shares.


(5) All other compensation received that we could not properly report in any other column of the table.

      Biocurex does not have an audit committee or a compensation committee. The directors of Biocurex approve their own compensation since decisions regarding compensation to be paid to the officers and directors of Biocurex are made by the directors by resolutions adopted by unanimous written consent. Biocurex does not have any policy which prohibits or limits the power of directors to approve their own compensation.

Employment Contracts

      Biocurex does not have any employment contracts with its executive officers. During the past two years Biocurex compensated its two officers, Dr. Moro and Dr. Wittenberg, with option grants. The number of options granted each year was determined by dividing $225,000 by the average closing price of Biocurex's common stock for the two weeks prior to the date options are awarded, which typically is in March of each year. The exercise price of the options was set at $0.001 per share.

Long-Term Incentive Plans - Awards in Last Fiscal Year

      None.

Employee Pension, Profit Sharing or Other Retirement Plans

      None.

Compensation of Directors During Year Ended December 31, 2006

Name                      Paid in Cash     Stock Awards (1) Option Awards (2)
----                      ------------     ---------------- -----------------

Dr. Phil Gold                 --                 --             $55,000

(1) The fair value of stock issued for services computed in accordance with FAS 123R on the date of grant.

(2) The fair value of options granted computed in accordance with FAS 123R on the date of grant.

      Directors' fees paid to Dr. Moro and Dr. Wittenberg are included in the Executive Compensation table.

Stock Option and Bonus Plans

      Biocurex has a Non-Qualified Stock Option Plan and a Stock Bonus Plan. A summary description of these Plans follows. In some cases these Plans are collectively referred to as the "Plans."

Non-Qualified Stock Option Plan

      The Non-Qualified Stock Option Plan authorizes the issuance of shares of Biocurex's common stock to persons that exercise options or warrants granted pursuant to the Plan. Biocurex's employees, directors, officers, consultants and advisors are eligible to be granted options or warrants pursuant to the Plan, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The exercise price of the option or warrant is determined by Biocurex's Board of Directors.

Stock Bonus Plan

      Under the Stock Bonus Plan, Biocurex's employees, directors, officers, consultants and advisors are eligible to receive a grant of Biocurex's shares, provided however that bona fide services must be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

Other Information Regarding the Plans

      The Plans are administered by Biocurex's Board of Directors. The Directors serve for a one-year tenure and until their successors are elected. A Director may be removed at any time by the vote of a majority of Biocurex's shareholders. Any vacancies that may occur on the Board of Directors may be filled by the Board of Directors. The Board of Directors is vested with the authority to interpret the provisions of the Plans and supervise the administration of the Plans. In addition, the Board of Directors is empowered to select those persons to whom shares or options are to be granted, to determine the number of shares subject to each grant of a stock bonus or an option and to determine when, and upon what conditions, shares or options granted under the Plans will vest or otherwise be subject to forfeiture and cancellation.

     In the discretion of the Board of Directors, any option granted pursuant to the Plans may include installment exercise terms such that the option becomes fully exercisable in a series of cumulating portions. The Board of Directors may also accelerate the date upon which any option (or any part of any options) is first exercisable. Any shares issued pursuant to the Stock Bonus Plan and any options granted pursuant to the Non-Qualified Stock Option Plan will be forfeited if the "vesting" schedule established by the Board of Directors at the time of the grant is not met. For this purpose, vesting means the period during which the employee must remain an employee of Biocurex or the period of time a non-employee must provide services to Biocurex. At the discretion of the Board of Directors, payment for the shares of common stock underlying options may be paid through the delivery of shares of Biocurex's common stock having an aggregate fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. A combination of cash and shares of common stock may also be permitted at the discretion of the Board of Directors.

      Options are generally non-transferable except upon death of the option holder. Shares issued pursuant to the Stock Bonus Plan will generally not be transferable until the person receiving the shares satisfies the vesting requirements imposed by the Board of Directors when the shares were issued.

      The Board of Directors of Biocurex may at any time, and from time to time, amend, terminate, or suspend one or more of the Plans in any manner they deem appropriate, provided that such amendment, termination or suspension will not adversely affect rights or obligations with respect to shares or options previously granted. The Board of Directors may not without shareholder approval make any amendment which would materially modify the eligibility requirements for the Plans or materially increase in any other way the benefits accruing to employees who are eligible to participate in the Plans.

      The following tables show, during the fiscal year ended December 31, 2006, the options granted to, and the options exercised and held by, the persons named below. All options were granted pursuant to Biocurex's Non-Qualified Stock Option Plan.
                                 Options Granted
                                                      Exercise
                             Grant        Options     Price Per    Expiration
    Name                      Date       Granted (#)    Share         Date

   Dr. Ricardo Moro        02/23/2006      230,000      $0.001     02/28/2010
   Dr. Gerald Wittenberg   02/23/2006      230,000      $0.001     02/28/2010
   Dr. Phil Gold           02/23/2006       55,000      $0.001     02/28/2010


      On February 23, 2006 the closing price for Biocurex's common stock was $0.73.


                                Options Exercised
                                              Shares
                             Date of        Acquired On           Value
                             Exercise       Exercise (1)       Realized (2)

  Dr. Phil Gold             12/11/2006         25,000           $  17,725

(1) The number of shares received upon exercise of options during the fiscal year ended December 31, 2006.

(2) With respect to options exercised during the fiscal year ended December 31, 2006, the dollar value of the difference between the option exercise price and the market value of the option shares purchased on the date of the exercise of the options.

                             Shares underlying
                                unexercised
                             Options Which Are:        Exercise  Expiration
 Name                    Exercisable   Unexercisable     Price      Date

Dr. Ricardo Moro           650,000                       0.001    08/31/2008
Dr. Gerald Wittenberg      650,000                       0.001    08/31/2008
Dr. Ricardo Moro           450,000                       0.001    03/31/2009
Dr. Phil Gold               25,000                       0.001    01/31/2009
Ricardo Moro               225,000                       0.001    01/31/2009
Gerald Wittenberg          225,000                       0.001    01/31/2009
Ricardo Moro               230,000                       0.001    02/28/2010
Gerald Wittenberg          230,000                       0.001    02/28/2010
Phil Gold                   55,000                       0.001    02/28/2010

                          Shares Issuable
                          Upon Exercise         Exercise        Expiration
 Name                     of Warrants (1)        Price             Date
------                    ---------------      ---------        -----------


Dr. Gerald Wittenberg         252,278               $0.05          12/31/08
Dr. Gerald Wittenberg       1,275,000               $0.08          01/15/08
Dr. Gerald Wittenberg         450,000               $0.01          03/31/09

(1)  Warrants were issued pursuant to Biocurex's Non-Qualified Stock Option
     Plan.

      The following table shows the weighted average exercise price of the outstanding options and warrants granted pursuant to Biocurex's Non-Qualified Stock Option Plan as of December 31, 2006. Biocurex's Non-Qualified Stock Option Plan has not been approved by Biocurex's shareholders.

                                                            Number of
                      Number                            Securities Remaining
                   of Securities                        Available For Future
                   to be Issued    Weighted-Average    Issuance Under Equity
                   Upon Exercise   Exercise Price of    Compensation Plans
                   of Outstanding  of Outstanding      (Excluding Securities
Plan category       Options [a]      Options [b]    Reflected in Column (a)) [c]
-------------------------------------------------------------------------------

Non-Qualified Stock    3,065,000         $0.05                   3,446,056
 Option Plan

   The following table shows, as of December 31, 2007, the number of stock options and stock bonuses granted by Biocurex pursuant to the Plans. Each option represents the right to purchase one share of Biocurex's common stock.


                    Total Shares                       Shares      Remaining
                      Reserved    Options   Options   Issued As   Options/Shares
Name of Plan        Under Plans   Granted  Exercised  Stock Bonus   Under Plans
---------------     -----------   -------  ---------  -----------  ------------
Non-Qualified
 Stock Option Plan   12,500,000  9,598,944  5,538,944        N/A      2,901,056

Stock Bonus Plan      5,500,000        N/A        N/A   2,475,315     3,024,685

Transactions with Related Parties and Recent Sales of Unregistered Securities


      Pacific BioSciences Research Centre conducts all research relating to the technology under development by Biocurex. Pacific BioSciences Research Centre is owned 100% by Dr. Ricardo Moro. See "Business - Research and Development" for information concerning amounts billed to Biocurex by Pacific BioSciences Research Centre. As of September 30, 2007 Biocurex owed Pacific BioScience Research Centre $337,355 for research and administrative expenses paid by Pacific Bioscience Research Centre on behalf of Biocurex.

      As of September 30, 2007 Dr. Gerald Wittenberg had loaned $7,000 to Biocurex. This loan is unsecured, non-interest bearing and due on demand.


                             PRINCIPAL SHAREHOLDERS


   The following table shows, as of December 31, 2007, information with respect to the shareholdings of (i) each person owning beneficially 5% or more of Biocurex's common stock (ii) each officer and director of Biocurex (iii) all officers and directors as a group. Unless otherwise indicated, each owner has sole voting and investment powers over his shares of common stock.


                                      Number of          Percent of
      Name and Address                Shares (1)           Class

      Dr. Ricardo Moro                2,180,000             5.3%
      1007-1625 West 13th Avenue
      Vancouver, British Columbia
      Canada V6J 2E9

      Dr. Gerald Wittenberg           4,522,203            10.9%
      6857 Churchill Street
      Vancouver, British Columbia
      Canada V6P 5B4

      Dr. Phil Gold                     150,000             0.4%
      3225 The Boulevard
      Westmount, Quebec
      Canada H3Y 1S4

      All Officers and Directors      6,852,203            16.5%
      as a Group (3 persons)

(1) Includes shares issuable upon the exercise of options or warrants granted to the following persons, all of which are presently exercisable.

                                     Shares Issuable
                                      Upon Exercise
         Name                     of Options or Warrants     Exercise Price

         Dr. Ricardo Moro               1,815,000               $0.001
         Dr. Gerald Wittenberg            252,278               $0.05
         Dr. Gerald Wittenberg          1,275,000               $0.08
         Dr. Gerald Wittenberg            450,000               $0.001
         Dr. Gerald Wittenberg          1,365,000               $0.001
         Dr. Phil Gold                    140,000               $0.001

                              SELLING SHAREHOLDERS

      The owners of the notes and the warrants are referred to in this prospectus as the "selling shareholders". Biocurex will not receive any proceeds from the sale of the shares by the selling shareholders.

      The names of and the shares to be sold by the selling shareholders are:

                        Shares Which      Shares Which
                       May be Acquired       May be      Shares Which    Owner-
                      Upon Conversion     Acquired Upon  May be Issued   ship
                     of Notes or in Pay-   Exercise of   in Payment of   After
Name                ment of Principal (1)    Warrants      Interest     Offering
----------------    --------------------   ------------  -------------  --------

CAMOFI Master LDC          4,000,000         2,800,000        848,826        --
CAMHZN Master LDC          1,000,000           700,000        212,207        --
JP Turner & Company, LLC                       468,750
Patrick Power                     --           234,375 (2)         --        --
Michael Rose                      --           234,375 (2)         --        --

(1) At the holder's option, the notes are convertible into shares of Biocurex's common stock at a conversion price of $0.60 per share. At Biocurex's election, and under the conditions described in the section of the prospectus captioned "Description of Securities", Biocurex may use shares of its common stock to make interest or principal payments on the notes. The actual number of shares which may be issued as payment of interest or principal cannot be predicted at this time and will depend upon a variety of factors, including the dates, if any, that any of the notes are converted, the principal amounts of notes which are converted and Biocurex's decision, or ability, to pay interest or principal with shares of its common stock.

(2) Pursuant to the terms of a financial consulting agreement with J.P. Turner & Company Biocurex, for its services in connection with the sale of the notes and warrants, paid $390,000 to J.P. Turner and issued J.P. Turner warrants to purchase 937,500 shares of Biocurex's common stock. Warrants to purchase 187,500 shares are exercisable at a price of $0.01 per share and warrants to purchase 750,000 shares are exercisable at a price of $0.60 per share. The warrants expire on June 30, 2012. J.P. Turner subsequently assigned 234,750 warrants to Patrick Power and 234,750 warrants to Michael Rose, both employees of J.P. Turner.

      Jeffrey M. Hass has voting control and investment discretion over the shares of Biocurex's common stock issuable upon the conversion of the notes, the payment of principal or interest on the notes, or upon the exercise of warrants held by CAMOFI Master LDC and CAMHZN Master LDC. Mr. Hass is a controlling person of Centrecourt Management LLC, which acted as the placement agent for the sale of notes and warrants.

      Jeffrey M. Hass has voting control and investment discretion over the shares of Biocurex's common stock issuable upon the conversion of the notes, the payment of principal or interest on the notes, or upon the exercise of warrants held by CAMHZN Master LDC.

      William Mello has voting control and investment discretion over the warrants held by JP Turner & Company.

      The number of shares issuable upon the conversion of the notes, the exercise of the warrants or the payment of interest or principal on the notes are subject to adjustment under those conditions explained in the section of the prospectus entitled "Description of Securities -Notes and Warrants".

      Each note holder is prohibited from converting the notes to the extent that such conversion would result in such holder, together with any affiliate of the holder, beneficially owning in excess of 4.999% of the outstanding shares of Biocurex's common stock following such conversion. This restriction may be waived by each holder on not less than 61 days' notice to Biocurex. However, the 4.999% limitation would not prevent each note holder from acquiring and selling in excess of 4.999% of Biocurex's common stock through a series of acquisitions and sales so long as the holder never beneficially owns more than 4.999% of Biocurex's common stock at any one time.

      Each warrant holder is prohibited from exercising the warrants to the extent that such exercise would result in such holder, together with any affiliate of the warrant holder, beneficially owning in excess of 4.999% of the outstanding shares of Biocurex's common stock following such exercise. This restriction may be waived by each holder on not less than 61 day's notice to Biocurex. However, the 4.999% limitation would not prevent each warrant holder from acquiring and selling in excess of 4.999% Biocurex's common stock through a series of acquisitions and sales under the warrants so long as the warrant holder never beneficially owns more than 4.999% of Biocurex's common stock at any one time.

      CAMOFI Master LDC, one of the selling shareholders, sold Biocurex's common stock short on various dates between July 9, 2007 and the date of this prospectus. As of January 15, 2008 CAMOFI had a short position of 30,200 shares. CAMOFI's largest short position since July 9, 2007 was 152,350 shares. Biocurex's 8-K report, disclosing the sale of the notes and warrants, was filed on July 5, 2007. Biocurex's registration statement, of which this prospectus is a part, was filed on July 26, 2007. CAMOFI's short sales did not violate any agreement with Biocurex. Biocurex believes that either CAMOFI Master LDC or CAMHZN Master LDC will continue to hold short positions in Biocurex's common stock after the date of this prospectus.


Manner of Sale.

      The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o    privately negotiated transactions;

o    short sales;

o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

o    a combination of any such methods of sale; and

o    any other method permitted pursuant to applicable law.

      The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

      The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in the securities of Biocurex or derivatives of its securities and may sell or deliver shares in connection with these trades.

      The selling stockholders may sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.

      Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

      The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after Biocurex has filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

      The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after Biocurex has filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

      The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      Biocurex is required to pay all fees and expenses incident to the registration of the shares of common stock. Biocurex has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

     The selling stockholders have advised Biocurex that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If Biocurex is notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, Biocurex will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

Payment of Interest or Principal With Shares of Common Stock

      By means of this prospectus Biocurex may also issue shares of its common stock to the holders of the notes as payment of interest and principal. See "Description of Securities - Notes and Warrants" for more information concerning the conditions involving the issuance of these shares.

      The selling shareholders and any broker/dealers who act in connection with the sale of the shares may be deemed to be "underwriters" within the meaning of ss.2(11) of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

      Biocurex has advised the selling shareholders that they and any securities broker/dealers or others who may be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. Biocurex has also advised each selling shareholder that in the event of a "distribution" of the shares owned by the selling shareholder, the selling shareholder, any "affiliated purchasers", and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". Biocurex has also advised the selling shareholders that Rule 101 under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

                            DESCRIPTION OF SECURITIES

      Biocurex is authorized to issue 125,000,000 shares of common stock. As of August 15, 2007 Biocurex had 41,605,935 outstanding shares of common stock. Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding common stock can elect all directors.

      Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of the assets of Biocurex after payment of liabilities. The Board of Directors is not obligated to declare a dividend and it is not anticipated that dividends will ever be paid.

      Holders of common stock do not have preemptive rights to subscribe to additional shares of common stock. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock.

Notes and Warrants

      On June 29, 2007, Biocurex sold convertible notes, plus warrants, to two private investors for $3,000,000. The notes bear interest annually at a rate of prime (as adjusted monthly on the first business day of each month) plus 2.75% per year. The notes are due and payable on June 29, 2010 and are secured by substantially all of Biocurex's assets.

      Interest is payable monthly with the first interest payment due on August 1, 2007. Beginning November 1, 2007 Biocurex is required to make monthly payments of $100,000 towards the principal amount of the Notes. If Biocurex fails to make any interest or principal payment when due, the Notes will become immediately due and payable.

      At the holder's option the Notes are convertible into shares of Biocurex's common stock at a conversion price of $0.60.

      Except for Exempt Issuances, if Biocurex sells any additional shares of common stock, or any securities convertible into common stock at a price below the then applicable Conversion Price, the Conversion Price will be lowered to the price at which the shares were sold or the lowest price at which the securities are convertible, as the case may be. The Conversion Price will also be proportionately adjusted in the event of any stock splits.

      Biocurex may elect to pay the principal and interest on the notes with shares of its common stock. The number of shares to be issued for the payment of principal or interest will be determined by dividing the amount to be paid by the lesser of the conversion price then in effect or 80% of the weighted average price of Biocurex's common stock for the ten trading days preceding the payment date. In order to make principal or interest payments with shares of its common stock certain conditions must be met, including the condition that the number of shares to be issued in payment of principal or interest cannot exceed 25% of the total shares traded for the 10 trading days prior to the payment date. Biocurex does not intend to use its shares to make principal or interest payments if the weighted average price of Biocurex's common stock for the ten trading days preceding the payment date is less than $0.48.

      The warrants allow the holders to purchase up to 3,500,000 shares of Biocurex's common stock at a price of $0.60 per share at any time after June 29, 2007.

      In the event the closing price of Biocurex's common stock is $1.20 or greater for ten consecutive trading days, the selling shareholders will be required to exercise the warrants relating to the 3,500,000 shares of Biocurex's common stock. Following the exercise of the warrants, Biocurex will issue to the selling shareholders new warrants, which will entitle the selling shareholders to purchase 1,750,000 shares of Biocurex's common stock. The new warrants will be exercisable at a price of $1.20 per share at any time prior to the later of June 25, 2012 or three years from the date the new warrants are issued.

      The exercise price of the warrants, as well as the shares issuable upon the exercise of the warrants, will be proportionately adjusted in the event of any stock splits.

      Except for Exempt Issuances, if Biocurex sells any additional shares of common stock, or any securities convertible into common stock at a price below the then applicable exercise price of the warrants, the warrant exercise price will be lowered to the price at which the shares were sold or the lowest price at which the securities are convertible, as the case may be.

      Any of the following are an event of default:

o    Biocurex fails to make any interest or principal payment when due

o Biocurex breaches any representation, warranty or covenant or defaults in the timely performance of any other obligation in its agreements with the note holders and the breach or default continues uncured for a period of five trading days after the date on which notice of the breach or default is first given to Biocurex, or ten trading days after Biocurex becomes, or should have become, aware of such breach or default

o Biocurex defaults in the performance of any obligation in any material agreement with any other party and the default continues uncured for a period of ten trading days

o Biocurex files for protection from its creditors under the federal bankruptcy code or a third party files an involuntary bankruptcy petition against Biocurex.

o Biocurex defaults on any of its obligations in an amount exceeding $50,000, and results in the indebtedness becoming payable prior to the date on which it would otherwise become payable.

o Biocurex's common stock is not listed on the OTC Bulletin Board or other public trading market.

o Biocurex redeems or repurchases more than a de minimis number of its outstanding shares of common stock or other equity securities.

o the holders of the notes and warrants are not permitted to sell any shares under the Registration Statement for ten or more consecutive trading days or fifteen trading days (which need not be consecutive trading days) in any twelve-month period.

o Biocurex fails for any reason to deliver a certificate within five trading days after delivery of the certificate is required pursuant to any agreement with the note holders

      At any time after an event of default, any holder has the option to require Biocurex to repurchase all or any portion of the outstanding principal amount of the note, at a price equal to 125% of the outstanding principal, plus all accrued but unpaid interest.

      If the Registration Statement, of which this prospectus is a part, ceases to be effective for any reason or the Registration Statement is unavailable to the note holders and the lapse or unavailability continues for a period of ten or more consecutive trading days, or fifteen trading days which need not be consecutive, in any twelve month period, then in addition to any other rights the note holders may have, Biocurex will pay to each note holder an amount equal to 1.5% of the outstanding principal of the notes for each month that the registration statement cannot be used.

      So long as the notes are outstanding Biocurex may not:

o    purchase or otherwise acquire for value any of its common stock.

o become obligated on any debt that is senior or equal in any respect to Biocurex's obligations under the notes.

o issue new securities convertible into common stock with a conversion price or a number of shares issuable upon conversion that floats or is subject to adjustment based upon the market price of Biocurex's common stock.

o    reverse split its common stock.

o engage in any transaction with any officer, director, employee or any affiliate of Biocurex in excess of $10,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of Biocured and (iii) for employee benefits, including stock option agreements under any stock option plan of Biocurex.

      So long as the notes are outstanding, the note holders have a right to participate in any subsequent financings involving Biocurex.

      Biocurex has filed a registration statement, of which this prospectus is a part, with the Securities and Exchange Commission in order that the shares of common stock issuable upon the conversion of the notes or the exercise of the warrants may be resold in the public market.

      For purposes of the notes and warrants the term:

      "Exempt Issuance" means the issuance of:

o shares of common stock or options to officers or directors of Biocurex, not to exceed 500,000 shares or options per year for any single officer or director (not to exceed 1,200,000 shares or options per year in total), pursuant to any stock or option plan duly adopted by the directors of Biocurex.

o shares of common stock or options to employees or independent consultants of Biocurex, not to exceed 500,000 shares or options per year, pursuant to any stock or option plan duly adopted by the directors of Biocurex.

o restricted shares or options issued at fair market value for services rendered during any year to independent consultants and having a value, at the time of issuance of not more than $400,000 (of which at least $350,000 will be reserved for issuance to unaffiliated entities for payment of legal fees, investment banking related fees or investor relations fees). The value of the shares issued or sold will be determined by multiplying the number of shares sold by the closing price of Biocurex's common stock on the date of issuance or sale.

o restricted equity securities in an amount not to exceed $500,000 to any one person or entity and $3,500,000 in the aggregate in any calendar year, provided the restricted equity securities cannot be registered for public sale, the price of such equity securities can be no less than 75% of the VWAP of Biocurex's common stock for the ten business days prior to the closing of the sale and any warrants issued in connection with the transaction must have an exercise price at least equal to the VWAP of Biocurex's common stock for the ten business days prior to the closing of such sale (except for any placement agent warrants which exercise price must be at least 75% of the VWAP of Biocurex's common stock for the ten business days prior to the closing of the sale.

o    shares issued to any note holder in payment of principal or interest.

o    securities sold to any note holder.

o securities upon the conversion of the notes or the exercise of the warrants held by the selling shareholders.

o securities upon the conversion of notes or the exercise of options or warrants issued and outstanding on June 29, 2007, provided that the securities have not been amended to increase the number of such securities or to decrease the exercise, exchange or conversion price of the securities.

      "VWAP" means for any particular period the volume weighted average trading price per share of Biocurex's common stock.

INFORMATION REGARDING POTENTIAL PROFIT THAT MAY BE REALIZED BY HOLDERS OF CONVERTIBLE NOTES AND WARRANTS

Convertible Notes

Amount of notes sold:                                              $3,000,000
Payment made to Centrecourt Management LLC as placement agent        (122,500)
Payment made to J.P. Turner & Co. as financial consultant            (390,000)
                                                                   ----------
Net amount received by Biocurex from sale of notes                 $2,487,500
                                                                   ==========

Conversion price of notes                                              $0.60
Number of shares of Biocurex's common stock which
    could be issued to note holders, assuming total principal
    amount notes are converted                                     5,000,000
Closing price of Biocurex's common stock on the date
    the notes were sold (June 29, 2007)                                $0.60
Total dollar value of 5,000,000 shares issuable upon conversion of notes, based upon closing price of Biocurex's common stock
    on June 29, 2007                                              $3,000,000
Potential profit to note holders, assuming all notes are
    converted into common stock at a price of $0.60 per
    share and then resold at $0.60 per share.                            -0-

Warrants
--------

Number of warrants issued to:
Note holders                                                       3,500,000
Exercise price of warrants issued to note holders                      $0.60
JP Turner & Company (1)                                              937,500
Exercise price of 187,500 warrants                                     $0.01
Exercise price of 750,000 warrants                                     $0.60
Number of shares of Biocurex's common stock which
    could be issued to warrant holders, assuming all
    warrants are exercised                                        4,437,500
Closing price of Biocurex's common stock on the date
    the warrants were issued (June 29, 2007)                           $0.60
Total dollar value of shares issuable upon exercise of warrants, based upon closing price of Biocurex's common stock on
    June 29, 2007                                                 $2,662,500
Potential profit to warrant holders, assuming 187,500 warrants are exercised at a price of $0.01 per share, the 750,000
    warrants are exercised at a price of $0.60 per share and
    all shares issuable upon the exercise of the warrants
    are resold at $0.60 per share.                                   112,500

(1) JP Turner later assigned 234,750 warrants to Patrick Power and 234,750 warrants to Michael Rose, both employees of J.P. Turner. Warrants to purchase 93,750 shares are exercisable at a price of $0.01 per share and warrants to purchase 375,000 shares are exercisable at a price of $0.60 per share.

       Prior to the sale of the convertible notes and warrants, 39,859,024 shares of Biocurex's common stock were owned by persons other than Biocurex's officers and directors, the selling shareholders, and affiliates of the selling shareholders.

Combined total potential profit to note holders:

A.   Amount received by Biocurex from sale of notes:                $3,000,000

B.   Less placement agent fee paid to Centrecourt Management          (122,500)

C.   Less financial consulting fee paid to J.P. Turner & Company      (390,000)

D.   Less interest payable over term of notes                         (509,000)
                                                                   -----------

E.   Net proceeds to Biocurex from sale of notes                    $1,978,500
                                                                    ==========

F.   Combined  total profit to holders of notes and  warrants,
     assuming notes  are  converted  at $0.60 per share,
     warrants to purchase 187,500 shares are exercised at a
     price of $0.01per share, warrants to purchase 750,000
     shares are exercised  at a price of $0.60 per share,  and
     shares issuable upon conversion of notes and exercise of
     warrants are sold at a price of $0.60 per share, which was the closing  price of Biocurex's common stock on the date
     the  notes  and warrants were sold                             $  112,500

Profit percentage:

     B  +  C  +  D  +  F     =         $1,134,000       =57%
     -------------------               ----------
            E                          $1,978,500

Average profit percentage over term of notes:  19%

Payments to Selling Shareholders and Finders

      The notes bear interest at the prime lending rate plus 2.75%, which as of August 31, 2007 was an annual rate of 11%. Beginning November 1, 2007 Biocurex is required to make monthly principal payments of $100,000. The notes are due on June 29, 2010. Assuming:

o    Biocurex makes all required monthly principal payments,

o    none of the notes are converted into shares of Biocurex's common stock, and

o    the interest rate on the notes remains at 11% per year,

at maturity, the notes will have been paid in full and Biocurex will have paid approximately $509,000 in interest during the term of the notes.

      During the year ending June 29, 2008 Biocurex will make mandatory principal payments of $800,000 to the note holders and pay approximately $276,000 in interest, assuming the interest rate on the notes remains at 11%.

      Biocurex will also be required to pay holders of the notes and warrants damages in the event Biocurex does not deliver certificates representing the common stock issuable upon conversion of the notes or the exercise of warrants with five trading days after the notes are converted or the warrants are exercised. The amount of any damages will depend upon:

o    The amount of notes converted or warrants exercised,

o Number of trading days past the fifth trading day that the certificates are delivered, and

o If, due to Biocurex's failure to timely deliver certificates, the amount of any loss suffered by the note or warrant holders if they were forced to buy Biocurex's common stock in the open market to settle trades.

      The note and warrant holders will also be entitled to damages if this prospectus cannot be used by the note or warrant holders for ten consecutive calendar days, or 15 calendar days, during any twelve-month period. The amount of damages will be equal to 1.5% of the outstanding principal balance of the notes at the end of the ten or fifteen day period, as the case may be.


       As of October 31, 2007 Biocurex did not have the ability to pay all interest and principal due on the notes with cash. Biocurex plans to repay the notes with cash on hand, proceeds from the sale of its securities and shares of its common stock.


      Centrecourt Management LLC served as the placement agent in connection with the sale of the notes and warrants and received a cash fee of $97,500, plus $25,000 for its legal expenses. Centrecourt Management is the investment manager for CAMOFI Master LDC and CAMHZN Master LDC.

      Pursuant to the terms of a financial consulting agreement with J.P. Turner & Company Biocurex, for its services in connection with the sale of the notes and warrants, paid $390,000 to J.P. Turner and issued J.P. Turner warrants to purchase 937,500 shares of Biocurex's common stock. Warrants to purchase 187,500 shares are exercisable at a price of $0.01 per share and warrants to purchase 750,000 shares are exercisable at a price of $0.60 per share. The warrants expire on June 30, 2012.

Warrants Held by Private Investors

      See "Comparative Share Data" for information concerning the terms of warrants held by private investors.

Transfer Agent

      Securities Transfer Corporation
      2591 Dallas Parkway, Suite 102
      Frisco, TX 75034
      Phone: (469) 633-0101
      Fax: (469) 633-0088.

                                LEGAL PROCEEDINGS

      Biocurex is not involved in any pending or threatened legal proceedings.

                                 INDEMNIFICATION

      The Bylaws of Biocurex authorize indemnification of any director, officer, employee or agent against expenses incurred in connection with any action, suit, or proceeding to which he or she is named a party by reason of having acted or served in such capacity, except for liabilities arising from misconduct or negligence in performance of his or her duty. In addition, even a director, officer, employee, or agent who was found liable for misconduct or negligence in the performance of his or her duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or controlling persons pursuant to the foregoing provisions, Biocurex has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                              AVAILABLE INFORMATION

     Biocurex is subject to the informational requirements of the Securities Exchange Act of l934 and in accordance therewith is required to file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Copies of any such reports, proxy statements and other information filed by Biocurex can be inspected at the public reference facility maintained by the Securities and Exchange Commission at 100 F Street NE, Washington, D.C., 20549 Copies of such material can be obtained at prescribed rates. Certain information concerning Biocurex is also available at the Internet Web Site maintained by the Securities and Exchange Commission at www.sec.gov. Biocurex has filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (together with all amendments and exhibits) under the Securities Act of 1933, as amended (the "Act"), with respect to the Securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information, reference is made to the Registration Statement.

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (dba BIOCUREX, INC.)
                              FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005


                                      INDEX


Report of Independent Registered Public Accounting Firm                     F-1

Balance Sheets                                                              F-2

Statements of Operations                                                    F-3

Statements of Cash Flows                                                    F-4

Statement of Stockholders' Equity (Deficit)                          F-5 - F-10

Notes to the Financial Statements                                   F-11 - F-32

             Report of Independent Registered Public Accounting Firm


To the Directors and Stockholders
Whispering Oaks International, Inc. (dba Biocurex, Inc.)
(A Development Stage Company)

We have audited the accompanying balance sheets of Whispering Oaks International, Inc. as of December 31, 2006 and 2005, and the related statements of operations, cash flows and stockholders' equity (deficit) for the years then ended and accumulated for the period from January 1, 2001 to December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Whispering Oaks International, Inc. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended and accumulated for the period from January 1, 2001 to December 31, 2006, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any sustained revenues and has incurred significant operating losses from operations. The Company will need additional financing to sustain operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Manning Elliott LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

February 23, 2007

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (dba BIOCUREX, INC.)
                          (A Development Stage Company)
                           (Expressed in U.S. dollars)

                                 BALANCE SHEETS

                                                  December 31,    December 31,
                                                      2006            2005
                                                       $                $
   ASSETS

   Current Assets:

       Cash                                          590,254          252,177
       Investment securities (Note 3)                176,426          366,000
       Prepaid expenses and other                     76,340            4,711
       Notes receivable, net of allowance for
       doubtful accounts of $73,489 and
       $65,298, respectively (Note 4)                 36,432           43,770
                                                -------------------------------
   Total Current Assets                              879,452          666,658

   Patents (Note 5)                                  329,004          276,802
                                                -------------------------------

   Total Assets                                    1,208,456          943,460
                                                ===============================

   LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

   Current Liabilities

       Accounts payable                              117,713          322,217
       Accrued liabilities                           109,085           75,679
       Due to related parties (Note 6)               358,763          420,819
       Convertible notes payable (Note 7)            194,828          333,373
                                                -------------------------------

   Total Current Liabilities                         780,389        1,152,088
                                                -------------------------------

   Commitments and Contingencies (Notes 1, 11
   and 12)

   Stockholders' Equity (Deficit)

       Common stock, $0.001 par value;
        125,000,000 shares authorized; 40,425,615
        and 34,065,437 shares issued and
        outstanding, respectively                     40,425           34,065
       Additional paid-in capital                 10,027,813        7,099,095
       Common stock subscribed                             -           85,962
       Accumulated other comprehensive income         72,872          204,000
       Accumulated deficit                          (114,175)        (114,175)
       Deficit accumulated during the
       development stage                          (9,598,868)      (7,517,575)
                                                -------------------------------
   Total Stockholders' Equity (Deficit)              428,067         (208,628)
                                                -------------------------------
   Total Liabilities and Stockholders' Equity
   (Deficit)                                       1,208,456          943,460
                                                ===============================

The accompanying notes are an integral part of these financial statements.

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (dba BIOCUREX, INC.)
                          (A Development Stage Company)
                           (Expressed in U.S. dollars)

                            STATEMENTS OF OPERATIONS



                                                                 Accumulated
                                                                  During the
                                                               Development Stage
                                            Years Ended         January 1, 2001
                                            December 31,        to December 31,
                                         2006           2005          2006
                                           $             $              $

Revenue                                        -        200,000      414,456
                                      ------------------------------------------

Operating Expenses

   Amortization                           22,281         29,041      108,361
   General and administrative (Note
   6(b))                                 826,779        802,513    3,025,997
   Professional and consulting fees      687,053        584,498    4,102,110
   Research and development (Note
   6(b))                                 572,032        445,260    2,401,592
                                      ------------------------------------------
Total Operating Expenses               2,108,145      1,861,312    9,638,059
                                      ------------------------------------------
Loss From Operations                  (2,108,145)    (1,661,312)  (9,223,604)
                                      ------------------------------------------

Other Income (Expense)

   Gain on extinguishments of
   convertible debt                            -              -       33,584
   Gain (loss) on issuance of shares       7,886              -      (25,589)
   Gain on sale of equity
   investment securities                  95,782              -      185,315
   Interest expense                      (30,521)       (37,204)    (798,144)
   Interest income                        18,865         10,415      362,559
   Intrinsic value of the embedded
    conversion options                   (65,160)       (67,829)    (132,989)
                                      ------------------------------------------

Total Other Income (Expense)              26,852        (94,618)    (375,264)
                                      ------------------------------------------

Net Loss                              (2,081,293)    (1,755,930)  (9,598,868)

Other Comprehensive Income (Loss)

   Unrealized gain (loss) on
    investment securities               (131,128)       (18,000)      72,872
                                      ------------------------------------------

Total Comprehensive Loss              (2,212,421)    (1,773,930)  (9,525,996)
                                      ==========================================

Net Loss Per Share - Basic
 and Diluted                               (0.06)         (0.05)
                                      ============   ============

Weighted Average Shares Outstanding   36,856,000     34,763,000
                                      ============   ============

The accompanying notes are an integral part of these financial statements.

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (dba BIOCUREX, INC.)
                          (A Development Stage Company)
                           (Expressed in U.S. dollars)

                            STATEMENTS OF CASH FLOWS
                                                                   Accumulated
                                                                   During the
                                                                   Development
                                                Years Ended          Stage
                                                December 31,     January 1, 2001
                                                                   to December
                                               2006       2005      31, 2006
                                                 $         $            $
Operating Activities:

Net loss for the period                    (2,081,293) (1,755,930)  (9,598,868)

Adjustments to reconcile net loss to net
 cash used in operating activities:
  Amortization                                 22,281      29,041      108,361
  Amortization of deferred compensation             -      26,834      275,000
  Intrinsic value of the embedded
  conversion options                           65,160      67,829      132,989
  Loss (gain) on issuance of shares            (7,886)          -       25,589
  Stock-based compensation expense            792,818     768,737    3,673,522
  Discount on convertible debentures and
  due to related parties                            -           -      736,542
  Variable accounting for equity instruments        -           -     (458,110)
  Gain on extinguishments of debt                   -           -      (33,584)
  Gain on sale of investment securities       (95,782)          -     (290,389)
  Allowance for uncollectible notes
   receivable                                       -      13,398       65,298

Changes in operating assets and liabilities:

  Interest accrued on notes receivable              -      (6,296)      (6,296)
  Prepaid expenses and other                  (36,734)      5,289      (41,445)
  Accounts payable                            288,121     215,660    1,024,506
  Accrued liabilities                          33,406      36,571      109,085
  Deferred revenue                                  -           -     (162,000)
  Subscriptions receivable                          -           -     (100,682)
                                         ---------------------------------------
Net Cash Used in Operating Activities      (1,019,910)   (598,867)  (4,540,482)
                                         ---------------------------------------
Investing Activities:

  Issuance of notes receivable                      -           -     (100,542)
  Proceeds from notes receivable                8,273      93,440      101,713
  Patent costs                                (74,483)    (72,003)    (232,897)
  Proceeds from sale of investment
   securities                                 154,228           -      384,894
                                         ---------------------------------------
Net Cash Provided by Investing Activities      88,018      21,437      153,168
                                         ---------------------------------------
Financing Activities:

  Due to related parties                      (62,056)    (52,607)     424,914
  Proceeds from convertible notes payable           -           -      639,743
  Repayment of convertible notes payable            -           -      (53,000)
   roceeds from private placements of
    common stock and share subscriptions
  P received                                1,454,500     454,594    2,802,772
  Proceeds from the exercise of stock
  options and warrants                             25     333,141    1,043,088
  Share issuance costs                       (122,500)          -     (122,500)
                                         ---------------------------------------
Net Cash Provided by Financing Activities   1,269,969     735,128    4,735,017
                                         ---------------------------------------
Net Increase in Cash                          338,077     157,698      347,703

Cash - Beginning of Year                      252,177      94,479      242,551
                                         ---------------------------------------
Cash - End of Year                            590,254     252,177      590,254
                                         =======================================

Non-cash Investing and Financing
 Activities:
  Share issued to settle debt                 484,738           -      559,847
  Notes payable converted into common shares  138,545     143,370      858,076
                                         =======================================
Supplemental Disclosures:
  Interest paid                                     -           -          779
  Income taxes                                      -           -            -
                                         =======================================


The accompanying notes are an integral part of these financial statements.

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (dba BIOCUREX, INC.)
                          (A Development Stage Company)
                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                       FOR THE PERIOD FROM JANUARY 1, 2001
              (INCEPTION OF DEVELOPMENT STAGE) TO DECEMBER 31, 2006
                           (Expressed in U.S. dollars)


                                                                                                              Deficit
                                                                                                              Accumu-
                                                                                                              lated
                                                                                            Other             During
                                                                         Stock              Compre-            the
                                                Additional  Common     Subscrip-  Deferred  hensive  Accumu-  Develop- Stockholders'
                                Common Stock     Paid In     Stock       tions     Compen-  Income    lated    ment       Equity
                              Shares    Amount   Capital   Subscribed  Receivable  sation   (loss)   Deficit   Stage     (Deficit)
                              ------------------------------------------------------------------------------------------------------
                                #          $         $          $           $         $        $        $         $            $

Balance at January 1, 2001   8,225,022    8,225    46,775           -           -       -         -  (114,175)         -    (59,175)
Capital contributed relating
 to the forgiveness of
 advances payable
 (February 2001)                     -        -    59,175           -           -       -         -         -          -     59,175
Issuance of common stock at
 $2.00 per share for patents
 and intellectual properties
 (February 2001)             1,950,000    1,950    (1,950)          -           -       -         -         -          -          -
Issuance of common stock at
 $1.51 per share in settlement
 of convertible notes payable
 (May 2001)                  1,544,404    1,545   464,616           -           -       -         -        -           -    466,161
Issuance of common stock for
 cash: October 2001 - $1.25
 per share                      52,000       52    65,000           -           -       -         -        -           -     65,052
December 2001 - $0.97 per share 32,260       32    31,406           -           -       -         -        -           -     31,438
Issuance of common stock at
 $2.00 per share for services
 rendered (December 2001)       11,000       11    21,989           -           -       -         -        -           -     22,000
Issuance of warrants                 -        -   175,000           -           -       -         -        -           -    175,000
Cumulative foreign currency
 translation adjustment              -        -         -           -           -       -    28,213        -           -     28,213
Net loss for the year                -        -         -           -           -       -         -        -  (1,089,464)(1,089,464)
                            --------------------------------------------------------------------------------------------------------
Balance at December 31,
 2001                       11,814,686   11,815   862,011           -           -       -    28,213 (114,175) (1,089,464)  (301,600)

Issuance of common stock
 at $0.75 per share
 (January 2002)                105,313      105    78,880           -           -       -         -        -           -     78,985
Issuance of common stock at
 $0.10 per share to settle
 convertible notes payable
 (December 2002)             1,100,000    1,100   108,900           -           -       -         -        -           -    110,000
Issuance of common stock
for services rendered
 April 2002 - $0.64 per share   77,149       77    49,062           -           -       -         -        -           -     49,139
 July 2002 - $1.25 per share     7,400        8     9,207           -           -       -         -        -           -      9,215
Issuance of common stock for
 consulting services at
 $0.05 per share (November
 2002)                       2,300,000    2,300   112,700           -           - (115,000)       -        -           -          -
Issuance of common stock to
 settle accounts payable at
 $0.08 per share (December
 2002)                         929,244      929    74,181           -           -       -         -        -           -     75,110
Fair value of stock options
 granted                             -        -    21,042           -           -       -         -        -           -     21,042
Fair value of warrants issued        -        -   207,188           -           -       -         -        -           -    207,188
Reclassification of warrants
 and options to liability            -        -  (529,785)          -           -       -         -        -           -   (529,785)
Reclassification of warrant
 liability to equity                 -        -    71,675           -           -       -         -        -           -     71,675
Beneficial conversion feature
 of convertible debt                 -        -    99,800           -           -       -         -        -           -     99,800
Cumulative foreign currency
 translation adjustment              -        -         -           -           -       -   (28,213)       -           -    (28,213)
Net loss for the year                -        -         -           -           -       -         -        -    (646,771)  (646,771)
                            --------------------------------------------------------------------------------------------------------
Balance - December 31, 2002  16,333,792  16,334  1,164,861          -           - (115,000)       -  (114,175)(1,736,235)  (784,215)



The accompanying notes are an integral part of these financial statements.


                                                                                                              Deficit
                                                                                                              Accumu-
                                                                                                              lated
                                                                                            Other             During
                                                                         Stock              Compre-            the
                                                Additional  Common     Subscrip-  Deferred  hensive  Accumu-  Develop- Stockholders'
                                Common Stock     Paid In     Stock       tions     Compen-  Income    lated    ment       Equity
                              Shares    Amount   Capital   Subscribed  Receivable  sation   (loss)   Deficit   Stage     (Deficit)
                              ------------------------------------------------------------------------------------------------------
                                #          $         $          $           $         $        $        $         $            $

Carryforward Balance -
 December31, 2002           16,333,792   16,334 1,164,861           -           - (115,000)       -  (114,175)(1,736,235)  (784,215)
Issuance of common stock
for cash:
 January 2003 - $0.07
   per share                   900,543      900    62,137           -           -        -        -         -          -     63,037
 November 2003 - $0.21
   per  share                  288,095      288    60,195           -           -        -        -         -          -     60,483
Issuance of common stock
pursuant to exercise of
stock options:
 March 2003 - $0.07
   per share                 1,560,000    1,560   107,640           -           -        -        -         -          -    109,200
 May 2003 - $0.16
   per share                 1,000,000    1,000   159,000           -           -        -        -         -          -    160,000
 June 2003 - $0.17
   per share                   305,822      306    51,594           -           -        -        -         -          -     51,900
 November 2003 - $0.001
   per share                   450,000      450         -           -           -        -        -         -          -        450
 March 2003 - $0.07
   per share                   135,000      135     9,315           -           -        -        -         -          -      9,450
 June 2003 - $0.17
   per share                   294,118      294    49,706           -           -        -        -         -          -     50,000
 October 2003 - $0.18
   per share                   277,777      278    49,722           -           -        -        -         -          -     50,000
 November 2003 - $0.24
   per share                   104,167      104    24,896           -           -        -        -         -          -     25,000
Issuance of common stock
for services:
 March 2003 - $0.40
   per share                   156,250      156    62,344           -           -        -        -         -          -     62,500
 October 2003 - $0.16
   per share                 1,000,000    1,000   159,000           -           -  (160,000)      -         -          -          -
Fair value of stock
 options granted                     -        -   841,349           -           -        -        -         -          -    841,349
Amortization of deferred                                                    41,667
 compensation                        -        -         -           -           -        1        -         -          -    141,667
Fair value of warrants issued        -        -   274,601           -           -        -        -         -          -    274,601
Fair value of beneficial
 conversion feature related
 to convertible notes                -        -   255,142           -           -        -        -         -          -    255,142
Fair value of warrants
 issued for loan provided            -        -    99,778           -           -        -        -         -          -     99,778
Reacquisition value of
 beneficial conversion
 feature                             -        -   (33,584)          -           -        -        -         -          -    (33,584)
Unrealized gain on
 investment securities               -        -         -           -           -        -   48,000         -          -     48,000
Net loss for the year                -        -         -           -           -        -        -         - (2,618,955)(2,618,955)
                            --------------------------------------------------------------------------------------------------------
Balance - December 31, 2003 24,983,564   24,983 3,741,470           -           -  (133,333) 48,000  (114,175)(4,355,190)  (788,245)

Issuance of common stock for cash:
 January 2004- $0.19
   per share                   100,000      100    18,900           -           -        -        -         -          -     19,000
 March 2004 - $0.15
   per share                   633,334      633    94,367           -           -        -        -         -          -     95,000
 March 2004 - $0.19
   per share                   315,790      316    59,684           -           -        -        -         -          -     60,000
 July 2004 - $0.50
   per share                   500,000      500   249,500           -           -        -        -         -          -    250,000



The accompanying notes are an integral part of these financial statements.


                                                                                                              Deficit
                                                                                                              Accumu-
                                                                                                              lated
                                                                                            Other             During
                                                                         Stock              Compre-            the
                                                Additional  Common     Subscrip-  Deferred  hensive  Accumu-  Develop- Stockholders'
                                Common Stock     Paid In     Stock       tions     Compen-  Income    lated    ment       Equity
                              Shares    Amount   Capital   Subscribed  Receivable  sation   (loss)   Deficit   Stage     (Deficit)
                              ------------------------------------------------------------------------------------------------------
                                #          $         $          $           $         $        $        $         $            $

July 2004 - $0.60 per share     33,333       33    19,967           -           -        -        -         -          -     20,000
Dec 2004 - $0.47 per share     320,600      321   150,361           -    (150,682)       -        -         -          -          -
Issuance of common stock
for services:
 February 2004 - $0.22
   per share                   142,928      143    31,301           -           -        -        -         -          -     31,444
 March 2004 - $0.23
   per share                    25,000       25     5,725           -           -        -        -         -          -      5,750
 July 2004 - $0.91
   per share                   200,000      200   181,800           -           -        -        -         -          -    182,000
 October 2004 - $0.72
   per share                    60,000       60    43,140           -           -        -        -         -          -     43,200
 December 2004 - $0.63
   per share                    79,616       80    50,078           -           -        -        -         -          -     50,158
Issuance of common stock
pursuant to the exercise
of stock options for cash:
 March 2004 - $0.14
   per share                    40,000       40     5,560           -           -        -        -         -          -      5,600
 March 2004 - $0.22
   per share                   200,000      200    43,800           -           -        -        -         -          -     44,000
 April 2004 - $0.14
   per share                    65,000       65     9,035           -           -        -        -         -          -      9,100
 April 2004 - $0.001
   per share                   150,000      150         -           -           -        -        -         -          -        150
 July 2004 - $0.14
   per share                   125,000      125    17,375           -           -        -        -         -          -     17,500
 July 2004 - $0.07
   per share                    25,000       25     1,725           -           -        -        -         -          -      1,725
 July 2004 - $0.001
   per share                   200,000      200         -           -           -        -         -          -        -        200
 September 2004 - $0.07
   per share                    20,000       20     1,380           -           -        -        -         -          -      1,400
 October 2004 - $0.73
   per share                   128,000      128    93,312           -           -        -        -         -          -     93,440
Fair value of stock
 options granted                     -        -   419,204           -           -        -        -         -          -    419,204
Issuance of common stock
pursuant to the exercise
of warrants for cash:
 June 2004 - $0.07 per share   628,571      629    43,371           -           -        -        -         -          -     44,000
 June 2004 - $0.19 per share   105,263      105    19,895           -           -        -        -         -          -     20,000
 July 2004 - $0.05 per share    30,000       30     1,470           -           -        -        -         -          -      1,500
 July 2004 - $0.30 per share   153,945      154    46,030           -           -        -        -         -          -     46,184
 August 2004 - $0.21
   per share                   338,095      338    70,662           -           -        -        -         -          -     71,000
 September 2004 - $0.07
   per share                   271,972      272    18,766           -           -        -        -         -          -     19,038
 September 2004 - $0.001
   per share                   200,000      200         -           -           -        -        -         -          -        200
Issuance of common stock
pursuant to the exercise
of warrants for cash:
 December 2004 - $0.08
   per share                   145,683      146    11,509           -           -        -        -         -          -     11,655



The accompanying notes are an integral part of these financial statements.


                                                                                                              Deficit
                                                                                                              Accumu-
                                                                                                              lated
                                                                                            Other             During
                                                                         Stock              Compre-            the
                                                Additional  Common     Subscrip-  Deferred  hensive  Accumu-  Develop- Stockholders'
                                Common Stock     Paid In     Stock       tions     Compen-  Income    lated    ment       Equity
                              Shares    Amount   Capital   Subscribed  Receivable  sation   (loss)   Deficit   Stage     (Deficit)
                              ------------------------------------------------------------------------------------------------------
                                #          $         $          $           $         $        $        $         $            $

December 2004 - $0.05
  per share                    337,313      337    16,528           -           -        -        -         -          -     16,865
December 2004 - $0.30
  per share                    206,300      206    61,684           -           -        -        -         -          -     61,890
Amortization of deferred
 compensation                        -        -         -           -           -  106,499        -         -          -    106,499
Unrealized gain on investment
 securities                          -        -         -           -           -  174,000        -         -          -    174,000
Net loss for the year                -        -         -           -           -        -        -         - (1,406,455)(1,406,455)
                            --------------------------------------------------------------------------------------------------------
Balance - December 31, 2004 30,764,307   30,764 5,527,599           -    (150,682) (26,834) 222,000  (114,175)(5,761,645)  (272,973)

Issuance of common stock
for services:
 February 2005 - $0.71
   per share                    15,492       15    10,985           -           -        -        -         -          -     11,000
 March 2005 - $0.90
   per share                    30,000       30    26,970           -           -        -        -         -          -     27,000
 May 2005 - $1.26
   per share                    15,000       15    18,885           -           -        -        -         -          -     18,900
 July 2005 - $1.00
   per share                    70,000       70    72,930           -           -        -        -         -          -     73,000
 December 2005 - $0.89
   per share                    25,000       25    22,225           -           -        -        -         -          -     22,250
Issuance of common stock
for cash:
 May 2005 - $1.00
   per share                    25,000       25    24,975           -           -        -        -         -          -     25,000
 June 2005 - $1.00
   per share                   135,000      135   134,865           -           -        -        -         -          -    135,000
 June 2005 - $1.10
   per share                     4,545        5     4,995           -           -        -        -         -          -      5,000
Issuance of common stock
pursuant to the exercise
of stock options for notes
receivable:
 February 2005 - $0.60
   per share                    209,000     209   125,191           -           -        -        -         -          -    125,400
 April 2005 - $0.60
   per share                      5,000       5     7,495           -           -        -        -         -          -      7,500
Fair value of stock
 options granted                      -       -   384,500           -           -        -        -         -          -    384,500
Issuance of common
stock pursuant to the
exercise of stock
options for cash:
 March 2005 - $0.001
   per share                  1,750,000   1,750         -           -           -        -        -         -          -      1,750
 March 2005 - $0.07
   per share                     25,000      25     1,725           -           -        -        -         -          -      1,750
 December 2005 - $0.001
   per share (cancellation)  (1,750,000) (1,750)        -           -           -        -        -         -          -     (1,750)
Issuance of common stock
pursuant to the exercise
of warrants for cash:
 January 2005 - $0.30
   per share                     26,305      26     7,865           -           -        -        -         -          -      7,891
 January 2005 - $0.38
   per share                     65,789      66    24,934           -           -        -        -         -          -     25,000



The accompanying notes are an integral part of these financial statements.

                                                                                                              Deficit
                                                                                                              Accumu-
                                                                                                              lated
                                                                                            Other             During
                                                                         Stock              Compre-            the
                                                Additional  Common     Subscrip-  Deferred  hensive  Accumu-  Develop- Stockholders'
                                Common Stock     Paid In     Stock       tions     Compen-  Income    lated    ment       Equity
                              Shares    Amount   Capital   Subscribed  Receivable  sation   (loss)   Deficit   Stage     (Deficit)
                              ------------------------------------------------------------------------------------------------------
                                #          $         $          $           $         $        $        $         $            $

March 2005 - $0.21 per share    50,000       50    10,450           -           -        -        -         -          -     10,500
March 2005 - $0.001 per share  450,000      450         -           -           -        -        -         -          -        450
June 2005 - $0.21 per share    682,714      683   142,687           -           -        -        -         -          -    143,370
Issuance of common stock
pursuant to the exercise
of warrants for cash:
 June 2005 - $0.10 per share   600,000      600    59,400           -           -        -        -         -          -     60,000
 August 2005 - $0.75 per share  77,266       77    57,873           -           -        -        -         -          -     57,950
 December 2005 - $0.001 per
  share (cancellation)        (450,000)    (450)        -           -           -        -        -         -          -       (450)
Issuance of common stock
pursuant to the cashless
exercise of warrants:
 February 2005 (139,474
   warrants)                    70,643       71       (71)          -           -        -        -         -          -          -
 March 2005 (272,903
   warrants)                   213,576      213      (213)          -           -        -        -         -          -          -
Issuance of common stock
 pursuant to the conversion
 of notes payable (February
 2005)                         955,800      956   142,414           -           -        -        -         -          -    143,370
February 2005, fair value of
 warrants issued on conversion
 of note payable December 2005,
 fair value of warrants issued
 for services                        -         -  222,587           -           -        -        -         -          -    222,587
Proceeds from stock
 subscriptions receivable            -         -        -     150,682           -        -        -         -          -    150,682
Proceeds from common shares
 subscribed pursuant to
 warrants exercised                  -         -        -      85,962           -        -        -         -          -     85,962
Amortization of deferred
 compensation                        -         -        -           -      26,834        -        -         -          -     26,834
Unrealized loss on investment
 securities                          -         -        -           -           -  (18,000)       -         -          -    (18,000)
Net loss for the year                -         -        -           -           -        -        -         - (1,755,930)(1,755,930)
                            --------------------------------------------------------------------------------------------------------
Balance - December 31, 2005 34,065,437    34,065 7,099,098      5,962           -        -  204,000  (114,175)(7,517,575)  (208,628)

Issuance of common stock
for services:
 June 2006 - $1.50 per share    25,000        25    37,475          -           -        -        -         -          -     37,500
 July 2006 - $0.72 per share    37,500        38    26,962          -           -        -        -         -          -     27,000
 July 2006 - $0.77 per share    37,500        38    28,837          -           -        -        -         -          -     28,875
 September 2006 - $0.80
   per share                   100,000       100    79,900          -           -        -        -         -          -     80,000
 October 2006 - $0.75
   per share                   225,000       225   168,525          -           -        -        -         -          -    168,750


The accompanying notes are an integral part of these financial statements.

                                                                                                              Deficit
                                                                                                              Accumu-
                                                                                                              lated
                                                                                            Other             During
                                                                         Stock              Compre-            the
                                                Additional  Common     Subscrip-  Deferred  hensive  Accumu-  Develop- Stockholders'
                                Common Stock     Paid In     Stock       tions     Compen-  Income    lated    ment       Equity
                              Shares    Amount   Capital   Subscribed  Receivable  sation   (loss)   Deficit   Stage     (Deficit)
                              ------------------------------------------------------------------------------------------------------
                                #          $         $          $           $         $        $        $         $            $

   per share                   225,000       225   168,525          -           -        -        -         -          -    168,750


November 2006 - $0.86
   per share                    50,000        50    42,950          -           -        -        -         -          -     43,000
Issuance of common stock
for debt settlement:
 January 2006 - $0.78
   per share                   200,000       200   155,800          -           -        -        -         -          -    156,000
 January 2006 - $0.83
   per share                     6,250         6     5,181          -           -        -        -         -          -      5,187
 February 2006 - $0.73
   per share                     6,850         6     4,994          -           -        -        -         -          -      5,000
 June 2006 - $0.95
   per share                    90,000        90    85,410          -           -        -        -         -          -     85,500
 September 2006 - $0.55
   per share                    15,000        15     8,235          -           -        -        -         -          -      8,250
 September 2006 - $0.80
   per share                   200,000       200   159,800          -           -        -        -         -          -    160,000
 October 2006 - $0.72
  per share                     90,000        90    64,710          -           -        -        -         -          -     64,800
Issuance of common stock
for cash:
 April 2006 - $0.50
   per share                   150,000       150    74,850          -           -        -        -         -          -     75,000
 July 2006 - $0.50 per share   150,000       150    74,850          -           -        -        -         -          -     75,000
 July 2006 - $0.70 per share   110,000       110    76,890          -           -        -        -         -          -     77,000
 September 2006 - $0.50
   per share                   460,000       460   229,540          -           -        -        -         -          -    230,000
 October 2006 - $0.50
   per share                 1,995,000     1,995   995,505          -           -        -        -         -          -    997,500
Share issuance costs                 -         -  (122,500)         -           -        -        -         -          -   (122,500)
Issuance of common stock
 pursuant to the exercise of
 stock options (December 2006)  25,000         25        -          -           -        -        -         -          -         25
 $0.001 per share
Fair value of stock
 options granted                     -          -  375,457          -           -        -        -         -          -    375,457
Fair value of stock
 options modified                    -          -   68,067          -           -        -        -         -          -     68,067
Issuance of common stock
pursuant to the exercise
of warrants for cash:
 January 2006 - $0.10
   per share                   500,000        500    49,500   (50,000)          -        -        -         -          -          -
 January 2006 - $0.05
   per share                   719,244        719    35,243   (35,962)          -        -        -         -          -          -
Issuance of common stock
 pursuant to the conversion
 of notes payable (September
 2006)                       1,167,834      1,168   137,377         -           -        -        -         -          -    138,545
September 2006, fair value of
 warrants issued on conversion
 of note payable                     -          -    65,160         -           -        -        -         -          -     65,160
Unrealized loss on investment
    securities                       -          -         -         -           -        - (131,128)        -          -   (131,128)
Net loss for the year                -          -         -         -           -        -        -         - (2,081,293)(2,081,293)
    --------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2006  40,425,615    40,425  10,027,813        -           -        -   72,872  (114,175)(9,598,868)   428,067
====================================================================================================================================

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (dba BIOCUREX, INC.)
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
                           (Expressed in U.S. dollars)

1. NATURE OF OPERATIONS AND CONTINUANCE OF BUSINESS

   Whispering Oaks International, Inc. (dba BioCurex, Inc.) (the "Company") was incorporated on December 8, 1997, under the laws of the State of Texas. During the first quarter of 2001, the Company ceased its business activities relating to the acquisition and sale of thoroughbred racehorses when a change of majority control occurred. On February 21, 2001, the Company acquired intellectual properties and patents relating to cancer diagnostics and therapeutics. The Company is now in the business of developing, producing, marketing and licensing cancer diagnostic kits and is currently considered a development stage enterprise as defined by Statement of Financial Accounting Standards No. 7 "Accounting and Reporting by Development Stage Enterprises".

   The financial statements are prepared in conformity with accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company does not have sufficient cash nor does it have an established source of revenue to cover its ongoing costs of operations. As of December 31, 2006 the Company has working capital of $99,063 and accumulated losses of $9,598,868 since the inception of the development stage. These factors raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

   Management is currently seeking additional financing through the sale of equity and from borrowings from private lenders to cover its operating expenses and restructuring its convertible notes payable into common stock.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Use of Estimates

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods. The Company regularly evaluates estimates and assumptions related to the valuation of accounts receivable, stock-based compensation, intangible asset valuations and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company's estimates. To the extent there are material

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (dba BIOCUREX, INC.)
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
                           (Expressed in U.S. dollars)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

   Use of Estimates (cont'd)

   differences between the estimates and the actual results, future results of operations will be affected.

   Cash and Cash Equivalents

   The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

   Foreign Currency Translation

   The Company's functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated to United States dollars in accordance with Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 52 "Foreign Currency Translation" using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars.

   Revenue Recognition

   The Company recognizes revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements." Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectibility is reasonably assured. The Company's revenue consists of license fees related to the licensing of its RECAF(TM) technology. Currently, there is one license agreement.

   Long-lived Assets

   In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes an impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (dba BIOCUREX, INC.)
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
                           (Expressed in U.S. dollars)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

   Research and Development Costs

   Research and development costs are charged to operations as incurred.

   Financial Instruments/Concentrations

   The fair values of cash, investment securities, notes receivable, accounts payable, accrued liabilities, due to related parties and convertible notes payable were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The Company's operations are in Canada, which results in exposure to market risks from changes in foreign currency rates. The financial risk to the Company's operations results from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

   For the year ended December 31, 2006, the Company has nil revenue. For the year ended December 31, 2005, revenue from a single customer represented 100% of total revenue.

   Income Taxes

   Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109, "Accounting for Income Taxes", as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

   Investment Securities

   The Company reports investments in debt and marketable equity securities at fair value based on quoted market prices or, if quoted prices are not available, discounted expected cash flows using market rates commensurate with credit quality and maturity of the investment. All investment securities are designated as available for sale with unrealized gains and losses included in stockholders' equity. The Company regularly reviews investment securities for impairment based on criteria that include the extent to which the investment's carrying value exceeds its related market value, the duration of the market decline, the Company's ability to hold to recovery and the financial strength and specific prospects of the issuer of the security. Unrealized losses that are other than temporary are recognized in earnings. Realized gains and losses are accounted for on the specific identification method.

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (dba BIOCUREX, INC.)
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
                           (Expressed in U.S. dollars)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

   Comprehensive Income

   SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As at December 31, 2006 and 2005, the Company's only components of comprehensive income were unrealized holding gains and losses on available-for-sale investment securities.

   Basic and Diluted Net Loss per Share

   The Company computes net loss per share in accordance with SFAS No. 128, "Earnings Per Share," which requires presentation of basic earnings per share and diluted earnings per share ("Diluted EPS"). The computation of basic earnings per share is computed by dividing income available to common stockholders by the weighted-average number of outstanding common shares during the period. Diluted earnings per share give effect to all potentially dilutive common shares outstanding during the period. The computation of Diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings. As of December 31, 2006 and 2005, the Company had approximately 14,371,000 and 12,782,000, respectively, of anti-dilutive securities, including options, warrants and equity instruments related to convertible notes payable.

   Stock-based Compensation

   Prior to January 1, 2006, the Company accounted for stock-based awards under the recognition and measurement provisions of Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees" using the intrinsic value method of accounting. Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123R "Share Based Payments" ("SFAS 123R"), using the modified prospective transition method. Under that transition method, compensation cost is recognized for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS 123, and compensation cost for all share-based payments granted subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS 123R. Results for prior periods have not been restated. As a result of the adoption of SFAS 123R, there was no change to the Company's net loss from operations for the year ended December 31, 2006, than if it had continued to account for share-based compensation under APB No. 25.

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (dba BIOCUREX, INC.)
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
                           (Expressed in U.S. dollars)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

   Stock-based Compensation (continued)

   All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

   The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to options granted under the Company's stock option plans for the prior period presented. For purposes of the pro forma disclosure, the fair value for options granted was estimated at the date of grant using the Black-Scholes option-pricing model assuming an expected life of 1.3 years, a risk-free rate of 3.27% and an expected volatility of 130%. The weighted average grant date fair value of stock options for the year ended December 31, 2005 was $0.68 per share.

                                                                 Year Ended
                                                              December 31, 2005

   Net loss - as reported                                          $(1,755,930)

   Add: Stock-based employee compensation included in
       net loss - as reported                                          384,500

   Deduct: Stock-based employee compensation determined
       under the fair value method                                    (410,218)
                                                                    -----------


   Pro forma net loss                                              $(1,781,648)
                                                                   ===========

   Basic and diluted loss per share:
     As reported                                                         (0.05)
     Pro forma                                                           (0.05)

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (dba BIOCUREX, INC.)
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
                           (Expressed in U.S. dollars)


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

   Recent Accounting Pronouncements

   In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115". This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities" applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, "Fair Value Measurements". The adoption of this statement is not expected to have a material effect on the Company's financial statements.

   In September 2006, the SEC issued Staff Accounting Bulletin ("SAB") No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements." SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006. The adoption of this statement did not have a material effect on the Company's reported financial position or results of operations.

   In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statement No. 87, 88, 106 and 132(R)". SFAS No. 158 requires recognition of the funded status of defined benefit plans in statements of financial position. It also requires recognition in comprehensive income of changes in the funding status of such plans during the year a change occurs, as well as modifies the timing of reporting and disclosures requirements. SFAS No. 158 is effective for recognition of funding status and disclosure as of the end of the fiscal year ending after December 15, 2006. The measurement of defined benefit plan assets and benefit obligations under SAFS No. 158 is effective for fiscal years ending after December 15, 2008. The Company does not expect the adoption of SFAS No. 158 to have a material effect on our financial statements.

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (dba BIOCUREX, INC.)
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
                           (Expressed in U.S. dollars)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

   Recent Accounting Pronouncements (cont'd)

   In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements". The objective of SFAS No. 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

   In June 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109" ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

   In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (dba BIOCUREX, INC.)
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
                           (Expressed in U.S. dollars)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

   Recent Accounting Pronouncements (cont'd)

   In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

3. INVESTMENT SECURITIES

   In November 2002, the Company entered into a licensing agreement ("the Agreement") with a third party whereby it licensed part of its technology in exchange for cash and 600,000 shares of the third party's publicly traded common stock that had a fair value of $162,000. The 600,000 shares of common stock are classified as "available for sale" in accordance with SFAS No. 115 and are reported at fair value. As of December 31, 2005 the value of these shares was $366,000 and the unrealized loss of $18,000 was recorded as comprehensive loss for the year then ended. During the year ended December 31, 2006, the Company sold 216,465 shares for total proceeds of $154,228, resulting in a realized gain of $95,782. As of December 31, 2006 the Company has 383,535 shares and the fair market value of these shares was $176,426. An unrealized loss of $131,128 has been recorded as other comprehensive loss for the year ended December 31, 2006.

4. NOTES RECEIVABLE
                                                              December 31,
                                                            2006        2005
                                                            ----        ----
                                                             $           $

   Note receivable including interest at prime plus 4%     73,489      65,298
   Notes receivables from employees                        36,432      43,770
   Less: allowance for doubtful accounts                  (73,489)    (65,298)
                                                         ---------------------

   Total                                                   36,432      43,770
                                                         =====================

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (dba BIOCUREX, INC.)
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
                           (Expressed in U.S. dollars)


4. NOTES RECEIVABLE (continued)

    Notes receivable from various employees are pursuant to stock options exercised and are non-interest bearing and due on demand.

5. PATENTS

   Patents relate to developing the method for diagnostic and treatment of cancer using a new cancer marker called "RECAF." These patents are presently registered in 24 countries with ongoing registrations currently being conducted. Patents are stated at cost and have a definite life. Once the Company receives patent approval, amortization is calculated using the straight-line method over the remaining life of the patents. Patent costs of $74,483 and $72,003 were capitalized during the years ended December 31, 2006 and 2005, respectively.

   A schedule of the patents is as follows:
                                                              December 31,
                                                            2006        2005
                                                             $           $

   Patents                                                437,365     362,882
   Less: accumulated amortization                        (108,361)    (86,080)
   ----------------------------------------------------------------------------

   Net carrying value                                     329,004     276,802
   ----------------------------------------------------------------------------


   Amortization expense totaled $22,281 and $29,041 for the years ended December 31, 2006 and 2005, respectively.

   The estimated future amortization expense is as follows:

                                   $

               2007              22,281
               2008              22,281
               2009              22,281
               2010              22,281
               2011              22,281
               Thereafter       217,599
                               -----------
                                329,004
                               -----------

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (dba BIOCUREX, INC.)
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
                           (Expressed in U.S. dollars)

6. RELATED PARTY TRANSACTIONS/BALANCES

                                                    December 31,   December 31,
                                                        2006          2005
                                                    -----------    -----------

   a)Due to an officer - interest                            -        74,009
   b)Due to Pacific BioSciences Research Centre Inc.   342,211       337,610
   c)Due to officers                                    16,552         9,200
                                                     ---------      --------
                                                       358,763       420,819
                                                     =========      ========

a) The Company received advances from an officer of the Company that were unsecured, bore interest at 11% and are due on demand. During fiscal 2004, the Company repaid the advances totalling $143,089. Accrued interest of $74,009 was repaid in full in October 2006.

b) The Company's research and development is performed by Pacific BioSciences Research Centre ("Pacific"). Pacific is 100% owned by the President of the Company. During the years ended December 31, 2006 and 2005, Pacific performed research and development for the Company valued at $544,460 and $445,260, respectively.

      Pacific also provided general and administrative services during the years ended December 31, 2006 and 2005, valued at $204,946 and $159,774, respectively. Included in these amounts were rent expense of 56,762 and 52,730, respectively. During the year ended December 31, 2006, Pacific charged interest of $16,994 (2005 - $19,778), calculated at prime rate on the monthly balance owed. The amount due to Pacific is unsecured and due on demand.

c) The amounts owing to officers are unsecured, non-interest bearing and due on demand.

7. CONVERTIBLE NOTES PAYABLE

   The Company received funds during 2003 relating to ten convertible notes payable totaling $529,743, bearing interest at 5% and due on demand. One of the notes payable in the amount of $53,000 was repaid in April 2003. A gain of $33,584 was recorded on the date of repurchase of the convertible debenture as determined through the calculation of the intrinsic value of the beneficial conversion feature on the date of extinguishment. Under the convertibility terms of the notes payable, the principal, plus accrued interest, can be converted immediately, at the option of the holder, either in whole, or in part, into fully paid common shares of the Company. The conversion price per share is equal to the lesser of the stated price (ranging between $0.05 and $0.23) or 75% of the average closing bid prices for the five trading days ending on the trading day immediately before the date of the conversion. In conjunction with the issuance of the notes, the Company issued 2,434,088

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (dba BIOCUREX, INC.)
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
                           (Expressed in U.S. dollars)

7. CONVERTIBLE NOTES PAYABLE (continued)

   warrants to the note holders entitling them to purchase 2,434,088 shares of common stock at exercise prices between $0.08 and $0.38. The warrants expire two years after the issuance date.

   In accordance with EITF 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments" and EITF 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios", the proceeds were allocated between the debt and warrants based on their relative fair values. The value assigned to the warrants totaled $274,601 and was expensed immediately due to the notes being due on demand. The fair values were determined using the Black-Scholes option pricing model using the following weighted average assumptions: average risk-free interest rate of 1.49%; expected life of two years; expected volatility of 473%; and no expected dividends. In addition to the shares to be received upon conversion, the note holder will also receive an equal number of warrants to purchase shares at 110% of the conversion price amount. The beneficial conversion feature was calculated under EITF 00-27, and equaled $255,142. Due to the notes being due on demand, the discount was expensed in fiscal 2003. The convertibility feature expires five years after the date of the Agreement.

   In February 2005, a note in the amount of $143,370 was converted into 955,800 units, consisting of one common share at $0.15 per share and one common share purchase warrant entitling the holder to acquire an additional common share at an exercise price of $0.17 per share expiring on March 9, 2010. In accordance with EITF 00-27, the Company recognized $67,829 for the intrinsic value of the embedded conversion option.

   In July 2006, a note payable in the amount of $61,890 was converted into 343,833 units at $0.18 per unit. Each unit consisted of one common share and one share purchase warrant entitling the holder to purchase one common share at an exercise price of $0.20 per share expiring on July 7, 2011. In accordance with EITF 00-27, the Company recognized $29,506 for the intrinsic value of the embedded conversion option.

   In July 2006, a note in the amount of $11,655 was converted into 233,092 units at $0.05 per unit. Each unit consisted of one common share and one share purchase warrant entitling the holder to purchase one common share at an exercise price of $0.055 per share expiring on July 7, 2011. In accordance with EITF 00-27, the Company recognized $5,565 for the intrinsic value of the embedded conversion option.

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (dba BIOCUREX, INC.)
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
                           (Expressed in U.S. dollars)

7. CONVERTIBLE NOTES PAYABLE (continued)

   In July 2006, a note payable in the amount of $65,000 was converted into 590,909 units at $0.11 per unit. Each unit consisted of one common share and one share purchase warrant entitling the holder to purchase one common share at an exercise price of $0.12 per share expiring on July 19, 2011. In accordance with EITF 00-27, the Company recognized $30,089 for the intrinsic value of the embedded conversion option.

8. COMMON STOCK

    For the year ended December 31, 2006:


a) In December 2006, the Company issued 25,000 shares of common stock to a director pursuant to the exercise of 25,000 stock options for $25.

b) In November 2006, the Company issued a total of 50,000 shares of common stock to a consultant at a fair value of $43,000 for consulting services, of which $7,170 was expensed and $35,830 was recorded as prepaid expenses as at December 31, 2006.

c) In October 2006, the Company issued 225,000 shares of common stock at a fair value of $168,750 for consulting services rendered.

d) In October 2006, the Company issued 90,000 shares of common stock at a fair value of $64,800 to settle debt.

e) In October 2006, the Company issued 1,995,000 units at $0.50 per unit for proceeds of $997,500. Each unit consisted of one share of common stock and one share purchase warrant entitling the holder to purchase one share of common stock at an exercise price of $0.90 per share expiring on September 1, 2008. The Company paid commissions of $122,500 in connection with this private placement.

f) In September 2006, the Company issued 460,000 units at $0.50 per unit for proceeds of $230,000. Each unit consisted of one share of common stock and one share purchase warrant entitling the holder to purchase one share of common stock at an exercise price of $0.90 per share expiring on September 1, 2008.

g) In September 2006, the Company issued 100,000 shares of common stock to a consulting firm at a fair value of $80,000 for consulting service rendered.

h) In September 2006, the Company issued 15,000 shares of common stock at a fair value of $8,250 to settle debt.

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (dba BIOCUREX, INC.)
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
                           (Expressed in U.S. dollars)

8.    COMMON STOCK (continued)

   For the year ended December 31, 2006: (continued)

i) In September 2006, the Company issued 200,000 shares of common stock at a fair value of $160,000 to settle debt.

j) In July 2006, the Company issued 150,000 units at a $0.50 per unit for proceeds of $75,000. Each unit consisted of one share of common stock and one share purchase warrant entitling the holder to purchase one share of common stock at an exercise price of $0.80 per share expiring on April 15, 2008.

k) In July 2006, the Company issued 110,000 units at $0.70 per unit for proceeds of $77,000. Each unit consisted of one share of one common stock and one-half share purchase warrant. Each whole share purchase warrant entitles the holder to purchase one share of common stock at an exercise price of $1.00 per share expiring on April 15, 2008.

l) In July 2006, the Company issued a total of 75,000 shares of common stock to two consultants at a fair value of $55,875 for consulting services rendered.

m) In July 2006, a note payable in the amount of $61,890 was converted into 343,833 units. Each unit consisted of one share of common stock and one share purchase warrant entitling the holder to purchase one share of common stock at an exercise price of $0.20 per share expiring on July 7, 2011.

n) In July 2006, a note payable in the amount of $11,655 was converted into 233,092 units. Each unit consisted of one share of common stock and one share purchase warrant entitling the holder to purchase one share of common stock at an exercise price of $0.055 per share expiring on July 7, 2011.

o) In July 2006, a note payable in the amount of $65,000 was converted into 590,909 units. Each unit consisted of one share of common stock and one share purchase warrant entitling the holder to purchase one share of common stock at an exercise price of $0.12 per share expiring on July 19, 2011.

p) In June 2006, the Company issued 90,000 shares of common stock at a fair value of $85,500 to settle debt.

q) In June 2006, the Company issued 25,000 shares of common stock at a fair value of $37,500 for consulting services.

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (dba BIOCUREX, INC.)
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
                           (Expressed in U.S. dollars)

8. COMMON STOCK (continued)

   For the year ended December 31, 2006: (continued)

r) In April 2006, the Company issued 150,000 units at $0.50 per unit for proceeds of $75,000. Each unit consisted of one common share and one share purchase warrant entitling the holder to purchase one common share at an exercise price of $0.80 per share expiring on April 15, 2008.

s) In February 2006, the Company issued 6,850 shares of common stock at a fair value of $5,000 to settle debt.

t) In January 2006, the Company issued 206,250 shares of common stock at a fair value of $161,187 to settle debt.

u) In January 2006, the Company issued 1,219,244 shares of common stock for common share subscriptions totaling $85,962 received in December 2005 pursuant to the exercise of share purchase warrants.

   For the year ended December 31, 2005:

a) In December 2005, the Company received subscriptions of $19,712 for 394,244 shares of common stock at $0.05 per share pursuant to the exercise of share purchase warrants.

b) In December 2005, the Company received subscriptions of $50,000 for 500,000 shares of common stock at $0.10 per share pursuant to the exercise of share purchase warrants.

c) In December 2005, the Company received subscriptions of $16,250 for 325,000 shares of common stock at $0.05 per share pursuant to the exercise of share purchase warrants.

d) In December 2005, the Company issued 25,000 shares of common stock for consulting services at a fair value of $22,250.

e) In December 2005, two directors cancelled 1,750,000 stock options to purchase the Company's common stock for $1,750.

f) In December 2005, a director cancelled 450,000 share purchase warrants to purchase the Company's common stock for $450.

g) In August 2005, the Company issued 77,266 shares of common stock at $0.75 per share for proceeds of $57,950.

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (dba BIOCUREX, INC.)
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
                           (Expressed in U.S. dollars)

8. COMMON STOCK (continued)

   For the year ended December 31, 2005:

h) In July 2005, the Company issued 20,000 shares of common stock for legal services received at a fair value of $23,000.

i) In July 2005, the Company entered into a consulting and marketing service agreement for a period of ninety days. The Company issued 50,000 shares of common stock at a fair value of $50,000.

j) In June 2005, the Company issued 600,000 shares of common stock at $0.10 per share pursuant to the exercise of warrants for proceeds of $60,000.

k) In June 2005, the Company issued 4,545 shares of common stock for consulting services at a fair value of $5,000.

l) In June 2005, the Company issued 135,000 shares of common stock at $1.00 per share for proceeds of $135,000.

m) In May 2005, the Company issued 682,714 shares of common stock at $0.21 per share pursuant to the exercise of share purchase warrants for proceeds of $143,370.

n) In May 2005, the Company issued 25,000 shares of common stock at $1.00 per share for proceeds of $25,000.

o) In May 2005, the Company issued 15,000 shares of common stock at a fair value at $18,900 to an employee for a performance bonus.

p) In April 2005, an employee exercised 5,000 stock options to purchase the Company's common stock for $3,000. The Company received a note receivable for $3,000.

q) In March 2005, the Company issued 213,576 shares of common stock pursuant to the exercise of 272,903 warrants by a note holder. This exercise was based on the cashless exercise provision of the stock purchase warrant.

r) In March 2005, two directors exercised 1,750,000 stock options to purchase the Company's common stock for $1,750.

s) In March 2005, a director exercised 450,000 share purchase warrants to purchase the Company's common stock for $450.

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (dba BIOCUREX, INC.)
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
                           (Expressed in U.S. dollars)

8. COMMON STOCK (continued)

   For the year ended December 31, 2005:

t) In March 2005, the Company issued 25,000 shares of common stock at $0.07 per share pursuant to the exercise of stock options for proceeds of $1,750.

u) In March 2005, the Company issued 50,000 shares of common stock at $0.21 per share pursuant to the exercise of warrants for proceeds of $10,500.

v) In March 2005, the Company issued 30,000 shares of common stock at a fair value of $27,000 for consulting services provided.

w) In February 2005, the Company issued 209,000 shares of common stock to seven employees for the exercise of their stock options at their exercise price of $0.60 per share of common stock. The Company received note receivables totaling $125,400.

x) In February 2005, the Company issued 7,042 shares of common stock at a fair value of $5,000 for consulting services rendered by Pacific.

y) In February 2005, the Company issued 8,450 shares of common stock at a fair value of $6,000 for consulting services received.

z) In February 2005 the Company issued 70,643 shares of common stock pursuant to the exercise of 139,474 share purchase warrants by a note holder. This exercise was based on the cashless exercise provision of the share purchase warrant. A note payable to this same note holder in the amount of $143,370 was converted into 955,800 units at $0.15 per unit. Each unit consisted of one common share and one share purchase warrant entitling the holder to acquire an additional share of common stock at an exercise price of $0.17 per share expiring March 9, 2010.

aa) In January 2005, the Company issued 26,305 shares of common stock at $0.30 per share and 65,789 common shares at $0.38 per share pursuant to the exercise of share purchase warrants for total proceeds of $32,891.

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (dba BIOCUREX, INC.)
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
                           (Expressed in U.S. dollars)


9. SHARE PURCHASE WARRANTS

   A summary of the changes in the Company's share purchase warrants is presented below:

                                                               Weighted Average
                                                                Exercise Price
                                                 Number                $

   Balance, December 31, 2004                  7,412,178             0.22
      Issued                                   1,564,466             0.67
      Exercised                               (3,056,429)            0.15
      Expired                                   (200,000)            1.15
                                         ---------------          -------

   Balance, December 31, 2005                  5,720,215             0.36

      Issued                                   4,127,834             0.67
      Expired                                   (693,633)            0.94
                                             -----------          -------

   Balance, December 31, 2005                  9,154,416             0.46
                                               =========             ====


   As at December 31, 2006, the following share purchase warrants were outstanding:

      Warrants          Exercise Price    Expiration Date
      --------          --------------    ---------------

      266,667              $0.17          March 31, 2007
      266,667               0.15          March 31, 2007
       38,666               1.10          June 30, 2007
      160,000               3.25          August 23, 2007
      450,000               0.001         September 27, 2007
    1,275,000               0.08          January 15, 2008
       55,000               1.00          April 15, 2008
      300,000               0.80          April 15, 2008
    2,455,000               0.90          September 1, 2008
      250,000               0.01          September 8, 2008
      150,000               0.85          October 230, 2008
      541,666               0.12          October 31, 2008

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (dba BIOCUREX, INC.)
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
                           (Expressed in U.S. dollars)


9. SHARE PURCHASE WARRANTS (continued)

           Warrants     Exercise Price    Expiration Date
           --------     --------------    ---------------

            199,311         0.17          November 11, 2008
            252,278         0.05          December 31, 2008
            210,527         0.19          March 31, 2009
            955,800         0.17          March 9, 2010
            343,833         0.20          July 7, 2011
            233,092         0.06          July 7, 2011
            590,909         0.12          July 19, 2011
           --------

          9,154,416


   On October 30, 2006, the Company extended the term of 252,278 fully vested share purchase warrants. In accordance with SFAS No. 123R, modifications to the terms of an award are treated as an exchange of the original award for a new award. Incremental compensation cost is measured as the excess, if any, of the fair value of the original award immediately before its terms are modified, measured based on the share price and other pertinent factors at that date. The fair value of these share purchase warrants was estimated at the date of modification using the Black-Scholes option pricing model using the following weighted average assumptions: expected life of 2 years, expected volatility of 103%, expected dividend yield of 0%, and a risk free interest rate of 4.93%. There was no incremental compensation cost to be recognized.

10.   STOCK OPTIONS

   Non-Qualified Stock Option Plan

   The Company's Non-Qualified Stock Option Plan authorizes the issuance of common shares to persons that exercise stock options granted pursuant to this Plan. The Company's employees, directors, officers, consultants and advisors are eligible to be granted stock options pursuant to this Plan, provided that bona fide services are rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The stock option exercise price is determined by a committee and cannot be less than $0.001. A total of 12,500,000 common shares are reserved pursuant to this Plan, with 3,446,056 common shares available for future issuance as of December 31, 2006.

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (dba BIOCUREX, INC.)
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
                           (Expressed in U.S. dollars)

10.   STOCK OPTIONS (continued)

   Stock Bonus Plan

   Under the Company's Stock Bonus Plan, employees, directors, officers, consultants and advisors are eligible to receive a grant of the Company's shares, provided that bona fide services are rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. A total of 5,500,000 common shares are reserved pursuant to this Plan, with 3,159,685 common shares available for future issuance as of December 31, 2006.

   On February 23, 2006, the Company granted 515,000 options to three directors of the Company at a below market exercise price of $0.001 per share expiring on February 28, 2010. The stock options vested immediately upon grant and stock-based compensation expense totaling $375,457 was charged to operations.

   On October 30, 2006, the Company extended the term of 100,000 fully vested stock options. In accordance with SFAS No. 123R, modifications to the terms of an award are treated as an exchange of the original award for a new award. Incremental compensation cost is measured as the excess, if any, of the fair value of the original award immediately before its terms are modified, measured based on the share price and other pertinent factors at that date. The Company recognized an incremental compensation cost of $68,066 for these modified stock options.

   The total intrinsic value of stock options exercised during 2006 was $17,725.

   There are no unvested stock options as at December 31, 2006.

   A summary of the changes in the Company's stock options is presented below:

                                   Year Ended                Year Ended
                               December 31, 2006          December 31, 2005
                                          Weighted                  Weighted
                                           Average                   Average
                              Number of   Exercise      Number of   Exercise
                               Shares       Price         Shares      Price
                            -----------   --------      ---------   ---------
                                              $                         $

   Outstanding at beginning
   of year                    2,575,000      0.06       2,137,000     0.07
   Granted                      515,000      0.001        672,000     0.26
   Exercised                    (25,000)     0.001       (234,000)    0.54

   Outstanding at end of
   year                       3,065,000      0.05       2,575,000     0.06
   -------------------------------------------------------------------------

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (dba BIOCUREX, INC.)
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
                           (Expressed in U.S. dollars)


10. STOCK OPTIONS (continued)

   Additional information regarding stock options as at December 31, 2006 is as follows:

                              Outstanding and Exercisable
                    ------------------------------------------------
                                                          Aggregate
                                Weighted     Weighted     Intrinsic
                                 Average     Average    Value Weighed
Exercise                        Remaining    Exercise       Average
 Prices         Number of       Contractual    Price     Exercise Price
   $             Shares         Life (Years)     $              $

 0.001         2,740,000           2.26        0.001       1,970,060
 0.07            100,000           1.84        0.07           65,000
 0.14             35,000          0.001        0.14           20,300
 0.60             18,000           0.78        0.60            2,160
 0.75            172,000           0.92        0.75                -
              ------------------------------------------------------

               3,065,000           2.13        0.05        2,057,520
              ======================================================

   The fair value of stock options was estimated at the date of grant or modification using the Black-Scholes option pricing model using the following weighted average assumptions:

                                                Year End December 31, 2006

         Expected life                                     1.2 years
         Expected volatility                                    102%
         Expected dividend yield                                  0%
         Risk free interest rate                               4.64%
         Grant or modification date fair value per option      $0.72

11.   COMMITMENTS

a) On April 4, 2006, the Company entered into a consulting agreement with a term of six months for consideration of 75,000 common shares. As of December 31, 2006, the Company has issued 37,500 common shares and 37,500 common shares are still owed to the consultant.

b) On April 10, 2006, the Company entered into a consulting agreement with a term of one year for consideration of 75,000 common shares. As of December 31, 2006, the Company has issued 37,500 common shares and 37,500 common shares are still owed to the consultant.

                      WHISPERING OAKS INTERNATIONAL, INC.
                              (dba BIOCUREX, INC.)
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
                           (Expressed in U.S. dollars)

12.   LEGAL PROCEEDINGS

   In September 2003 a lawsuit was filed against the Company seeking the payment of $13,623 in professional fees purported to be owing. The Company plans to vigorously defend the action. The full amount of $13,623 has been included in accounts payable and was charged to operations in fiscal 2003.

13.   INCOME TAXES

   At December 31, 2006 and 2005, the Company had net operating losses to carry forward totaling approximately $7,327,000 and $5,755,000, respectively. Because of the current uncertainty of realizing the benefit of these losses carried forward, a valuation allowance equal to the tax benefit for deferred taxes has been established. The full realization of the tax benefit associated with the losses carried forward depends upon the Company's ability to generate taxable income during the carry forward period through to 2026.

   The reconciliation of the Company's effective income tax rate to the United States statutory rate is as follows for the years ended December 31, 2006 and 2005.

                                                             2006       2005

         Federal income tax rate                              35%        35%
         Effect of valuation allowance                       (35%)      (35%)
   ----------------------------------------------------------------------------

         Effective income tax rate                             0%         0%
   ============================================================================


   Any income subject to tax in Canada will be taxed at essentially the same rate as that in the United States.

   Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. The approximate tax effect of each type of temporary difference and carry forward that gave rise to the Company's deferred tax assets and liabilities at December 31, 2006 and 2005 are as follows:

                                                         2006         2005
                                                           $            $

         Net operating losses carried forward         2,564,450    2,014,000
         Less: valuation allowance                   (2,564,450)  (2,014,000)
   ----------------------------------------------------------------------------
         Net deferred tax asset                               -             -
   ============================================================================

   For the year ended December 31, 2006 and 2005, the valuation allowance established against the deferred tax assets increased by $550,450 and $312,000, respectively.

                      WHISPERING OAKS INTERNATIONAL, INC.
                              (dba BIOCUREX, INC.)
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
                           (Expressed in U.S. dollars)


14.   SUBSEQUENT EVENTS

a) On January 15, 2007, the Company issued 135,000 shares of common stock at a fair value at $83,700 to eight employees for performance bonuses.

b) On January 31, 2007, the Company granted 580,000 stock options to three directors at a below market exercise price of $0.001 with a term of three years.

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (dba BIOCUREX, INC.)
                              FINANCIAL STATEMENTS


                               September 30, 2007
                                   (unaudited)



                                      INDEX




Balance Sheets                                                             F-1

Statements of Operations                                                   F-2

Statements of Cash Flows                                                   F-3

Notes to the Financial Statements                                   F-4 - F-16

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (dba BIOCUREX, INC.)
                          (A Development Stage Company)
                                 BALANCE SHEETS
                           (Expressed in U.S. dollars)


                                                   September 30,   December 31,
                                                        2007           2006
                                                         $              $
ASSETS                                              (unaudited)

Current Assets

  Cash                                                2,360,664         590,254
  Investment securities (Note 3)                         93,966         176,426
  Prepaid expenses and other                             56,166          77,275
  Notes receivable, net of allowance for doubtful
  accounts of
  $73,489 (Note 4)                                       35,497          35,497
                                                   -----------------------------
Total Current Assets                                  2,546,293         879,452

Debt issue costs (Note 7(b))                            399,375               -
Patents (Note 5)                                        357,275         329,004
                                                   -----------------------------

Total Assets                                          3,302,943       1,208,456
                                                   =============================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities

  Accounts payable                                      112,717        117,713
  Accrued liabilities                                   222,272        109,085
  Due to related parties (Note 6)                       344,356        358,763
  Convertible notes payable (Note 7(a))                 194,828        194,828
  Current portion of convertible debt, net of
  discount (Note 7(b))                                  296,972              -
                                                   -----------------------------
                                                      1,171,145        780,389

Long-term convertible debt, net of discount (Note
7(b))                                                   502,382              -
                                                   -----------------------------

                                                      1,673,527        780,389
                                                   -----------------------------

Commitments and Contingencies (Notes 1, and 10)

Stockholders' Equity
  Common stock
     Authorized: 125,000,000 shares, par value
     $0.001
     Issued and outstanding: 41,605,935 and
     40,425,615
     respectively                                        41,605         40,425
  Additional paid-in capital                         13,249,253     10,027,813
  Accumulated other comprehensive income (loss)          (9,588)        72,872
  Accumulated deficit                                  (114,175)      (114,175)
  Deficit accumulated during the development stage  (11,537,679)    (9,598,868)
                                                   -----------------------------

Total Stockholders' Equity                            1,629,416        428,067
                                                   -----------------------------
Total Liabilities and Stockholders' Equity            3,302,943      1,208,456
                                                   =============================

  The accompanying notes are an integral part of these financial statements

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (dba BIOCUREX, INC.)
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS
                           (Expressed in U.S. dollars)
                                   (unaudited)

                                                                                       Accumulated
                                                                                        During the
                                                                                       Development
                                                                                          Stage
                                       Three Months Ended         Nine Months Ended  January 1, 2001
                                         September 30,              September 30,    to September 30,
                                       2007         2006          2007         2006        2007
                                         $            $             $            $           $

Revenue                                     -            -       50,000            -      464,456
                                    ----------   ----------   ----------   ----------   ----------
Operating Expenses

   Amortization                         7,878        6,860       19,661       17,756      128,022
   General and administrative
    (Note 6(a))                       154,515      189,961      806,704      688,857    3,832,701
   Professional and consulting fees    96,699      284,968      223,097      510,497    4,325,207
   Research and development
    (Note 6(a))                       189,856      140,761      490,204      396,781    2,891,796
                                    ----------   ----------   ----------   ----------   ----------
Total Operating Expenses              448,948      622,550    1,539,666    1,613,891   11,177,726
                                    ----------   ----------   ----------   ----------   ----------
Loss From Operations                 (448,948)    (622,550)  (1,489,666)  (1,613,891) (10,713,270)
                                    ----------   ----------   ----------  ----------- ------------
Other Income (Expense)

   Debt issue costs                  (133,125)           -     (133,125)           -     (133,125)
   Gain (loss) on issuance of shares    6,823      (41,143)      (7,103)     (65,407)     (32,692)
   Gain on extinguishments of
    convertible debt                        -            -            -            -       33,584
   Gain on sale of equity investment
    securities                              -        8,867            -       92,782      185,315
   Interest expense                  (296,504)      (7,409)    (309,918)     (23,802)  (1,108,062)
   Interest income                         63        4,730        1,001       10,397      363,560
   Intrinsic value of the embedded
    conversion options                      -      (65,160)           -      (65,160)    (132,989)
                                    ----------   ----------   ----------  ----------- ------------
Total Other Income (Expense)         (422,743)     (99,963)    (449,145)     (51,190)    (824,409)
                                    ----------   ----------   ----------  ----------- ------------
Net Loss for the Period              (871,691)    (722,513)  (1,938,811)  (1,665,081) (11,537,679)

Other Comprehensive Loss

   Unrealized loss on investment
   securities                         (59,448)     (33,237)     (82,460)     (89,875)     (9,588)
                                    ----------   ----------   ----------  ----------- ------------
Total Comprehensive Loss             (931,139)    (755,750)  (2,021,271)  (1,754,956) (11,547,267)
                                    ==========   ==========  ===========  =========== ============

Net Loss Per Share - Basic
 and Diluted                            (0.02)       (0.02)       (0.05)       (0.05)
                                    ==========   ==========  ===========  ===========

Weighted Average Shares
 Outstanding                       41,561,000   36,547,000   40,935,000   35,786,000
                                    ==========   ==========  ===========  ===========




    The accompanying notes are an integral part of these financial statements

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (dba BIOCUREX, INC.)
                          (A Development Stage Company)
                           (Expressed in U.S. dollars)

                            STATEMENTS OF CASH FLOWS
                                   (unaudited)


                                                                                Accumulated During the
                                                                                  Development Stage
                                                             Nine Months Ended     January 1, 2001
                                                               September 30,       to September 30,
                                                             2007         2006           2007
                                                               $            $              $
Operating Activities:
Net loss for the period                                   (1,938,811)   (1,665,081)   (11,537,679)
Adjustments to reconcile net loss to net cash
 used in operating activities:
  Amortization                                                19,661        17,756        128,022
  Allowance for uncollectible notes receivable                     -             -         65,298
  Discount on convertible debentures and
   due to related parties                                    204,048             -        940,590
  Amortization of debt issue costs                           133,125             -        133,125
  Gain on extinguishments of debt                                  -             -        (33,584)
  Gain on sale of investment securities                            -       (92,782)      (290,389)
  Intrinsic value of the embedded conversion options               -        65,160        132,989
  Loss on issuance of shares                                   7,103        65,407         32,692
  Amortization of deferred compensation and
   other stock-based compensation                            501,031       547,328      4,449,553
  Variable accounting for equity instruments                       -             -       (458,110)
Changes in operating assets and liabilities:
  Notes and interest receivable                                    -        (2,034)        (6,296)
  Prepaid expenses and other                                  21,109         4,711        (20,336)
  Accounts payable                                           105,902       258,353      1,130,408
  Accrued liabilities                                        113,188        18,085        222,273
  Deferred revenue                                                 -             -       (162,000)
  Subscriptions receivable                                         -             -       (100,682)
                                                        ------------- -------------   -------------
Net Cash Used in Operating Activities                       (833,644)     (783,097)    (5,374,126)
                                                        ------------- -------------   -------------
Investing Activities:
  Issuance of notes receivable                                     -             -       (100,542)
  Proceeds from notes receivable                                   -         8,273        101,713
  Patent costs                                               (47,933)      (30,865)      (280,830)
  Proceeds from sale of investment securities                      -       148,528        384,894
                                                        ------------- -------------   -------------
Net Cash Provided by (Used in) Investing Activities          (47,933)      125,936        105,235
                                                        ------------- -------------   -------------
Financing Activities:
  Debt issue costs                                          (532,500)            -       (532,500)
  Due to related parties                                     (14,408)        6,734        410,506
  Proceeds from convertible notes payable                  3,000,000             -      3,639,743
  Repayment on convertible notes payable                           -             -        (53,000)
  Proceeds from private placements of common stock
   and share subscriptions received                          124,750     1,454,500      2,927,522
  Proceeds from the exercise of stock
  options and warrants                                        85,333             -      1,128,421
  Share issuance costs                                       (11,188)            -       (133,688)
                                                        ------------- -------------   -------------
Net Cash Provided by Financing Activities                  2,651,987     1,461,234      7,387,004
                                                        ------------- -------------   -------------
Net Increase in Cash                                       1,770,410       804,073      2,118,113
Cash - Beginning of Period                                   590,254       252,177        242,551
                                                        ------------- -------------   -------------
Cash - End of Period                                       2,360,664     1,056,250      2,360,664
                                                        ------------- -------------   -------------
Non-cash Investing and Financing Activities:
  Shares issued to settle debt                               118,000       419,937        677,847
  Note payable converted into common shares                        -       138,575        858,076
                                                        ------------- -------------   -------------
Supplemental Disclosures:
    Interest paid                                             86,167             -         86,946
    Income taxes                                                   -             -              -
                                                        ------------- -------------   -------------




    The accompanying notes are an integral part of these financial statements

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (dba BIOCUREX, INC.)
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                           (Expressed in U.S. dollars)
                  NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
                                   (unaudited)

1. NATURE OF BUSINESS AND CONTINUANCE OF OPERATIONS

   Whispering Oaks International, Inc. (dba BioCurex, Inc.) (the "Company") was incorporated on December 8, 1997, under the laws of the State of Texas. During the first quarter of 2001, the Company ceased its business activities relating to the acquisition and sale of thoroughbred racehorses when a change of majority control occurred. On February 21, 2001, the Company acquired intellectual properties and patents relating to cancer diagnostics and therapeutics. The Company is now in the business of developing, producing, marketing and licensing cancer diagnostic kits and is currently considered a development stage enterprise as defined by Statement of Financial Accounting Standards ("SFAS") No. 7 "Accounting and Reporting by Development Stage Enterprises".

   The financial statements are prepared in conformity with accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company does not have sufficient cash nor does it have an established source of revenue to cover its ongoing costs of operations. As at September 30, 2007, the Company has working capital of $1,375,148 and has accumulated losses of $11,537,679 since the inception of the development stage. These factors raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Interim Financial Statements

   The interim unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions for Securities and Exchange Commission ("SEC") Form 10-QSB. They do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Therefore, these financial statements should be read in conjunction with the Company's audited financial statements and notes thereto for the year ended December 31, 2006, included elsewhere in this prospectus.

   The financial statements included herein are unaudited; however, they contain all normal recurring accruals and adjustments that, in the opinion of management, are necessary to present fairly the Company's financial position as at September 30, 2007, and the results of its operations and cash flows for the nine months ended September 30, 2007 and 2006. The results of operations for the three and nine months ended September 30, 2007 are not necessarily indicative of the results to be expected for future quarters or the full year.

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (dba BIOCUREX, INC.)
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                           (Expressed in U.S. dollars)
                  NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
                                   (unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

   Use of Estimates

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods. The Company regularly evaluates estimates and assumptions related to allowance for doubtful accounts, valuation of patent costs, stock-based compensation, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company's estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

   Cash and Cash Equivalents

   The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.


   Registration Payment Arrangements

   The Company accounts for registration rights arrangements and related liquidated damages provisions under FSP EITF 00-19-2 "Accounting for Registration Payment Arrangements" ("EITF 00-19-2"), which addresses an issuer's accounting for registration payment arrangements. EITF 00-19-2 defines a registration payment arrangement as an arrangement where the issuer
   i) will endeavor to file a registration statement for the resale of financial instruments, have the registration statement declared effective, or maintain its effectiveness and ii) transfer consideration to the counterparty if the registration statement is not declared effective or its effectiveness is not maintained.

   EITF 00-19-2 requires the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, to be separately recognized and measured in accordance with FASB No. 5, "Accounting for Contingencies" and FSB Interpretation No. 14 "Reasonable Estimation of the Amount of a Loss". At September 30, 2007, the Company had not recognized any contingent liabilities relating to registration rights agreements.

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (dba BIOCUREX, INC.)
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                           (Expressed in U.S. dollars)
                  NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
                                   (unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)


   Research and Development Costs

   Research and development costs are charged to operations as incurred.

   Foreign Currency Translation

   The Company's functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated to United States dollars in accordance with Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 52 "Foreign Currency Translation" using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars.

   Revenue Recognition

   The Company recognizes revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements." Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectibility is reasonably assured. The Company's revenue consists of license fees related to the licensing of its RECAF(TM) technology. Currently, there is one license agreement.

   Long-lived Assets

   In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.

   Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (dba BIOCUREX, INC.)
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                           (Expressed in U.S. dollars)
                  NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
                                   (unaudited)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)


   Financial Instruments/Concentrations

   The fair values of cash, investment securities, notes receivable, accounts payable, accrued liabilities, due to related parties and convertible notes payable were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The Company's operations are in Canada, which results in exposure to market risks from changes in foreign currency rates. The financial risk to the Company's operations results from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

   For the nine months ended September 30, 2007, revenue from a single customer represented 100% of total revenue.

   Income Taxes

   The Company accounts for income taxes using the asset and liability method in accordance with SFAS No. 109, "Accounting for Income Taxes". The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

   Investment Securities

   The Company reports investments in debt and marketable equity securities at fair value based on quoted market prices or, if quoted prices are not available, discounted expected cash flows using market rates commensurate with credit quality and maturity of the investment. All investment securities are designated as available for sale with unrealized gains and losses included in stockholders' equity. The Company regularly reviews investment securities for impairment based on criteria that include the extent to which the investment's carrying value exceeds its related market value, the duration of the market decline, the Company's ability to hold to recovery and the financial strength and specific prospects of the issuer of the security. Unrealized losses that are other than temporary are recognized in earnings. Realized gains and losses are accounted for on the specific identification method.

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (dba BIOCUREX, INC.)
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                           (Expressed in U.S. dollars)
                  NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
                                   (unaudited)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)


   Comprehensive Income

   SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As at September 30, 2007 and 2006, the Company's only components of comprehensive income were unrealized holding gains and losses on available-for-sale investment securities.

   Basic and Diluted Net Loss per Share

   The Company computes net loss per share in accordance with SFAS No. 128, "Earnings Per Share," which requires presentation of basic earnings per share and diluted earnings per share ("Diluted EPS"). The computation of basic earnings per share is computed by dividing income available to common stockholders by the weighted-average number of outstanding common shares during the period. Diluted earnings per share give effect to all potentially dilutive common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings. As of September 30, 2007 and 2006, the Company had approximately 23,149,000 and 14,406,000 respectively, of anti-dilutive securities, including options, warrants and equity instruments related to convertible notes payable.

   Stock-Based Compensation

   The Company records stock-based compensation in accordance with SFAS No. 123R "Share Based Payments", using the fair value method.

   All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

   Recent Accounting Pronouncements

   In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115". This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities" applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (dba BIOCUREX, INC.)
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                           (Expressed in U.S. dollars)
                  NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
                                   (unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

   Recent Accounting Pronouncements (cont'd) beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, "Fair Value Measurements". The adoption of this statement is not expected to have a material effect on the Company's financial statements.

   In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statement No. 87, 88, 106 and 132(R)". SFAS No. 158 requires recognition of the funded status of defined benefit plans in statements of financial position. It also requires recognition in comprehensive income of changes in the funding status of such plans during the year a change occurs, as well as modifies the timing of reporting and disclosures requirements. SFAS No. 158 is effective for recognition of funding status and disclosure as of the end of the fiscal year ending after December 15, 2006. The measurement of defined benefit plan assets and benefit obligations under SAFS No. 158 is effective for fiscal years ending after December 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

   In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements". The objective of SFAS No. 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

   Reclassifications

   Certain reclassifications have been made to the prior period's financial statements to conform to the current period's presentation.

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (dba BIOCUREX, INC.)
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                           (Expressed in U.S. dollars)
                  NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
                                   (unaudited)

3. INVESTMENT SECURITIES

   In November 2002, the Company entered into a Licensing Agreement ("the Agreement") with a third party whereby it licensed part of its technology in exchange for cash and 600,000 shares of the third party's publicly traded common stock that had a fair value of $162,000. The 600,000 shares of common stock are classified as "available for sale" in accordance with SFAS No. 115 and are reported at fair value. During the nine months ended September 30, 2006, the Company sold 206,465 shares for total proceeds of $148,528, resulting in a realized gain of $92,782. As at September 30, 2007, the Company has 383,535 shares with a fair value of $93,966. The Company recorded an unrealized loss of $59,448 and $82,460 for the three and nine months ended September 30, 2007, respectively as a component of comprehensive loss.

4. NOTES RECEIVABLE

                                                    September 30,   December 31,
                                                        2007           2006
                                                          $              $

   Note receivable  including  interest at prime plus   73,489       73,489
   4%
   Notes receivables from employees                     35,497       35,497
   Less: allowance for doubtful accounts               (73,489)     (73,489)
   ----------------------------------------------------------------------------

   Total                                                35,497       35,497
   ----------------------------------------------------------------------------

   Notes receivable from various employees are pursuant to stock options exercised and are non-interest bearing and due on demand.

5. PATENTS

   Patents relate to developing the method for diagnostic and treatment of cancer using a new cancer marker called "RECAF." These patents are presently registered in 24 countries with ongoing registrations currently being conducted. Patents are stated at cost and have a definite life. Once the Company receives patent approval, amortization is calculated using the straight-line method over the remaining life of the patents.

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (dba BIOCUREX, INC.)
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                           (Expressed in U.S. dollars)
                  NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
                                   (unaudited)

5. PATENTS (continued)

   A schedule of the patents is as follows:

                                                   September 30,   December 31,
                                                         2007         2006
                                                           $            $

   Patents                                              485,298      437,365
   Less: accumulated amortization                      (128,023)    (108,361)
   ----------------------------------------------------------------------------

   Net Carrying Value                                   357,275      329,004
   ----------------------------------------------------------------------------

   Amortization expense totaled $19,661 and $17,756 for the nine months ended September 30, 2007 and 2006, respectively.

   The estimated future amortization expense is as follows:

                                     $

                  2007              7,380
                  2008             29,518
                  2009             29,518
                  2010             29,518
                  2011             29,518
                  Thereafter      231,823
                               -----------
                                  357,275
                               ===========

6. RELATED PARTY TRANSACTIONS

                                                   September 30,    December 31,
                                                        2007            2006
                                                          $               $

       Due to Pacific BioSciences Research Centre      337,356        342,211
       Inc. (a)
       Due to officers (b)                               7,000         16,552
       -------------------------------------------------------------------------
                                                       344,356        358,763
       -------------------------------------------------------------------------

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (dba BIOCUREX, INC.)
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                           (Expressed in U.S. dollars)
                  NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
                                   (unaudited)

6.    RELATED PARTY TRANSACTIONS (continued)

d) The Company's research and development is performed by Pacific BioSciences Research Centre ("Pacific"). Pacific is 100% owned by the President of the Company. During the nine months ended September 30, 2007 and 2006, Pacific performed research and development for the Company valued at $459,519 and $395,282, respectively.

      Pacific also provided administrative services during the nine months ended September 30, 2007 and 2006, valued at $156,378 and $154,601, respectively. During the nine months ended September 30, 2007 and 2006, Pacific charged interest of $12,498 and $12,703, respectively, calculated at bank prime rate on the monthly balance owed. The amount due to Pacific is unsecured and due on demand.
e) The amounts owing to an officer are unsecured, non-interest bearing and due on demand.
f) During the nine month period ended September 30, 2007, the Company granted 580,000 stock options to three directors at a below market exercise price of $0.001 per share.

7.    CONVERTIBLE NOTES AND DEBT

a) The Company received funds during 2003 relating to ten convertible notes payable totaling $529,743, bearing interest at 5% and due on demand. One of the notes payable in the amount of $53,000 was repaid in April 2003. A gain of $33,584 was recorded on the date of repurchase of the convertible debenture as determined through the calculation of the intrinsic value of the beneficial conversion feature on the date of extinguishment. Under the convertibility terms of the notes payable, the principal, plus accrued interest, can be converted immediately, at the option of the holder, either in whole, or in part, into fully paid common shares of the Company. The conversion price per share is equal to the lesser of the stated price (ranging between $0.05 and $0.23) or 75% of the average closing bid prices for the five trading days ending on the trading day immediately before the date of the conversion. In
      conjunction   with  the  issuance  of  the  notes,  the  Company  issued
      2,434,088  warrants  to the  note  holders  entitling  them to  purchase
      2,434,088 shares of common stock at exercise prices between $0.08 and $0.38. The warrants expire two years after the issuance date.

      In accordance with EITF 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments" and EITF 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios", the proceeds were allocated between the debt and warrants based on their relative fair values. The value assigned to the warrants totaled $274,601 and was expensed immediately due to the notes being due on demand. The fair values were determined using the Black-Scholes option pricing model using the following weighted average assumptions: average risk-free interest rate of 1.49%; expected life of two years; expected volatility of 473%; and no expected dividends. In addition to the shares to be received upon conversion, the note

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (dba BIOCUREX, INC.)
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                           (Expressed in U.S. dollars)
                  NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
                                   (unaudited)

7. CONVERTIBLE NOTES AND DEBT (continued)

      holder will also receive an equal number of warrants to purchase shares at 110% of the conversion price amount. The beneficial conversion feature was calculated under EITF 00-27, and equaled $255,142. Due to the notes being due on demand, the discount was expensed in fiscal 2003. The convertibility feature expires five years after the date of the Agreement.

      In February 2005, a note in the amount of $143,370 was converted into 955,800 units, consisting of one common share at $0.15 per share and one common share purchase warrant entitling the holder to acquire an additional common share at an exercise price of $0.17 per share expiring on March 9, 2010. In accordance with EITF 00-27, the Company recognized $67,829 for the intrinsic value of the embedded conversion option.

      In July 2006, a note in the amount of $61,890 was converted into 343,833 units, consisting of one common share at $0.18 per share and one common share purchase warrant entitling the holder to acquire an additional common share at an exercise price of $0.20 per share expiring on July 7, 2011. In accordance with EITF 00-27, the Company recognized $29,506 for the intrinsic value of the embedded conversion option.

      In July 2006, a note in the amount of $11,655 was converted into 233,092 units, consisting of one common share at $0.05 per share and one common share purchase warrant entitling the holder to acquire an additional common share at an exercise price of $0.055 per share expiring on July 7, 2011. In accordance with EITF 00-27, the Company recognized $5,565 for the intrinsic value of the embedded conversion option.

      In July 2006, a note in the amount of $65,000 was converted into 590,909 units, consisting of one common share at $0.11 per share and one common share purchase warrant entitling the holder to acquire an additional common share at an exercise price of $0.12 per share expiring on July 19, 2011. In accordance with EITF 00-27, the Company recognized $30,089 for the intrinsic value of the embedded conversion option.


      The effective interest rate of the remaining convertible notes at September 30, 2007 is 335%.


   b) On July 7, 2007, the Company received proceeds of $3,000,000 from the issuance of convertible notes (the "Notes"), plus share purchase warrants, to two private investors. The share purchase warrants allow the holders to purchase up to 3,500,000 shares of the Company's common stock at a price of $0.60 per share expiring June 25, 2012. The Notes bear interest annually at a rate of prime (as adjusted monthly on the first business day of each month) plus 2.75% per year. The Notes are due and payable on June 25, 2010 and are secured by substantially all of the Company's assets. Interest is payable monthly with the first interest payment due on August 1, 2007. Beginning on November 1, 2007,

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (dba BIOCUREX, INC.)
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                           (Expressed in U.S. dollars)
                  NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
                                   (unaudited)

7. CONVERTIBLE NOTES AND DEBT (continued)

      the Company is required to make monthly payments of $100,000 towards the principal amount of the Notes. If the Company fails to make any interest or principal payment when due, the Notes will become immediately due and payable. At the holders' option the Notes are convertible into shares of the Company's common stock at a conversion price of $0.60 per share. The Company may elect to pay the principal and interest on the notes with shares of its common stock. The number of shares to be issued for the payment of principal or interest will be determined by dividing the amount to be paid by the lesser of the conversion price then in effect or 80% of the weighted average price of the Company's common stock for the ten trading days preceding the payment date. In order to make principal or interest payments with shares of its common stock certain conditions must be met, including the condition that the number of shares to be issued in payment of principal or interest cannot exceed 25% of the total shares traded for the ten trading days prior to the payment date. The Company has agreed to file a Form SB-2 Registration Statement ("SB-2") with the U.S. Securities and Exchange Commission in order that the shares of common stock issuable upon the conversion of the Notes or the exercise of the share purchase warrants may be resold in the public market. The Company is required to file the SB-2 no later than July 30, 2007 (filed), to cause the SB-2 to become effective by November 26, 2007, and to keep the SB-2 continuously effective until the shares covered by the SB-2 have been sold or can be sold pursuant to Rule 144(k).

      In the event the closing price of the Company's common stock is $1.20 or greater for ten consecutive trading days, the holders will be required to exercise the 3,500,000 share purchase warrants within ten days notice by the Company. Following the exercise of the share purchase warrants, the Company will issue to the holders 3,500,000 new share purchase warrants, which will entitle the holders to purchase 1,750,000 shares of common stock. Two share purchase warrants will be exercisable at a price of $1.20 per share at any time prior to the later of June 25, 2012 or three years from the date the new share purchase warrants are issued.


      In accordance with EITF 00-27 and EITF 98-5, the proceeds were allocated between the debt and warrants based on their relative fair values. The relative fair value assigned to the share purchase warrants totaled $1,202,347 and was determined using the Black-Scholes option pricing model using the following weighted average assumptions: average risk-free interest rate of 4.76%; expected life of five years; expected volatility of 176%; and no expected dividends. The beneficial conversion feature was calculated under EITF 00-27, and equaled $1,202,347. These amounts were recorded as a debt discount and will be amortized as interest expense over the term of the convertible debentures. The

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (dba BIOCUREX, INC.)
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                           (Expressed in U.S. dollars)
                  NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
                                   (unaudited)

7. CONVERTIBLE NOTES AND DEBTS (continued)


      effective interest rate at September 30, 2007 is 63%. For the nine months ended September 30, 2007, the Company recorded $204,048 of interest expense related to the convertible debt.


      As at September 30, 2007, the balance of the convertible debt is as follows:

                                                        September 30, 2007
                                        $
      Convertible debt, principal amount                      3,000,000
      Less: debt discount                                    (2,404,694)
                                                      --------------------------

      Subtotal                                                  595,306
      Accreted discount                                         204,048
                                                      --------------------------

      Total                                                     799,354
                                                      ==========================

      The Company recognized $532,500 as the debt issue costs of these convertible debentures. The debt issue costs will be expensed over the term of the convertible debt. As at September 30, the Company expensed $133,125 of the debt issue costs related to the convertible debt.

8.    COMMON STOCK

a) In August 2007, the Company issued 33,730 shares of common stock to a consultant at a fair value of $20,000 for consulting services. As at September 30, 2007 $3,333 was recorded as a prepaid expense.

b) In July 2007, the Company issued 100,000 shares of common stock at a fair value of $62,000 to settle debt.

c) In May 2007, the Company issued 23,256 units at $0.43 per unit for proceeds of $10,000. Each unit consisted of one share of common stock and one share purchase warrant entitling the holder to purchase one share of common stock at an exercise price of $0.68 per share expiring on May 31, 2009. The Company paid a commission of $500 in connection with this private placement.

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (dba BIOCUREX, INC.)
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                           (Expressed in U.S. dollars)
                  NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
                                   (unaudited)

8.    COMMON STOCK (continued)

d) In April 2007, the Company issued 35,000 units at $0.45 per unit for proceeds of $15,750. Each unit consisted of one share of common stock and one share purchase warrant entitling the holder to purchase one share of common stock at an exercise price of $0.66 per share expiring on April 30, 2009. The Company paid a commission of $788 in connection with this private placement.

e) In June 2007, the Company issued 100,000 shares of common stock at a fair value of $56,000 to settle debt.

f) In June 2007, the Company issued 533,334 shares of common stock for proceeds of $85,333 pursuant to the exercise of share purchase warrants.

g) In June 2007, the Company issued 220,000 units at $0.45 per unit for proceeds of $99,000. Each unit consisted of one share of common stock and one share purchase warrant entitling the holder to purchase one share of common stock at an exercise price of $0.66 per share expiring on April 9, 2009. The Company paid a commission of $9,900 in connection with this private placement.
h) In January 2007, the Company issued 135,000 shares of common stock at a fair value at $83,700 to eight employees for performance bonuses.

9.    STOCK-BASED COMPENSATION a) Stock Bonus Plan

      Under the Company's Stock Bonus Plan, employees, directors, officers, consultants and advisors are eligible to receive a grant of the Company's shares, provided that bona fide services are rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. A total of 5,500,000 common shares are reserved pursuant to this plan, with 2,790,955 common shares available for future issuance as of September 30, 2007.

b)    Non-Qualified Stock Option Plan

      The Company's Non-Qualified Stock Option Plan authorizes the issuance of common shares to persons that exercise stock options granted. The Company's employees, directors, officers, consultants and advisors are eligible to be granted stock options pursuant to this plan, provided that bona fide services are rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The stock option exercise price is determined by a committee and cannot be less

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (dba BIOCUREX, INC.)
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                           (Expressed in U.S. dollars)
                  NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
                                   (unaudited)

9. STOCK-BASED COMPENSATION (continued)

      than $0.001. A total of 12,500,000 common shares are reserved pursuant to this plan, with 2,654,390 common shares available for future issuance as of September 30, 2007.

c)    Stock options

       A summary of the changes in the Company's stock options is presented below:

                                              Weighted   Weighted
                                              Average     Average    Aggregate
                                   Number of  Exercise   Remaining   Intrinsic
                                    Shares     Price    Contractual    Value
                                                 $      Life (Years)      $

       Outstanding, December 31,   3,065,000    0.05
       2006

       Granted                       826,666    0.13
       Forfeited                     (35,000)   0.14
       -------------------------------------------------------------------------
       Outstanding, September 30,  3,856,666    0.07         1.49   2,788,579
       2007
       -------------------------------------------------------------------------
       Exercisable, September 30,  3,736,666    0.05         1.48   2,765,779
       2007
       -------------------------------------------------------------------------

      The fair value for stock options granted was estimated at the date of grant using the Black-Scholes option-pricing model and the weighted average fair value of stock options granted during the nine month periods ended September 30, 2007 and 2006 were $0.51 and $0.73 per share, respectively. The weighted average assumptions used are as follows:

                                                        Nine Months Ended
                                                   September 30,  September 30,
                                                       2007            2006
                                                   ----------     -----------

         Expected dividend yield                         0%               0%
         Risk-free interest rate                      4.84%             4.6%
         Expected volatility                            89%             102%
         Expected option life (in years)              2.78              1.0

                      WHISPERING OAKS INTERNATIONAL, INC.
                              (dba BIOCUREX, INC.)
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                           (Expressed in U.S. dollars)
                  NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
                                   (unaudited)

9. STOCK-BASED COMPENSATION (continued)


      As at September 30, 2007, there was $23,115 of total unrecognized compensation costs related to non-vested share-based compensation arrangements granted which are expected to be recognized over a weighted-average period of eight months. The total fair value of shares vested during the nine months ended September 30, 2007 and 2006 were $397,331 and $435,053, respectively.

      A summary of the status of the Company's non-vested shares as of September 30, 2007, and changes during the period of September 30, 2007, is presented below:

                                                              Weighted
                                                              Average
                                                             Grant Date
                                               Number of     Fair Value
           Non-vested shares                     Shares          $

           Non-vested at December 31, 2006            --            --

             Granted                             180,000          0.19
             Vested                              (60,000)        (0.19)
           ---------------------------------------------------------------
           Non-vested  at September  30, 2007    120,000          0.19
           ---------------------------------------------------------------

(d)   Share Purchase Warrants

      On September 25, 2007, the Company extended the term of 450,000 fully vested share purchase warrants. In accordance with SFAS No. 123R, modifications to the terms of an award are treated as an exchange of the original award for a new award. Incremental compensation cost is measured as the excess, if any, of the fair value of the original award immediately before its terms are modified, measured based on the share price and other pertinent factors at that date. The Company determined that there was no incremental compensation cost to be recognized.


10.   COMMITMENTS AND CONTINGENCIES

a) In September 2003 a lawsuit was filed against the Company seeking the payment of $13,623 in professional fees purported to be owing. The Company plans to vigorously defend the action. The full amount of $13,623 has been included in accounts payable and was charged to operations in fiscal 2003.

                      WHISPERING OAKS INTERNATIONAL, INC.
                              (dba BIOCUREX, INC.)
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                           (Expressed in U.S. dollars)
                  NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
                                   (unaudited)

10.   COMMITMENTS AND CONTINGENCIES (continued)

b) On April 4, 2006, the Company entered into a consulting agreement with a term of six months for consideration of 75,000 common shares. As of September 30, 2007, the Company has issued 37,500 common shares and 37,500 common shares are still owed to the consultant.

c) On April 10, 2006, the Company entered into a consulting agreement with a term of one year for consideration of 75,000 common shares. As of September 30, 2007, the Company has issued 37,500 common shares and 37,500 common shares are still owed to the consultant.


11.   SUBSEQUENT EVENT

   On October 4, 2007, the Company issued 246,710 shares of common stock pursuant to the exercise of share purchase warrants.

                       WHISPERING OAKS INTERNATIONAL, INC.
                      (A Company in the Development Stage)

                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003
                            (Expressed in US dollars)



                                TABLE OF CONTENTS
                                                                           Page
PROSPECTUS SUMMARY ................................................
RISK FACTORS ......................................................
FORWARD LOOKING STATEMENTS ........................................
COMPARATIVE SHARE DATA.............................................
MARKET FOR COMMON STOCK ...........................................
MANAGEMENT'S DISCUSSION AND ANALYSIS
     AND PLAN OF OPERATION ........................................
BUSINESS...........................................................
MANAGEMENT ........................................................
PRINCIPAL SHAREHOLDERS.............................................
SELLING SHAREHOLDERS...............................................
DESCRIPTION OF SECURITIES..........................................
LEGAL PROCEEDINGS..................................................
INDEMNIFICATION....................................................
AVAILABLE INFORMATION..............................................
FINANCIAL
STATEMENTS.........................................................

      No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by Biocurex. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered in any jurisdiction to any person to whom it is unlawful to make an offer by means of this prospectus.

                                     PART II
                     Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution.

      The following table sets forth the costs and expenses payable by Biocurex in connection with the issuance and distribution of the securities being registered. No expenses will be borne by the selling stockholders.

         SEC Filing Fee                                        $    345
         Blue Sky Fees and Expenses                               2,000
         Printing and Engraving Expenses                          1,000
         Legal Fees and Expenses                                 30,000
         Accounting Fees and Expenses                             5,000
         Miscellaneous Expenses                                   1,655
                                                              ---------

                  TOTAL                                         $40,000
                                                                =======

         All expenses other than the SEC filing fee are estimated.

Item 14. Indemnification of Officers and Directors

     Texas Corporate Law and Biocurex's Certificate of Incorporation and Bylaws provide that Biocurex may indemnify any and all of its officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in our best interest.

Item 15. Recent Sales of Unregistered Securities.

      Except as noted the Company did not pay any commissions with respect to the sale of the securities listed below.

      The Company paid commissions of $122,500 in connection with the sale of its shares on October 11, 2006.

      The Company paid sales commissions of $97,500, and paid the selling agent $25,000 for its legal fees, in connection with the sale of the convertible notes on June 29, 2007.

Common Stock
------------

      The following lists all shares issued by the Company since February 1, 2001. All per share amounts have been adjusted for a 13-for-1 forward split of the Company's common stock which was effective March 1, 2001.


                                                                                                                  Note
Name                        Date        Shares   Consideration                                                  Reference
----                        ----        ------   -------------                                                  ---------

Juan Pablo Moro            02/21/01     487,500  Shares of Lago-Star Trading, S.A.                                  A
Ricardo Javier Moro        02/21/01     487,500  Shares of Lago-Star Trading, S.A.                                  A
Rafael Moro                02/21/01     487,500  Shares of Lago-Star Trading, S.A.                                  A
Marie Isabel Moro          02/21/01     487,500  Shares of Lago- Star Trading, S.A.                                 A
Dr. Gerald Wittenberg      05/30/01     519,270  Conversion of note and accrued interest totaling $108,556          A
Stratosphere Intl.         05/30/01      37,431  Conversion of note and accrued interest totaling $74,862           A
Caymen Island Sec.         05/30/01      28,474  Conversion of note and accrued interest totaling $18,793           A
Geerd F.H. Meister         05/30/01      22,027  Conversion of note and accrued interest totaling $22,027           A
F. Servedio                05/30/01      96,741  Conversion of note and accrued interest totaling $211,605          A
432815 Ltd.                05/30/01      35,483  Conversion of note and accrued interest totaling $70,966           A
Bruce Chisholm             05/30/01      26,370  Conversion of note and accrued interest totaling $52,740           B
Allan Erlick               05/30/01      52,493  Conversion of note and accrued interest totaling $104,986          A
Dr. K. K. Ong              05/30/01     104,863  Conversion of note and accrued interest totaling $367,020          A
Nanlark Holdings Ltd.      05/30/01     155,106  Conversion of note and accrued interest totaling $310,212          A
J. Shear                   05/30/01     123,214  Conversion of note and accrued interest totaling $246,428          A
Wickham Int'l. Ltd.        05/30/01      26,178  Conversion of note and accrued interest totaling $52,356           A
Bruce Horton               05/30/01      35,607  Conversion of note and accrued interest totaling $71,214           A
Trade Tech Develop.        05/30/01      35,649  Conversion of note and accrued interest totaling $71,297           A
Festival Holdings          05/30/01      38,152  Conversion of note and accrued interest totaling $104,918          A
453863 BC Ltd.             05/30/01     104,726  Conversion of note and accrued interest totaling $209,452          A
Zalik Holdings             05/30/01      38,523  Conversion of note and accrued interest totaling $105,939          A
The Deutche Group          05/30/01      35,746  Conversion of note and accrued interest totaling $71,491           A
Eric Meyer                 05/30/01      26,003  Conversion of note and accrued interest totaling $52,007           B
Ceocast                    10/01/01      11,000  Services rendered (investor relations)                             A
Bitazol, SA                10/09/01      52,000  $5,200                                                             A
David and Margaret Segal   12/18/01      32,260  $3,226                                                             A
Bitazol, SA                01/20/02     105,313  $78,985                                                            A
Ansel Schwartz             04/01/02      77,149  Services rendered (legal services relating to patents)             B
Ron Reece                  05/17/02       7,400  Services rendered (media consultation)                             B
Claudia Gazzo              12/05/02     500,000  Conversion of note in the principal amount of $50,000              A
Alejandra Zableta          12/05/02     600,000  Conversion of note in the principal amount of $60,000              A
Gabriel Pereyra            12/05/02      19,244  Settlement of debt in the amount of $8,315                         A
Silvana Gazzo              12/05/02      30,000  Settlement of debt in the amount of $22,810                        A
Gabriel Pereyra            12/05/02     300,000  Settlement of debt in the amount of $30,000                        A
Gabriel Pereyra            12/05/02      75,000  Settlement of debt in the amount of $7,500                         A
Gabriel DeCarlo            12/05/02     325,000  Settlement of debt in the amount of $32,500                        A
Wachusett Investment       12/05/02     180,000  Settlement of debt in the amount of $18,000                        A
Brett Salter               12/06/02   1,300,000  Services rendered (investor relations)                             A
Valery Strongitharm        01/06/03     900,543  $63,038                                                            A
Dr. Ricardo Moro           01/08/03     500,000  Settlement of debt in the amount of 35,000                         A
Dr. Ricardo Moro           01/08/03     250,000  Settlement of debt in the amount of 12,000                         A
Dr. Gerald Wittenberg      01/08/03     250,000  Settlement of debt in the amount of 12,000                         A
Antonia Bold-de-Haughton   01/14/03     150,000  Settlement of debt in the amount of $21,750                        A
Phil Gold                  01/17/03     150,000  Settlement of debt in the amount of $22,500                        A
Bryan M. Dear              01/17/03     250,000  Settlement of debt in the amount of $48,750                        A
D. Bruce Horton            01/17/03     250,000  Settlement of debt in the amount of $48,750                        A
Floyd Wandler              01/17/03      75,000  Settlement of debt in the amount of $12,750                        A
TGR Group LLC              10/22/03   1,000,000  Services rendered (investor relations)                             B
Arnold Jacobs              12/24/03      50,000  $10,500                                                            B
Michael Jacobs             12/24/03     238,095  $50,000                                                            B
Michael Jacobs             01/20/04     100,000  $19,000                                                            B
Janetta Tcherkassova       03/11/04      25,000  Services rendered (research)                                       A
Lars Rudolph               03/17/04     315,790  $60,000                                                            A



                                                                                                                  Note
Name                        Date        Shares   Consideration                                                  Reference
----                        ----        ------   -------------                                                  ---------

Gabriel De Carlo           03/17/04     266,667  $40,000                                                            A
Claudia Gazzo              03/26/04     266,667  $40,000                                                            A
Michael Jacobs             03/29/04     100,000  $15,000                                                            B
Valerie Strongitharm       06/16/04     628,571  $44,000                                                            A
Lars Rudolph               06/29/04     105,263  $20,000                                                            A
Silvana Gazzo              07/06/04     183,945  $47,683                                                            A
Dr. James Birnbaum         07/20/04     500,000  $250,000                                                           B
Jan Notnaes                07/25/04      33,333  $20,000                                                            A
Michael Jacobs             08/25/04     338,095  $71,000                                                            B
Valerie Strongitharm       09/24/04     271,972  $19,038                                                            A
Openworld S.A.             12/16/04     320,600  $150,682                                                           A
Bitazol, S.A.              12/24/04     302,996  $19,520                                                            A
Wachucetts Investments     12/24/04     386,300  $70,890                                                            A
Silvana Gazzo              12/27/04      20,000  Settlement of debt in the amount of $3,068                         A
Gabriel Pereyra            12/27/04      59,616  Settlement of debt in the amount of $9,145                         A
Marie Isabel Moro          01/24/05      92,094  $32,892                                                            A
Florencia Boria            02/08/05     955,800  Conversion of note in the principal amount of $143,370             A
Arnold Jacobs              03/03/05      50,000  $10,500                                                            B
Florencia Boria            04/28/05     682,714  Conversion of note in the principal amount of $143,370             A
Zalik Holdings Ltd.        06/01/05     110,000  $110,000                                                           A
284491 BC Ltd.             06/01/05      25,000  $25,000                                                            A
Cedar Cove Inc.            05/17/05      25,000  $25,000                                                            A
Alejandra Zableta          06/10/05     600,000  Warrant exercised in the amount of $60,000                         A
Florencia Boria            02/08/05      70,643  Exercise cashless warrant totaling $54,395                         A
Javier Moro                03/23/05     213,576  Exercise cashless warrant totaling $358,808                        A
Eric Zini                  06/23/05      30,000  $22,000                                                            A
Alexandra Zini             06/23/05      30,000  $22,000                                                            A
Armand Zini                06/23/05      10,666  $5,333                                                             A
Elaine Zini                06/23/05       6,600  $3,333                                                             A
Gabliel Pereyra            01/20/06     394,244  Warrant exercised in the amount of $19,712                         A
Claudia Gazzo              01/20/06     500,000  Warrant exercised in the amount of $50,000                         A
Brain Herman               04/28/06     150,000  $75,000                                                            B
TGR Group LLC              06/14/06      25,000  Services rendered (investor relations)                             B
Khushnaseeb Ventures LLC   07/10/06     110,000  $77,000                                                            B
Bruce Chisholm             07/10/06     150,000  $75,000                                                            B
Outcast Inc.               07/10/06      37,500  Services rendered (investor relations)                             B
Inavest Inc.               07/10/06      37,500  Services rendered (investor relations)                             B
TGR Group LLC              09/07/06     100,000  Services rendered (investor relations)                             B
Gabiel Pereyra             09/07/06     590,909  Conversion of note in the principal amount of $65,000              A
Wachusetts S.A.            09/07/06     343,833  Conversion of note in the principal amount of $61,890              A
Bitazol                    09/07/06     233,092  Conversion of note in the principal amount of $11,655              A
Chris Manning              10/11/06     300,000  $150,000                                                           B
Jack Manning               10/11/06     460,000  $230,000                                                           B
Gary Elliston              10/11/06     600,000  $300,000                                                           B
Tod Suddleson              10/11/06      40,000  $20,000                                                            B
R. Thamm                   10/11/06      40,000  $20,000                                                            B
J&M Roach                  10/11/06      50,000  $25,000                                                            B
JJ Moore                   10/11/06      20,000  $10,000                                                            B
N. Baldo                   10/11/06     100,000  $50,000                                                            B
J. Moore                   10/11/06      30,000  $15,000                                                            B
J. Boutwell                10/11/06      40,000  $20,000                                                            B
P. Hamilton                10/11/06      75,000  $37,500                                                            B
D. Clark                   10/11/06     100,000  $50,000                                                            B



                                                                                                                  Note
Name                        Date        Shares   Consideration                                                  Reference
----                        ----        ------   -------------                                                  ---------

F. Benavente               10/11/06      20,000  $10,000                                                            B
G. Lanier                  10/11/06      80,000  $40,000                                                            B
G. Elliston                10/11/06     400,000  $200,000                                                           B
C. Holloway                10/11/06      60,000  $30,000                                                            B
Gus Lanier                 10/11/06      40,000  $20,000                                                            B
Onyx Consulting Group      10/26/06     225,000  Services rendered (investor relations)                             B
Dipatan Sarkar             06/11/07     220,000  $99,000                                                            B
Rajan Vaz                  06/11/07      35,000  $15,750                                                            B
Venkat Ravilla             06/11/07      23,256  $10,465                                                            B
Gabriel de Carlo           06/19/07     266,667  Warrant exercised in the amount of $40,000                         A
Claudio Gazzo              06/19/07     266,667  Warrant exercised in the amount of $45,333                         A



A. These shares were all issued to non-U.S. persons who reside outside of the United States. The negotiations and agreements relating to the issuance of these shares were made by Biocurex's officers (who were all Canadian citizens) from Biocurex's offices in British Columbia. The shares were restricted from resale in the public markets for a period of one year from the date of their issuance. During the one year period following the date of their issuance none of these shares were transferred. Any sales of these securities were made in accordance with Rule 144 of the Securities and Exchange Commission. Although these shares were not technically issued in accordance with Regulation S, these shares were nevertheless exempt from the registration requirements of the Securities Act of 1933 by virtue of Release 4708, which was the predecessor to Regulation S.

B. Biocurex relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 with respect to the issuance of these shares. The persons who acquired these shares were sophisticated investors. Each person had access to the same kind of information that would be available in a registration statement, including information available on the website maintained by the Securities and Exchange Commission. The persons who acquired these shares acquired the shares for their own accounts. The certificates representing the shares of common stock bear legends stating that the shares may not be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act of 1933, or pursuant to an applicable exemption from registration. The shares are "restricted" securities as defined in Rule 144 of the Securities and Exchange Commission.

Convertible Notes and Warrants
------------------------------

    In 2003 Biocurex sold convertible notes to private investors. The notes bear interest at 5% per year and are due and payable five years from the respective dates of the notes. The note holders also received warrants to purchase shares of Biocurex's common stock. The warrants expire at various dates prior to November 30, 2008. Each note may, at the option of the holder, be converted at any time into shares of Biocurex's common stock. The number of shares to be issued upon the conversion of any note is equal in number to the amount determined by dividing the principal amount to be converted by the Conversion Price. The Conversion Price was separately negotiated for each note and ranges between $0.05 and $0.23. The names of the holders of the notes, the amount purchased by each person, and the terms of the warrants issued to the note holders are shown below:

                                                            Warrants Acquired
                                       Principal Amount  Shares        Exercise
Date of Note   Note Holder                of Note        Issuable        Price
------------   -----------             ---------------   --------      --------
                                             ($)

Jan. 17, 2003  Bitazol, S.A.                11,655        145,683       $0.08
                                                          233,092 (2)   $0.05

Feb. 25, 2003  Marie Isabel Moro            25,000         65,789       $0.38
                                                          108,695 (2)   $0.25

Feb. 27, 2003  Florencia Borio              53,000 (1)    139,474       $0.38

Mar. 06, 2003  Silvana Gazzo                46,183        153,943       $0.30
                                                          256,571 (2)   $0.20
Mar. 14, 2003 Waschusetts Investments S.A.  61,890        206,300       $0.30
                                                          343,833 (2)   $0.20

Mar. 24, 2003  Javier Moro                  81,871        272,903       $0.30
                                                          454,839 (2)   $0.20

Mar. 27, 2003  Marie Isabel Moro             7,892         26,305       $0.30
                                                           43,842 (2)   $0.20

April 11, 2003 Florencia Borio             143,370 (3)    682,714       $0.21
                                                          955,800 (2)   $0.17

Oct. 10, 2003  Gabriel Pereya               65,070        541,666       $0.12
                                                          590,909 (2)   $0.12

Nov. 11, 2003  Marie Isabel Moro            33,883        199,311       $0.17
                                                          211,768 (2)   $0.18

     The Company relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 with respect to the sale of the notes and warrants. The persons who acquired these securities had access to the same kind of information that would be available in a registration statement, including information concerning the Company which is available on the website maintained by the Securities and Exchange Commission. The persons who acquired these securities acquired the securities for their own accounts. The convertible notes and warrants and the shares issuable upon the conversion of the notes or the exercise of the warrants are "restricted" securities as defined in Rule 144 of the Securities and Exchange Commission.

(1)  Note was repaid in April 2003.
(2)  Warrants are only exercisable if note is converted.
(3)  Note was converted into 955,800 shares of common stock in February 2005.

     On June 29, 2007, the Company sold convertible notes, plus warrants, to two private investors for $3,000,000. The notes bear interest annually at a rate of prime (as adjusted monthly on the first business day of each month) plus 2.75% per year. The notes are due and payable on June 29, 2010 and are secured by substantially all of the Company's assets. The warrants allow the holders to purchase up to 3,500,000 shares of the Company's common stock at a price of $0.60 per share at any time after June 29, 2007. The names of the holders of the notes and warrants, the amount purchased by each investor, and the terms of the warrants are shown below:

                                    Principal Amount     Shares Issuable Upon
                                        of Note          Exercise of Warrants
                                    ----------------     --------------------

         Camofi Master LOC            $2,400,000             2,800,000
         Camhzen Master LOC           $  600,000               700,000

      Pursuant to the terms of a consulting agreement with J.P. Turner & Company, LLC the Company, for its services in connection with the sale of the notes and warrants, issued J.P. Turner warrants to purchase 468,750 shares of the Company's common stock. The warrants are exercisable at a price of $0.60 per share and expire on June 30, 2012. J.P. Turner subsequently assigned these warrants to Patrick Power and Michael Rose, both employees of J.P. Turner.

      The Company relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 with respect to the sale of the notes and warrants. The persons who acquired these securities had access to the same kind of information that would be available in a registration statement, including information concerning the Company which is available on the website maintained by the Securities and Exchange Commission. The persons who acquired these securities acquired the securities for their own accounts. The convertible notes and warrants are "restricted" securities as defined in Rule 144 of the Securities and Exchange Commission.

Warrants
--------

      The following lists all other warrants issued by the Company since October 2001.

                                  Shares On
Date            Name of            Issuable    Exercise                 Note
of Issue    Warrant Holder         Exercise      Price   Expiration  Reference
--------    --------------        ---------    --------  ----------  ---------

10/29/2001  Bitazol S.A.            52,000       $1.25    10/30/03       A
12/18/2001  D & M Segal             32,600       $1.25    12/31/03       B
12/18/2001  Gerald Wittenberg      252,278       $0.05    12/31/06       A
01/20/2002  Bitazol S.A.           105,313       $0.05    01/21/04       A
01/21/2002  Michael Jacobs         100,000       $0.50    01/21/04       B
03/15/2002  Sarnco Inc.            100,000       $0.50    03/15/05       A
03/15/2002  Sarnco Inc.            100,000       $1.00    03/15/05       A
12/05/2002  Claudia Gazzo          500,000       $0.10    12/05/05       A
12/05/2002  Alejandra Zableta      600,000       $0.10    12/05/05       A
12/05/2002  Gabriel Pereira         19,244       $0.05    12/05/05       A
12/05/2002  Gabriel Pereira         75,000       $0.05    12/05/05       A
12/05/2002  Gabriel Pereira        300,000       $0.05    12/05/05       A
12/05/2002  Sylvana Gazzo           30,000       $0.05    12/05/05       A

                                  Shares On
Date            Name of            Issuable    Exercise                 Note
of Issue    Warrant Holder         Exercise      Price   Expiration  Reference
--------    --------------        ---------    --------  ----------  ---------

12/05/2002  Wachusetts Investments 180,000       $0.05    12/05/05       A
12/05/2002  Gabriel de Carlo       325,000       $0.05    12/05/05       A
01/06/2003  Valery Agnes Strongitharm900,543     $0.07    12/05/05       A
01/15/2003  Gerald Wittenberg    1,275,000       $0.08    01/15/08       A
03/10/2004  Gerard Viegas          250,000       $1.00    05/10/04       A
03/17/2004  Gabriel de Carlo       266,667       $0.15    03/31/07       A
03/17/2004  Lars Rudolph           315,790       $0.19    03/31/09       A
03/26/2004  Claudio Gazzo          266,667       $0.17    03/31/07       A
05/18/2004  Arnold Jacobs           50,000       $0.21    11/25/06       B
05/18/2004  Michael Jacobs         238,095       $0.21    11/25/06       B
05/18/2005  Michael Jacobs         100,000       $0.21    01/20/07       B
07/20/2004  James Birnbaum         500,000       $1.01    07/15/06       B
07/28/2004  Jan Notnes              33,333       $1.04    07/31/06       A
12/16/2004  Openworld S.A.         160,300       $0.70    12/19/06       A
06/01/2005  Zalik Holdings Ltd.    110,000       $2.00    06/30/07       A
06/01/2005  Zalik Holdings Ltd.    110,000       $3.25    08/23/07       A
06/01/2005  284491 BC Ltd.          25,000       $2.00    06/30/07       A
06/01/2005  284491 BC Ltd.          25,000       $3.25    08/23/07       A
05/17/2005  Cedar Cove Inc.         25,000       $2.00    06/30/07       A
05/17/2005  Cedar Cove Inc.         25,000       $3.25    08/23/07       A
09/08/2005  JP Turner Partnres     250,000       $0.01    09/08/08       B
06/26/2005  Eliane Zini              3,333       $1.10    06/30/07       A
06/25/2005  Armand Zini              5,333       $1.10    06/30/07       A
06/24/2005  Alexandra Zini          15,000       $1.10    06/30/07       A
06/23/2005  Eric Zini               15,000       $1.10    06/30/07       A
02/08/2005  Florencia Borio        955,800       $0.17    03/09/10       A
03/31/2006  Dr. Brian Herman       150,000       $0.80    04/15/08       B
03/31/2006  Dr. Bruce Chisolm      150,000       $0.80    04/15/08       B
04/26/2006  KhushNaseeb Ventures   110,000       $1.00    04/15/08       B
07/07/2006  Bitazol S. A.          233,092       $0.055   07/07/11       A
07/07/2006  Wachusetts S.A.        343,833       $0.20    07/07/11       A
07/19/2006  Gabriel Pereyra        590,909       $0.12    07/19/11       A
08/31/2006  Chris Manning          300,000       $0.90    09/01/08       B
08/31/2006  Jack Manning           460,000       $0.90    09/01/08       B
08/31/2006  Gary Elliston          600,000       $0.90    09/01/08       B
09/01/2006  Tod Suddleson           40,000       $0.90    09/01/08       B
09/07/2006  R. Thamm                40,000       $0.90    09/01/08       B
09/08/2006  J&M Roach               50,000       $0.90    09/01/08       B
09/01/2006  JJ Moore                20,000       $0.90    09/01/08       B
09/08/2006  N. Baldo               100,000       $0.90    09/01/08       B
09/01/2006  J. Moore                30,000       $0.90    09/01/08       B
09/07/2006  J. Boutwell             40,000       $0.90    09/01/08       B
09/11/2006  P. Hamilton             75,000       $0.90    09/01/08       B
09/12/2006  D. Clark               100,000       $0.90    09/01/08       B
09/11/2006  F. Benavente            20,000       $0.90    09/01/08       B
09/11/2006  G. Lanier               80,000       $0.90    09/01/08       B
09/01/2006  G. Elliston            400,000       $0.90    09/01/08       B

                                  Shares On
Date            Name of            Issuable    Exercise                 Note
of Issue    Warrant Holder         Exercise      Price   Expiration  Reference
--------    --------------        ---------    --------  ----------  ---------

09/08/2006  C. Holloway             60,000       $0.90    09/01/08       B
09/12/2006  Gus Lanier              40,000       $0.90    09/01/08       B
10/20/2006  Onyx Consulting Group. 150,000       $0.85    10/23/08       B
04/06/2007  Dipatan Sarkar         220,000       $0.66    04/06/09       B
04/27/2007  Rajan Vaz               35,000       $0.66    04/30/09       B
06/04/2007  Venkat Ravilla          23,256       $0.68    05/31/09       B
07/17/2007  Crystal Research
            Associates LLC         100,000       $0.60    07/17/09       B

A. These warrants were all issued to non-U.S. persons who reside outside of the United States. The negotiations and agreements relating to the issuance of these warrants were made by Biocurex's officers (who were all Canadian citizens) from Biocurex's offices in British Columbia. The warrants were restricted from resale in the public markets. None of these warrants were transferred. Although these warrants were not technically issued in accordance with Regulation S, these warrants were nevertheless exempt from the registration requirements of the Securities Act of 1933 by virtue of Release 4708, which was the predecessor to Regulation S.

B. Biocurex relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 with respect to the issuance of these warrants. The persons who acquired these warrants were sophisticated investors. Each person had access to the same kind of information that would be available in a registration statement, including information available on the website maintained by the Securities and Exchange Commission. The persons who acquired these warrants acquired the warrants for their own accounts.

Item 16. Exhibits and Financial Statement Schedules

The following Exhibits are filed with this Registration Statement:

Exhibit
Number  Exhibit Name                      Page Number
------- ------------                      -----------

3.1     Certificate of Incorporation      Incorporated by reference to Exhibit
                                          3.1 to Biocurex's Registration
                                          Statement on Form 10-SB.

3.2     Bylaws                            Incorporated by reference to Exhibit
                                          3.2 to Registration Statement on Form
                                          10-SB.

4.1     Non-Qualified Stock Option Plan   Incorporated by reference to Exhibit
                                          4.1 of Biocurex's Registration
                                          Statement on Form S-8 (Commission File
                                          No. 333-103259).

4.2     Stock Bonus Plan                  Incorporated by reference to Exhibit
                                          4.2 of Biocurex's Registration
                                          Statement on Form S-8 (Commission File
                                          No. 333-103529).

5       Opinion of Counsel
                                          ---------------------------------

10.1    Asset Purchase Agreement          Incorporated  by  reference to Exhibit
        relating to the acquisition       10.2 to the Company's report on Form
        of Lagostar Trading S.A.          8-K dated February 20, 2001.

10.2    Asset Purchase Agreement with     Incorporated by reference to Exhibit
        Curex Technologies, Inc.          10.2 to Biocurex's report on From
                                          10-KSB for the year ended December 31,
                                          2001.

10.3    Securities Purchase Agreement     Incorporated by reference to Exhibit
        (together with schedule           10 filed with the Company's 8-K report
        required by Instruction 2 to      of dated June 29, 2007.
        Item 601 Regulation S-K)
        pertaining to Series K notes and
        warrants, together with the
        following exhibits to the
        Securities Purchase Agreement:
        A) Convertible Notes; B) Warrants;
        C) Security Agreement; and
        D) Registration Rights Agreement


10.4    License Agreement with Abbott
        Laboratories (portions of Exhibit
        10.4 have been omitted pursuant to
        a request for confidential treatment)            *
                                          ---------------------------------


23.1    Consent of Attorneys
                                          ---------------------------------

23.2    Consent of Accountants
                                          ---------------------------------


*   Previously filed


Item 17. Undertakings

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section l0 (a)(3) of the Securities Act:

            (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act of l933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Richmond, Province of British Columbia.

                                    WHISPERING OAKS INTERNATIONAL, INC.




Date:  February 13, 2008          By:    /s/ Dr. Ricardo Moro
                                         -------------------------------------
                                         Dr. Ricardo Moro, President and
                                         Chief Executive Officer


Date:  February 13, 2008          By:    /s/ Dr. Gerald Wittenberg
                                         -------------------------------------
                                         Dr. Gerald Wittenberg,
                                         Principal Financial and Accounting
                                         Officer


         Pursuant to the requirements of the Securities Act of l933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                            Title                    Date


/s/ Dr. Ricardo Moro                Director               February 13, 2008
-------------------------
Dr. Ricardo Moro



/s/ Dr. Gerald Wittenberg           Director               February 13, 2008
-------------------------
Dr. Gerald Wittenberg



                                    Director
-------------------------
Phil Gold

                       WHISPERING OAKS INTERNATIONAL, INC.

                                    FORM S-1


                                 AMENDMENT NO. 3


                                    EXHIBITS